           INFORMATION IN THESE MATERIALS MAY BE AMENDED OR COMPLETED
                      PRIOR TO SALE, DATED APRIL 30, 2007.

                      STRUCTURAL AND COLLATERAL INFORMATION

                                 $5,399,751,000
                                  (APPROXIMATE)

                  WACHOVIA COMMERCIAL MORTGAGE SECURITIES, INC.
                                    DEPOSITOR

                     WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                  CLASSES A-1, A-2, A-3, A-PB, A-4, A-5, A-1A,
                           A-M, A-J, B, C, D, E AND F

--------------------------------------------------------------------------------
                                 SERIES 2007-C31
--------------------------------------------------------------------------------

                                 APRIL 30, 2007

                                    Sponsors

                       WACHOVIA BANK, NATIONAL ASSOCIATION
                          NOMURA CREDIT & CAPITAL, INC.
                        BARCLAYS CAPITAL REAL ESTATE INC.

                                 Master Servicer
                       WACHOVIA BANK, NATIONAL ASSOCIATION

                                Special Servicer
                               LNR PARTNERS, INC.

[LOGO OMITTED] WACHOVIA SECURITIES                 [LOGO OMITTED]  BARCLAYS
                                                                   CAPITAL

CREDIT SUISSE                                               GOLDMAN, SACHS & CO.

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

                                TABLE OF CONTENTS

Transaction Structure
  Transaction Terms.......................................................    3
  Structure Overview......................................................    8

Mortgage Pool Characteristics as of the Cut-Off Date

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31

--------------------------------------------------------------------------------

TRANSACTION STRUCTURE
--------------------------------------------------------------------------------

TRANSACTION TERMS
--------------------------------------------------------------------------------

      NOTE: CAPITALIZED TERMS USED BUT NOT OTHERWISE DEFINED HEREIN HAVE THE
      MEANINGS ASCRIBED TO THEM IN THE PROSPECTUS SUPPLEMENT, DATED APRIL 30,
      2007.

ISSUE TYPE                           Sequential pay REMIC. Class A-1, Class A-2, Class A-3,
                                     Class A-PB, Class A-4, Class A-5, Class A-1A,
                                     Class A-M, Class A-J, Class B, Class C, Class D, Class
                                     E and Class F Certificates (the "Offered Certificates")
                                     are offered publicly. All other Certificates will be
                                     privately placed.

CUT-OFF DATE                         All Mortgage Loan characteristics are based on balances
                                     as of the Cut-Off Date, which is May 1, 2007, with
                                     respect to 36 Mortgage Loans, May 5, 2007, with respect
                                     to 1 Mortgage Loan, May 6, 2007, with respect to 4
                                     Mortgage Loans, May 7, 2007, with respect to 1 Mortgage
                                     Loan, May 8, 2007, with respect to 1 Mortgage
                                     Loan, May 10, 2007, with respect to 1 Mortgage Loan,
                                     and May 11, 2007, with respect to 145 Mortgage
                                     Loans. All percentages presented herein are
                                     approximate.

MORTGAGE POOL                        The Mortgage Pool consists of 189 Mortgage Loans (the
                                     "Mortgage Loans") with an aggregate principal balance as
                                     of the Cut-Off Date of $5,845,468,231 (the "Cut-Off Date
                                     Pool Balance"), subject to a variance of plus or minus 5%.
                                     The Mortgage Loans are secured by 266 properties (the
                                     "Mortgaged Properties") located throughout 35 states and
                                     the District of Columbia. The Mortgage Pool will be deemed to consist of 2 loan groups ("Loan Group 1" and "Loan
                                     Group 2" and, together, the "Loan Groups"). Loan Group 1
                                     will consist of (i) all of the Mortgage Loans that are not secured by Mortgaged Properties that are multifamily or
                                     mobile home park properties and (ii) 3 Mortgage Loans that are secured by Mortgaged Properties that are multifamily
                                     or mobile home park properties, collectively, with an
                                     aggregate principal balance as of the Cut-Off Date of
                                     $4,517,838,123 (the "Cut-Off Date Group 1 Balance"). Loan
                                     Group 2 will consist of 64 Mortgage Loans that are secured by Mortgaged Properties that are multifamily or mobile
                                     home park properties with an aggregate principal balance
                                     as of the Cut-Off Date of $1,327,630,108 (the "Cut-Off
                                     Date Group 2 Balance").

DEPOSITOR                            Wachovia Commercial Mortgage Securities, Inc.

UNDERWRITERS                         Wachovia Capital Markets, LLC, Barclays Capital Inc.,
                                     Credit Suisse Securities (USA) LLC and Goldman, Sachs &
                                     Co. It is intended that Wachovia Securities International
                                     Limited will act as a member of the selling group on
                                     behalf of Wachovia Capital Markets, LLC and may sell
                                     Offered Certificates on behalf of Wachovia Capital
                                     Markets, LLC in certain jurisdictions.

MORTGAGE LOAN SELLERS                Wachovia Bank, National Association ("Wachovia"),
  AND SPONSORS                       Nomura Credit & Capital, Inc. ("Nomura") and Barclays
                                     Capital Real Estate Inc. ("BCRE").

                                             NUMBER OF          AGGREGATE           PERCENTAGE OF
                                             MORTGAGE          CUT-OFF DATE         CUT-OFF DATE
MORTGAGE LOAN SELLER                           LOANS             BALANCE            POOL BALANCE
--------------------                         ---------         ------------         -------------

Wachovia Bank, National Association             112            $4,136,224,533              70.8%
Nomura Credit & Capital, Inc.                    43               889,016,935              15.2
Barclays Capital Real Estate Inc.                34               820,226,763              14.0
                                               -----           --------------            ------
TOTAL                                           189            $5,845,468,231             100.0%
-----                                          =====           ==============            ======

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                            BARCLAYS CAPITAL

   CREDIT SUISSE                                       GOLDMAN, SACHS & CO.

                                        3

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31
--------------------------------------------------------------------------------

TRANSACTION TERMS
--------------------------------------------------------------------------------

TRUSTEE                                 Wells Fargo Bank, N.A.

MASTER SERVICER                         Wachovia Bank, National Association

SPECIAL SERVICER                        LNR Partners, Inc.

RATING AGENCIES                         Moody's Investors Service, Inc. ("Moody's") and
                                        Standard & Poor's Ratings Services, a division of The
                                        McGraw-Hill Companies Inc. ("S&P").

DENOMINATIONS                           $10,000 minimum for the Offered Certificates.

CLOSING DATE                            On or about May 23, 2007.

SETTLEMENT TERMS                        Book-entry through DTC for all Offered Certificates.

DISTRIBUTION DATE                       The fourth business day following the related
                                        Determination Date, commencing in June 2007.

DETERMINATION DATE                      The 11th day of each month, or if such 11th day is not
                                        a business day, the next succeeding business day,
                                        commencing, with respect to the Offered Certificates,
                                        in June 2007.

INTEREST DISTRIBUTIONS                  Each Class of Offered Certificates will be entitled on
                                        each Distribution Date to interest accrued at its
                                        Pass-Through Rate for such Distribution Date on the
                                        outstanding Certificate Balance or Notional Amount of such
                                        Class. Interest will be distributed on each Distribution
                                        Date in sequential order of Class designations with the
                                        Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4,
                                        Class A-5, Class A-1A, Class X-P, Class X-C and Class X-W
                                        Certificates and the Class A-5FL Regular Interest ranking
                                        pari passu in entitlement to interest. The Offered
                                        Certificates will accrue interest on the basis of a
                                        360-day year consisting of twelve 30-day months.

                                        The interest accrual period with respect to any Distribution
                                        Date and any Class of Offered Certificates is the calendar month preceding the month in which the Distribution Date
                                        occurs.

PRINCIPAL DISTRIBUTIONS                 Principal will be distributed on each Distribution Date in accordance with the priorities set forth in "DESCRIPTION OF
                                        THE CERTIFICATES--Distributions" in the free writing
                                        prospectus, dated April 30, 2007 (the "Prospectus
                                        Supplement"). Generally, the Class A-1, Class A-2, Class
                                        A-3, Class A-PB, Class A-4 and Class A-5 Certificates and
                                        the Class A-5FL Regular Interest will only be entitled to
                                        receive distributions of principal collected or advanced in respect of Mortgage Loans in Loan Group 1 until the
                                        Certificate Balance of the Class A-1A Certificates has been reduced to zero, and the Class A-1A Certificates will only be entitled to receive distributions of principal collected or advanced in respect of Mortgage Loans in Loan Group 2
                                        until the Certificate Balances of the Class A-5 Certificates and the Class A-5FL Regular Interest have been reduced to
                                        zero. If, due to losses, the Certificate Balances of the
                                        Class A-M, Class A-J and Class B through Class S
                                        Certificates and the Class A-MFL and Class A-JFL Regular
                                        Interests are reduced to zero, but any two or more of the
                                        Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4,
                                        Class A-5 and Class A-1A Certificates and the Class A-5FL
                                        Regular Interest remain outstanding, payments of principal
                                        (other than distributions of principal otherwise allocable to reduce the Certificate Balance of the Class A-PB
                                        Certificates to its planned principal amount) to the Class
                                        A-1, Class A-2, Class A-3, Class A-PB, Class A-4, Class A-5
                                        and Class A-1A Certificates and the Class A-5FL Regular
                                        Interest will be made on a pro rata basis.

LOSSES                                  Realized Losses and Additional Trust Fund Expenses, if any,
                                        will be allocated to the Class S, Class Q, Class P, Class O,
                                        Class N, Class M, Class L, Class K, Class J, Class H, Class
                                        G, Class F, Class E, Class D, Class C, Class B Certificates,
                                        in that order, and then, pro rata, to the Class A-J and
                                        Class A-JFL Certificates, and then pro rata, to the Class
                                        A-M and Class A-MFL Certificates, and then, pro rata, to the
                                        Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4,
                                        Class A-5 and Class A-1A Certificates and the Class A-5FL
                                        Regular Interest.

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                            BARCLAYS CAPITAL

   CREDIT SUISSE                                         GOLDMAN, SACHS & CO.

                                        4

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31
--------------------------------------------------------------------------------

TRANSACTION TERMS
--------------------------------------------------------------------------------

PREPAYMENT PREMIUMS                  Any Prepayment Premiums or Yield Maintenance Charges
  AND YIELD MAINTENANCE              actually collected on a Mortgage Loan during the
  CHARGES                            related collection period in which the prepayment
                                     occurred will be distributed to Certificateholders on
                                     the related Distribution Date following the collection
                                     period in which the prepayment occurred. Generally, the
                                     Class A-1, Class A-2, Class A-3, Class A-PB, Class A-4 and
                                     Class A-5 Certificates and the Class A-5FL Regular
                                     Interest will only be entitled to receive distributions of
                                     Prepayment Premiums or Yield Maintenance Charges in
                                     respect of Mortgage Loans in Loan Group 1 until the
                                     Certificate Balance of the Class A-1A Certificates has
                                     been reduced to zero, and the Class A-1A Certificates will only be entitled to receive distributions of Prepayment
                                     Premiums or Yield Maintenance Charges in respect of
                                     Mortgage Loans in Loan Group 2 until the Certificate
                                     Balances of the Class A-5 Certificates and the Class A-5FL
                                     Regular Interest have been reduced to zero. On each
                                     Distribution Date, the holders of each Class of Offered
                                     Certificates and the Class G, Class H, Class J and Class K
                                     Certificates then entitled to principal distributions will be entitled to a portion of Prepayment Premiums or Yield
                                     Maintenance Charges equal to the product of (a) the amount of such Prepayment Premiums or Yield Maintenance Charges,
                                     multiplied by (b) a fraction, the numerator of which is
                                     equal to the excess, if any, of the Pass-Through Rate of
                                     such Class of Certificates over the relevant Discount
                                     Rate, and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the prepaid Mortgage Loan
                                     over the relevant Discount Rate, multiplied by (c) a
                                     fraction, the numerator of which is equal to the amount of principal distributable on such Class of Certificates on
                                     such Distribution Date, and the denominator of which is
                                     the Principal Distribution Amount for such Distribution
                                     Date.

                                     The portion, if any, of the Prepayment Premiums or Yield
                                     Maintenance Charges remaining after any payments described above will be distributed as follows (a) on or before the
                                     Distribution Date in May 2014, [ ]% to the holders of the
                                     Class X-P Certificates, [ ]% to the holders of the Class
                                     X-C Certificates and [ ]% to the holders of the Class X-W
                                     Certificates and (b) thereafter, [ ]% to the holders of
                                     the Class X-C Certificates and [ ]% to the holders of the
                                     Class X-W Certificates.

NON-SERVICED LOANS                   The Five Times Square Loan, the Beacon D.C. & Seattle
                                     Pool Loan, the 666 Fifth Avenue Loan and the Peter
                                     Cooper Village & Stuyvesant Town Loan will each be
                                     serviced pursuant to the pooling and servicing
                                     agreement relating to other transactions. See
                                     "SERVICING OF THE MORTGAGE LOANS--Servicing of the
                                     Five Times Square Loan and the Peter Cooper Village &
                                     Stuyvesant Town Loan", "--Servicing of the Beacon
                                     D.C. & Seattle Pool Loan" and "--Servicing of the 666
                                     Fifth Avenue Loan" in the Prospectus Supplement.

ADVANCES                             The Master Servicer, and if the Master Servicer fails to
                                     do so, the Trustee, will be obligated to make P&I Advances and Servicing Advances, including delinquent property
                                     taxes and insurance, on the Mortgage Loans (with respect
                                     to all Advances, other than with respect to the Five Times
                                     Square Loan and the Peter Cooper Village & Stuyvesant Town
                                     Loan and with respect to Servicing Advances only, the
                                     Beacon D.C. & Seattle Pool Loan and the 666 Fifth Avenue
                                     Loan), but only to the extent that such Advances are not
                                     deemed non-recoverable and, in the case of P&I Advances,
                                     subject to any Appraisal Reductions that may occur. With
                                     respect to the Five Times Square Loan and the Peter Cooper
                                     Village & Stuyvesant Town Loan, P&I Advances and Servicing
                                     Advances will generally be made by the 2007-C30 Master
                                     Servicer. If the 2007-C30 Master Servicer fails to make
                                     any P&I Advance that it is otherwise required to make, the
                                     Master Servicer under the Pooling and Servicing Agreement
                                     will make such P&I Advance. With respect to the Beacon
                                     D.C. & Seattle Pool Loan, Servicing Advances will
                                     generally be made by the Morgan Stanley Capital I Trust
                                     2007-IQ14 Master Servicer. The Master Servicer under the
                                     Pooling and Servicing Agreement will make P&I Advances
                                     with respect to the Beacon D.C. & Seattle Pool Loan. With
                                     respect to the 666 Fifth Avenue Loan, Servicing Advances
                                     will generally be made by the applicable GE Commercial
                                     Mortgage Corporation 2007-C1 Master Servicer. The Master
                                     Servicer under the Pooling and Servicing Agreement will
                                     make P&I Advances with respect to the 666 Fifth Avenue
                                     Loan.

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                            BARCLAYS CAPITAL

   CREDIT SUISSE                                         GOLDMAN, SACHS & CO.

                                        5

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31
--------------------------------------------------------------------------------

TRANSACTION TERMS
--------------------------------------------------------------------------------

APPRAISAL REDUCTIONS                 An appraisal reduction generally will be created in the
                                     amount, if any, by which the principal balance of a
                                     Required Appraisal Loan (plus other amounts overdue or
                                     advanced in connection with such loan) exceeds 90% of the
                                     appraised value of the related Mortgaged Property plus all escrows and reserves (including letters of credit) held
                                     with respect to the Mortgage Loan. As a result of
                                     calculating an Appraisal Reduction Amount for a given
                                     Mortgage Loan, the P&I Advance for such Mortgage Loan will be reduced, which will have the effect of reducing the
                                     amount of interest available for distribution to the
                                     Subordinate Certificates in reverse order of priority of
                                     the Classes. An Appraisal Reduction will be reduced to
                                     zero as of the date the related Mortgage Loan has been
                                     brought current for at least three consecutive months,
                                     paid in full, liquidated, repurchased or otherwise
                                     disposed.

OPTIONAL TERMINATION                 The Master Servicer, the Special Servicer and certain
                                     Certificateholders will have the option to terminate the
                                     Trust Fund in whole, but not in part, and purchase the
                                     remaining assets of the Trust Fund on or after the
                                     Distribution Date on which the Stated Principal Balance of the Mortgage Loans then outstanding is less than 1% of the
                                     Cut-Off Date Pool Balance. Such purchase price will
                                     generally be at a price equal to the unpaid aggregate
                                     principal balance of the Mortgage Loans (or fair market
                                     value in the case of REO Properties), plus accrued and
                                     unpaid interest and certain other additional trust fund
                                     expenses.

                                     The Trust Fund may also be terminated under certain
                                     circumstances when the Offered Certificates have been paid in full and the remaining outstanding Certificates (other
                                     than the Class Z Certificates, Class R-I Certificates and
                                     Class R-II Certificates) are held by a single
                                     Certificateholder.

CONTROLLING CLASS                    The Class of Sequential Pay Certificates (a) which bears
                                     the latest alphabetical Class designation and (b) the
                                     Certificate Balance of which is greater than 25% of its
                                     original Certificate Balance; provided, however, if no
                                     Class of Sequential Pay Certificates satisfies clause (b)
                                     above, the Controlling Class shall be the outstanding
                                     Class of Sequential Pay Certificates bearing the latest
                                     alphabetical Class designation.

CONTROLLING CLASS                    The representative appointed by the holder of the
  REPRESENTATIVE                     majority of the Class Principal Balance of the Controlling
                                     Class. In addition, the holders of the Companion Loans may have the ability to exercise some or all of the rights of
                                     the Controlling Class and the Controlling Class
                                     Representative. See "SERVICING OF THE MORTGAGE LOANS--The
                                     Controlling Class Representative" in the Prospectus
                                     Supplement for more information.

ERISA                                The Offered Certificates are expected to be ERISA
                                     eligible.

SMMEA                                The Offered Certificates are not expected to be
                                     "mortgage-related securities" for the purposes of SMMEA.

TAX                                  The Offered Certificates will be treated as regular
                                     interests in a REMIC.

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                            BARCLAYS CAPITAL

   CREDIT SUISSE                                         GOLDMAN, SACHS & CO.

                                        6

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31
--------------------------------------------------------------------------------

TRANSACTION TERMS
--------------------------------------------------------------------------------

            WACHOVIA CAPITAL MARKETS, LLC             BARCLAYS CAPITAL INC.

            Charles Culbreth                          Haejin Baek
            (704) 383-7716 (Phone)                    (212) 412-1863 (Phone)
            (704) 715-0066 (Fax)                      (212) 412-7489 (Fax)

            Bill White                                Brian Dixon
            (704) 715-8440 (Phone)                    (212) 412-2663 (Phone)
            (704) 715-1214 (Fax)                      (212) 412-7305 (Fax)

            Chris Campbell                            Craig Leonard
            (704) 715-8440 (Phone)                    (212) 412-2663 (Phone)
            (704) 715-1214 (Fax)                      (212) 412-7305 (Fax)

                                                      Sang Yu
                                                      (212) 412-3685 (Phone)
                                                      (212) 412-1678 (Fax)

            CREDIT SUISSE SECURITIES (USA) LLC        GOLDMAN, SACHS & CO.

            Barry Polen                               Anthony Kim
            (212) 325-3295 (Phone)                    (212) 357-7160 (Phone)
            (212) 325-8104 (Fax)                      (212) 903-1691 (Fax)

            Chris Anderson                            Scott Walter
            (212) 325-3295 (Phone)                    (212) 357-8910 (Phone)
            (212) 743-4790 (Fax)                      (212) 902-1691 (Fax)

            Andrew Winer                              Mitch Resnick
            (212) 325-3295 (Phone)                    +44-20-7774-3068 (Phone)
            (212) 743-4521 (Fax)                      +44-20-75520-0990 (Fax)

            Reese Mason                               Omar Chaudhary
            (212) 538-8661 (Phone)                    +81-3-6437-7198 (Phone)
            (212) 743-5227 (Fax)                      +81-3-6437-1200 (Fax)

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL

   CREDIT SUISSE                                         GOLDMAN, SACHS & CO.

                                        7

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31
--------------------------------------------------------------------------------

STRUCTURE OVERVIEW
--------------------------------------------------------------------------------
OFFERED CERTIFICATES

             EXPECTED                           APPROX.                                                   ASSUMED
            RATINGS(1)                           % OF        APPROX.      WEIGHTED                         FINAL
           -------------     CERTIFICATE     CUT-OFF DATE    CREDIT        AVERAGE       PRINCIPAL     DISTRIBUTION
CLASS      MOODY'S   S&P      BALANCE(2)     POOL BALANCE    SUPPORT    LIFE(YRS)(3)     WINDOW(3)        DATE(3)      RATE TYPE
--------------------------------------------------------------------------------------------------------------------------------

 A-1         Aaa     AAA    $   50,915,000      0.871%       30.000%       3.10        06/07 - 03/12    03/15/12       Fixed
 A-2         Aaa     AAA    $  663,472,000     11.350%       30.000%       4.94        03/12 - 05/12    05/15/12       Fixed
 A-3         Aaa     AAA    $  188,934,000      3.232%       30.000%       6.90        04/14 - 05/14    05/15/14       Fixed
 A-PB        Aaa     AAA    $   85,404,000      1.461%       30.000%       7.26        05/12 - 12/16    12/15/16       Fixed
 A-4         Aaa     AAA    $1,025,472,000     17.543%       30.000%       9.75        12/16 - 03/17    03/15/17       Fixed
 A-5(4)      Aaa     AAA    $  750,000,000     12.830%       30.000%       9.81        03/17 - 03/17    03/15/17       Fixed(5)
 A-1A        Aaa     AAA    $1,327,630,000     22.712%       30.000%       8.99        06/07 - 04/17    04/15/17       Fixed(5)
 A-M(4)      Aaa     AAA    $  584,547,000     10.000%       20.000%       9.89        04/17 - 04/17    04/15/17       Fixed(5)
 A-J(4)      Aaa     AAA    $  460,331,000      7.875%       12.125%       9.89        04/17 - 04/17    04/15/17       Fixed(5)
 B           Aa1     AA+    $   36,534,000      0.625%       11.500%       9.89        04/17 - 04/17    04/15/17       Fixed(5)
 C           Aa2      AA    $   73,068,000      1.250%       10.250%       9.89        04/17 - 04/17    04/15/17         WAC(6)
 D           Aa3     AA-    $   73,069,000      1.250%        9.000%       9.89        04/17 - 04/17    04/15/17         WAC(6)
 E            A1      A+    $   29,227,000      0.500%        8.500%       9.89        04/17 - 04/17    04/15/17         WAC(7)
 F            A2      A     $   51,148,000      0.875%        7.625%       9.89        04/17 - 04/17    04/15/17         WAC(7)
--------------------------------------------------------------------------------------------------------------------------------

NON-OFFERED CERTIFICATES

                EXPECTED        CERTIFICATE       APPROX.                                            ASSUMED
               RATINGS(1)       BALANCE OR          % OF       APPROX.     WEIGHTED                   FINAL
              ------------       NOTIONAL       CUT-OFF DATE   CREDIT       AVERAGE     PRINCIPAL  DISTRIBUTION
CLASS        MOODY'S    S&P      AMOUNT(2)      POOL BALANCE   SUPPORT   LIFE(YRS)(3)   WINDOW(3)    DATE(3)         RATE TYPE
--------------------------------------------------------------------------------------------------------------------------------

 A-5FL(8)     Aaa      AAA      $    TBD(4)         TBD        30.000%      (9)            (9)         (9)            Floating
 A-MFL(8)     Aaa      AAA      $    TBD(4)         TBD        20.000%      (9)            (9)         (9)            Floating
 A-JFL(8)     Aaa      AAA      $    TBD(4)         TBD        12.125%      (9)            (9)         (9)            Floating
 G             A3      A-       $58,454,000        1.000%       6.625%      (9)            (9)         (9)             WAC(7)
 H            Baa1    BBB+      $80,376,000        1.375%       5.250%      (9)            (9)         (9)             WAC(7)
 J            Baa2     BBB      $51,147,000        0.875%       4.375%      (9)            (9)         (9)             WAC(7)
 K            Baa3    BBB-      $65,762,000        1.125%       3.250%      (9)            (9)         (9)             WAC(7)
 L            Ba1      BB+      $29,227,000        0.500%       2.750%      (9)            (9)         (9)              Fixed
 M            Ba2      BB       $14,614,000        0.250%       2.500%      (9)            (9)         (9)              Fixed
 N            Ba3      BB-      $21,921,000        0.375%       2.125%      (9)            (9)         (9)              Fixed
 O             B1      NR       $14,614,000        0.250%       1.875%      (9)            (9)         (9)              Fixed
 P             B2      NR       $14,613,000        0.250%       1.625%      (9)            (9)         (9)              Fixed
 Q             B3      NR       $14,614,000        0.250%       1.375%      (9)            (9)         (9)              Fixed
 S             NR      NR       $80,375,231        1.375%       0.000%      (9)            (9)         (9)            Fixed(5)
 X-P(10)      Aaa      AAA      $   TBD(11)         N/A           N/A        N/A           N/A         (9)           Variable-IO
 X-C(10)      Aaa      AAA      $   TBD(11)         N/A           N/A        N/A           N/A         (9)           Variable-IO
 X-W(10)      Aaa      AAA      $   TBD(11)         N/A           N/A        N/A           N/A         (9)           Variable-IO
--------------------------------------------------------------------------------------------------------------------------------

(1)   By each of Moody's Investors Service, Inc. and Standard & Poor's Ratings
      Services, a division of The McGraw-Hill Companies, Inc. See "RATINGS" in the Prospectus Supplement.

(2)   Subject to a permitted variance of plus or minus 5.0%.

(3)   Based on no prepayments and the other assumptions set forth under "YIELD
      AND MATURITY CONSIDERATIONS--Weighted Average Life" in the Prospectus
      Supplement.

(4)   The principal allocation between each of the Class A-5 and Class A-5FL
      Certificates, the Class A-M and Class A-MFL Certificates and the Class A-J
      and Class A-JFL Certificates, respectively, will be determined by market demand up to the amount indicated on the respective fixed rate class.

(5)   The pass-through rate applicable to each of the Class A-5, Class A-1A,
      Class A-M, Class A-J, Class B and Class S Certificates for any
      distribution date will be subject to a maximum rate equal to the applicable weighted average net mortgage rate (calculated as described in the Prospectus Supplement) for the related date.

(6)   The pass-through rate applicable to each of the Class C and Class D
      Certificates for any distribution date will be equal to the weighted average net mortgage rate (calculated as described in the Prospectus
      Supplement) minus % and %, respectively, for the related date.

(7)   The pass-through rate applicable to each of the Class E, Class F, Class G,
      Class H, Class J and Class K Certificates for any distribution date will be equal to the applicable weighted average net mortgage rate (calculated as described in the Prospectus Supplement) for the related date.

(8)   The certificate balances of the Class A-5FL, Class A-MFL and Class A-JFL
      Certificates will be equal to the certificate balances of the Class A-5FL
      Regular Interest, the Class A-MFL Regular Interest and the Class A-JFL
      Regular Interest, respectively. The pass-through rates applicable to the
      Class A-5FL, Class A-MFL and Class A-JFL Certificates on each distribution date will be at a per annum rate equal to LIBOR plus %, LIBOR plus % and
      LIBOR plus %, respectively. In addition, under certain circumstances the pass-through rates for the Class A-5FL, Class A-MFL and Class A-JFL
      Certificates may convert to a fixed rate equal to %, % and % per annum, respectively. The initial LIBOR will be determined on May 21, 2007, and subsequent LIBORs will be determined two LIBOR business days before the start of the related interest accrual period. The ratings assigned to the
      Class A-5FL, Class A-MFL and Class A-JFL Certificates only reflect the receipt of fixed rate of %, % and % per annum, respectively, subject to a maximum pass-through rate equal to the applicable weighted average net mortgage rate for the related date. See "RATINGS" in the Prospectus
      Supplement.

(9)   Not offered publicly. Any information we provide herein regarding the terms of these Certificates is provided only to enhance your understanding of the Offered Certificates.

(10)  The Class X-P, Class X-C and Class X-W Certificates are not offered herein or by the Prospectus Supplement. Any information we provide regarding the terms of these Certificates is provided only to enhance your understanding of the Offered Certificates. Generally, the Class X-P, Class X-C and Class
      X-W Certificates will not have a certificate balance and their holders will not receive distributions of principal, but these holders are entitled to receive payments of the aggregate interest accrued on the respective notional amount of the Class X-P, Class X-C and Class X-W
      Certificates. The interest rate applicable to the Class X-P, Class X-C and
      Class X-W Certificates for each distribution date will generally be as described in the Prospectus Supplement. See "DESCRIPTION OF THE
      CERTIFICATES--Pass-Through Rates" in the Prospectus Supplement.

(11)  None of the Class X-P Certificates, the Class X-C Certificates or the
      Class X-W Certificates will have a certificate balance and their respective holders will not receive distributions of principal, but such holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the applicable Class of Certificates, as described in the Prospectus Supplement. The interest rate applicable to each of the Class X-P Certificates, the Class X-C Certificates and the
      Class X-W Certificates for each distribution date will be as described in the Prospectus Supplement. See "DESCRIPTION OF THE
      CERTIFICATES--Pass-Through Rates" in the Prospectus Supplement.

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL

   CREDIT SUISSE                                          GOLDMAN, SACHS & CO.

                                        8

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31
--------------------------------------------------------------------------------

STRUCTURE OVERVIEW
--------------------------------------------------------------------------------
                     LOAN GROUP 1 SHORT-TERM COLLATERAL SUMMARY
--------------------------------------------------------------------------------

   MORTGAGE
     LOAN                                                                      CUT-OFF DATE
    NUMBER                             PROPERTY NAME                              BALANCE
---------------------------------------------------------------------------------------------

CLASS A-1
      158        Mountain View Shopping Center Phase II                          $  4,727,839
      111        Winchester Court                                                $  8,810,000
                 CLASS A-1 TOTAL BALLOON PAYMENT
                 CLASS A-1 AMORTIZATION
                 TOTAL CLASS A-1 CERTIFICATE BALANCE

  CLASS A-2
      65         14700 Lee Road                                                  $ 19,300,000
      69         Peters Pond RV Resort                                           $ 18,000,000
      79         Sherwood Plaza                                                  $ 15,700,000
      89         Oakton Corporate Center                                         $ 13,500,000
      107        CentrePointe Office                                             $  9,600,000
      146        Extra Space Storage - San Francisco, CA                         $  5,800,000
      163        Extra Space Storage - Carson, CA                                $  4,400,000
      169        Extra Space Storage - Chatsworth, CA                            $  4,000,000
      178        Extra Space Storage - Oakland, CA                               $  3,200,000
      183        Extra Space Storage - North Hollywood, CA                       $  2,600,000
      11         Lembi Pool                                                      $122,500,000
      142        Lyon's Station                                                  $  5,950,000
      155        Blackhawk Office Building                                       $  5,100,000
      175        New Forest Crossing Shopping Center Phase II                    $  3,437,500
       2         Beacon D.C. & Seattle Pool                                      $414,000,000
      80         801 West Easy Street                                            $ 15,600,000
                 CLASS A-2 TOTAL BALLOON PAYMENT
                 CLASS A-2 AMORTIZATION
                 TOTAL CLASS A-2 CERTIFICATE BALANCE

CLASS A-3
      6          Hyatt Regency Grand Cypress                                     $199,757,745
      96         Capital One Data Center                                         $ 12,500,000
                 CLASS A-3 TOTAL BALLOON PAYMENT
                 CLASS A-3 AMORTIZATION
                 TOTAL CLASS A-3 CERTIFICATE BALANCE

CLASS A-PB
                 CLASS A-PB TOTAL BALLOON PAYMENT
                 CLASS A-PB AMORTIZATION
                 TOTAL CLASS A-PB CERTIFICATE BALANCE

                                                             WEIGHTED       WEIGHTED         WEIGHTED
 MORTGAGE                                                    AVERAGE         AVERAGE         AVERAGE         WEIGHTED
   LOAN               BALLOON               PROPERTY        REMAINING       REMAINING      CUT-OFF DATE      AVERAGE
  NUMBER              BALANCE*                TYPE             TERM          IO TERM           LTV             DSCR
---------------------------------------------------------------------------------------------------------------------

CLASS A-1
   158               $  4,727,839            Retail            47              47              58.4%            1.90x
   111                  8,810,000            Retail            54              54              76.9%            1.62x
                     ------------
                     $ 13,537,839                              52              52              70.5%            1.71X
                       37,377,161
                     ------------
                     $ 50,915,000
                     ============

  CLASS A-2
    65               $ 19,300,000            Office            58              58              73.5%            1.38x
    69                 17,436,720      Mobile Home Park        58              22              77.2%            1.44x
    79                 15,700,000            Office            58              58              73.4%            1.24x
    89                 13,500,000            Office            58              58              73.4%            1.06x
    107                 9,600,000            Office            58              58              80.0%            1.20x
    146                 5,800,000        Self Storage          58              58              41.3%            2.57x
    163                 4,400,000        Self Storage          58              58              40.0%            2.22x
    169                 4,000,000        Self Storage          58              58              40.0%            2.66x
    178                 3,200,000        Self Storage          58              58              41.6%            1.92x
    183                 2,600,000        Self Storage          58              58              40.0%            2.49x
    11                122,500,000            Various           59              59              71.5%            1.42x
    142                 5,950,000            Retail            59              59              69.2%            1.40x
    155                 5,100,000            Office            59              59              76.1%            1.36x
    175                 3,437,500            Retail            59              59              54.7%            2.03x
     2                414,000,000            Various           60              60              78.7%            1.27x
    80                 13,335,734          Industrial          60               0              70.9%            1.19x
                     ------------
                     $659,859,953                              60              57              75.4%            1.34X
                        3,612,047
                     ------------
                     $663,472,000
                     ============
  CLASS A-3
     6               $176,433,582          Hospitality         83               0              81.5%            1.05x
    96                 12,500,000          Industrial          84              84              48.7%            2.66x
                     ------------
                     $188,933,582                              83               5              79.6%            1.14X
                              418
                     ------------
                     $188,934,000
                     ============

CLASS A-PB
                     $         --
                       85,404,000
                     ------------
                     $ 85,404,000
                     ============
-----------------------------------------------------------------------------------------------------------------------

*     The information presented above is intended to depict the assumed effect of the repayment of certain Mortgage Loans on certain classes of the
      Certificates. As of the Cut-Off Date, the balloon balances, total balloon payments and remaining class amortization were calculated assuming no prepayments will be made on the Mortgage Loans prior to their related maturity dates and the other assumptions set forth under "YIELD AND
      MATURITY CONSIDERATIONS--Yield Considerations" in the Prospectus
      Supplement.

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL

   CREDIT SUISSE                                         GOLDMAN, SACHS & CO.

                                        9

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31

--------------------------------------------------------------------------------

                       THIS PAGE INTENTIONALLY LEFT BLANK

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL

   CREDIT SUISSE                                          GOLDMAN, SACHS & CO.

                                       10

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

                                                                                 ALL
GENERAL CHARACTERISTICS(1)                                                  MORTGAGE LOANS     LOAN GROUP 1       LOAN GROUP 2
-------------------------------------------------------------------------------------------------------------------------------

Number of Mortgage Loans ................................................              189               125                 64
Number of Crossed Loan Pools ............................................                3                 2                  1
Number of Mortgaged Properties ..........................................              266               201                 65
Aggregate Balance of all Mortgage Loans .................................   $5,845,468,231    $4,517,838,123     $1,327,630,108

Number of Mortgage Loans with Balloon Payments(2) .......................               80                59                 21
Aggregate Balance of Mortgage Loans with Balloon Payments(2) ............   $1,466,585,649    $1,224,521,814     $  242,063,836

Number of Mortgage Loans with Anticipated Repayment Date(3) .............                4                 4                  0
Aggregate Balance of Mortgage Loans with Anticipated Repayment Date(3) ..   $  212,876,601      $212,876,601     $            0

Number of Non-amortizing Mortgage Loans(4) ..............................              105                62                 43
Aggregate Balance of Non-amortizing Mortgage Loans(4) ...................   $4,166,005,981    $3,080,439,708     $1,085,566,273

Average Balance of Mortgage Loans .......................................   $   30,928,403    $   36,142,705     $   20,744,220
Minimum Balance of Mortgage Loans .......................................   $    1,373,683    $    1,605,000     $    1,373,683
Maximum Balance of Mortgage Loans .......................................   $  536,000,000    $  536,000,000     $  247,727,273

Maximum Balance for a group of cross-collateralized and cross-defaulted
 Mortgage Loans .........................................................   $  130,000,000(5) $  130,000,000(5)  $   23,750,000(6)

Weighted Average LTV at Maturity or Anticipated Repayment Date(7)(8) ....             72.0%             72.4%              70.7%

Weighted Average LTV Ratio(7)(8) ........................................             74.0%             74.6%              71.9%
Minimum LTV Ratio(7)(8) .................................................             40.0%             40.0%              55.6%
Maximum LTV Ratio(7)(8) .................................................             90.0%             90.0%              82.4%

Weighted Average DSCR(8) ................................................             1.34x             1.33x              1.38x
Minimum DSCR(8) .........................................................             0.65x             0.65x              1.03x
Maximum DSCR(8) .........................................................             2.66x             2.66x              1.82x

Weighted Average Mortgage Loan interest rate(9) .........................            5.802%            5.781%             5.871%
Minimum Mortgage Loan interest rate .....................................            5.280%            5.423%             5.280%
Maximum Mortgage Loan interest rate .....................................            6.730%            6.730%             6.590%

Weighted Average Remaining Term to Maturity or Anticipated Repayment Date
 (months) ...............................................................              108               108                109
Minimum Remaining Term to Maturity or Anticipated Repayment Date (months)               47                47                 57
Maximum Remaining Term to Maturity or Anticipated Repayment Date (months)              120               120                120

Weighted Average Occupancy Rate(10) .....................................             95.5%             96.1%              93.9%

(1)   With respect to 1 Mortgage Loan (loan number 5), the related borrower is permitted to obtain up to $300,000,000 of any combination of pari passu mortgage debt secured by a second mortgage on the related Mortgaged
      Property and/or subordinate mezzanine debt at any time between November
      2011 and May 2013, subject to certain conditions. For purposes of these numbers, it has been assumed that such future debt is not advanced. For a description of the debt service coverage ratios and loan-to-value ratios, see "Peter Cooper Village & Stuyvesant Town" herein.

(2)   Does not include Mortgage Loans with anticipated repayment dates or
      Mortgage Loans that are interest-only for their entire term.

(3)   Does not include Mortgage Loans that are interest-only for their entire term.

(4)   Includes Mortgage Loans with anticipated repayment dates that are interest-only for the entire period until the anticipated repayment date.

(5)   Consists of a group of 5 individual Mortgage Loans (loan numbers 26, 42,
      43, 66 and 93).

(6)   Consists of a group of 3 individual Mortgage Loans (loan numbers 112, 117 and 132).

(7)   For a description of how the LTV Ratios for the Mortgage Loans are determined, see "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage
      Loan Information" and "RISK FACTORS--The Mortgage Loans--Risks Related to
      Property Inspections and Certain Assumptions in Appraisals" in the
      Prospectus Supplement.

(8)   Certain of the Mortgage Loans have LTV Ratios that have been calculated on an "as-stabilized" basis, or have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves, holdbacks or letters of credit or were calculated based on assumptions regarding the future financial performance of the related Mortgaged Property. See "Additional
      Mortgage Loan Information" herein. Also, see "DESCRIPTION OF THE MORTGAGE
      POOL--Additional Mortgage Loan Information" and "RISK FACTORS--Risks
      Relating to Net Cash Flow" and "--Inspections and Appraisals May Not
      Accurately Reflect Value or Condition of Mortgaged Property" in the
      Prospectus Supplement.

(9)   The interest rate with respect to 1 Mortgage Loan (loan number 82), representing 0.3% of the Cut-Off Date Pool Balance (0.3% of the Cut-off
      Date Group 1 Balance) may vary during the term of the related Mortgage
      Loan. For purposes of the table above as well as calculations throughout the Prospectus Supplement, the mortgage rate was assumed to be the average mortgage rate over the term of the related Mortgage Loan. See "DESCRIPTION
      OF THE MORTGAGE POOL--Additional Mortgage Loan Information" in the
      Prospectus Supplement.

(10)  Does not include 33 hospitality properties, representing, by allocated loan amount, 17.0% of the Cut-Off Date Pool Balance (22.0% of the Cut-Off
      Date Group 1 Balance). In certain cases, occupancy includes space for which leases have been executed, but the tenant has not taken occupancy.

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL

   CREDIT SUISSE                                         GOLDMAN, SACHS & CO.

                                       11

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31

--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

                               [PIE CHART OMITTED]

PROPERTY TYPE*

                                                              % OF      % OF      % OF
                                NUMBER OF     AGGREGATE      INITIAL   GROUP 1   GROUP 2   WEIGHTED
                                MORTGAGED   CUT-OFF DATE      POOL      POOL      POOL     AVERAGE
          PROPERTY TYPE        PROPERTIES     BALANCE(2)     BALANCE   BALANCE   BALANCE   DSCR(3)
---------------------------------------------------------------------------------------------------

Office                              61      $2,181,242,000      37.3%     48.3%      0.0%   1.27x
Multifamily                         84       1,392,419,145      23.8       2.6      96.0    1.39x
Hospitality                         33         995,641,187      17.0      22.0       0.0    1.39x
Retail                              39         800,497,855      13.7      17.7       0.0    1.35x
 Retail - Anchored                  19         686,590,673      11.7      15.2       0.0    1.37x
 Retail - Single Tenant              7          56,347,732       1.0       1.2       0.0    1.18x
 Retail - Shadow Anchored(5)         7          35,622,169       0.6       0.8       0.0    1.16x
 Retail - Unanchored                 6          21,937,281       0.4       0.5       0.0    1.33x
Mixed Use                           11         211,813,000       3.6       4.7       0.0    1.22x
Industrial                          19         139,456,888       2.4       3.1       0.0    1.60x
Mobile Home Park                    10          76,743,683       1.3       0.5       4.0    1.32x
Self Storage                         7          29,077,436       0.5       0.6       0.0    2.03x
Special Purpose                      1          12,177,038       0.2       0.3       0.0    1.30x
Land(1)                              1           6,400,000       0.1       0.1       0.0    1.29x
                                   266      $5,845,468,231     100.0%    100.0%    100.0%   1.34X

                                                 WEIGHTED                    WEIGHTED
                                 MIN / MAX       AVERAGE       MIN / MAX      AVERAGE
                                   DSCR        CUT-OFF DATE   CUT-OFF DATE   MORTGAGE
          PROPERTY TYPE         WEIGHTED(3)    LTV RATIO(3)   LTV RATIO(3)    RATE(4)
-------------------------------------------------------------------------------------

Office                         1.01x / 1.54x      74.7%       51.2% / 90.0%   5.771%
Multifamily                    1.03x / 1.82x      71.7%       55.6% / 82.4%   5.920%
Hospitality                    1.05x / 1.77x      74.9%       50.0% / 81.5%   5.831%
Retail                         0.65x / 2.20x      75.1%       54.7% / 81.9%   5.672%
 Retail - Anchored             1.15x / 2.20x      74.8%       57.9% / 80.0%   5.646%
 Retail - Single Tenant        1.01x / 1.34x      79.2%       76.2% / 80.0%   5.898%
 Retail - Shadow Anchored(5)   0.65x / 2.03x      73.9%       54.7% / 80.0%   5.690%
 Retail - Unanchored           1.21x / 1.42x      74.8%       69.2% / 81.9%   5.874%
Mixed Use                      1.20x / 1.53x      79.8%       76.3% / 80.8%   5.643%
Industrial                     1.19x / 2.66x      66.5%       47.1% / 80.0%   5.765%
Mobile Home Park               1.19x / 1.48x      75.7%       57.4% / 80.0%   6.115%
Self Storage                   1.20x / 2.66x      52.6%       40.0% / 80.0%   5.544%
Special Purpose                1.30x / 1.30x      74.7%       74.7% / 74.7%   5.870%
Land(1)                        1.29x / 1.29x      78.0%       78.0% / 78.0%   5.610%
                               0.65X / 2.66X      74.0%       40.0% / 90.0%   5.802%

(1)   As of the origination of the related Mortgage Loan, one Mortgaged Property was improved with a two-story, 125,000 square-foot office building;
      however, the improvements are not part of the collateral for the related
      Mortgaged Loan.

(2)   Because this table presents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
      (allocating the Mortgage Loan principal balance to each of those properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specific release prices) as described in the related Mortgage Loan documents).

(3)   Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves, holdbacks or letters of credit or were calculated based on assumptions regarding the future financial performance of the related Mortgaged Property. See
      "Additional Mortgage Loan Information" herein. Also, see "DESCRIPTION OF
      THE MORTGAGE POOL--Additional Mortgage Loan Information" and "RISK
      FACTORS--Risks Relating to Net Cash Flow" and "--Inspections and
      Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
      Property" in the Prospectus Supplement.

(4)   The interest rate with respect to 1 Mortgage Loan (loan number 82), representing 0.3% of the Cut-Off Date Pool Balance (0.3% of the Cut-Off
      Date Group 1 Balance) may vary during the term of the related Mortgage
      Loan. For purposes of the table above as well as calculations throughout the Prospectus Supplement, the mortgage rate was assumed to be the average mortgage rate over the term of the related Mortgage Loan. See "DESCRIPTION
      OF THE MORTGAGE POOL--Additional Mortgage Loan Information" in the
      Prospectus Supplement.

(5)   A Mortgaged Property is classified as shadow anchored if it is located in close proximity to an anchored retail property.

*     With respect to each Mortgage Loan, unless otherwise specified, the calculations of LTV Ratios and DSC Ratios are based on the aggregate indebtedness of or debt service on, as applicable, the Mortgage Loan and the related pari passu companion loan(s), but not any related subordinate companion loan or future pari passu companion loan.

      The sum of aggregate percentage calculations may not equal 100% due to rounding.

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL

   CREDIT SUISSE                                         GOLDMAN, SACHS & CO.

                                       12

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

PROPERTY LOCATION

                                                              % OF      % OF                  WEIGHTED     WEIGHTED
               NUMBER OF      AGGREGATE          % OF       INITIAL    INITIAL   WEIGHTED     AVERAGE      AVERAGE
               MORTGAGED     CUT-OFF DATE      INITIAL      GROUP 1    GROUP 2   AVERAGE    CUT-OFF DATE   MORTGAGE
    STATE      PROPERTIES     BALANCE(1)     POOL BALANCE   BALANCE    BALANCE   DSCR(2)    LTV RATIO(2)     RATE
-------------------------------------------------------------------------------------------------------------------

NY                  13      $1,383,080,331       23.7%        23.4%      24.6%    1.35x        68.4%        5.902%
CA                  59         763,089,000       13.1         13.2       12.5     1.34x        76.3%        5.887%
 Southern(3)        20         477,680,000        8.2          7.5       10.5     1.27x        78.1%        5.728%
 Northern(3)        39         285,409,000        4.9          5.7        2.0     1.46x        73.3%        6.152%
FL                  14         487,708,042        8.3         10.1        2.4     1.21x        74.8%        5.757%
TX                  26         408,835,551        7.0          5.1       13.6     1.58x        71.3%        5.676%
VA                  19         348,758,947        6.0          4.9        9.6     1.28x        78.2%        5.737%
Other              135       2,453,996,361       42.0         43.4       37.3     1.33x        76.1%        5.758%
-------------------------------------------------------------------------------------------------------------------
                   266      $5,845,468,231      100.0%       100.0%     100.0%    1.34X        74.0%        5.802%
===================================================================================================================

o     THE MORTGAGED PROPERTIES ARE LOCATED IN 35 STATES AND THE DISTRICT OF
      COLUMBIA.

(1)   Because this table presents information relating to the Mortgaged
      Properties and not the Mortgage Loans, the information for Mortgage Loans secured by more than one Mortgaged Property is based on allocated amounts
      (allocating the Mortgage Loan principal balance to each of those Mortgaged
      Properties by the appraised values of the Mortgaged Properties or the allocated loan amount (or specific release prices) as described in the related Mortgage Loan documents).

(2)   Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves, holdbacks or letters of credit or were calculated based on assumptions regarding the future financial performance of the related Mortgaged Property. See
      "Additional Mortgage Loan Information" herein. Also, see "DESCRIPTION OF
      THE MORTGAGE POOL--Additional Mortgage Loan Information" and "RISK
      FACTORS--Risks Relating to Net Cash Flow" and "--Inspections and
      Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
      Property" in the Prospectus Supplement.

(3)   For purposes of determining whether a Mortgaged Property is in Northern
      California or Southern California, Mortgaged Properties north of San Luis
      Obispo County, Kern County and San Bernardino County were included in
      Northern California and Mortgaged Properties south of or included in such counties were included in Southern California.

The sum of aggregate percentage calculations may not equal 100% due to rounding.

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL

   CREDIT SUISSE                                          GOLDMAN, SACHS & CO.

                                       13

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31
--------------------------------------------------------------------------------

              MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

CUT-OFF DATE BALANCE

--------------------------------------------------------------------------------------------------
                                                                        % OF
                                         NUMBER OF      AGGREGATE      INITIAL    % OF      % OF
        RANGE OF                         MORTGAGE     CUT-OFF DATE      POOL     GROUP 1   GROUP 2
CUT-OFF DATE BALANCES ($)                  LOANS         BALANCE       BALANCE   BALANCE   BALANCE
--------------------------------------------------------------------------------------------------

1,373,683 - 2,000,000.................       4       $     6,089,227      0.1%      0.0%      0.3%
2,000,001 - 3,000,000.................       4             9,997,436      0.2       0.2       0.2
3,000,001 - 4,000,000.................      14            48,542,169      0.8       0.9       0.5
4,000,001 - 5,000,000.................      12            54,192,575      0.9       0.9       1.0
5,000,001 - 6,000,000.................      15            84,091,733      1.4       1.5       1.3
6,000,001 - 7,000,000.................      10            64,135,297      1.1       1.3       0.5
7,000,001 - 8,000,000.................      10            74,646,551      1.3       1.2       1.7
8,000,001 - 9,000,000.................      11            93,736,000      1.6       0.8       4.5
9,000,001 - 10,000,000................      4             38,100,000      0.7       0.2       2.1
10,000,001 - 15,000,000...............      22           279,585,038      4.8       2.6      12.2
15,000,001 - 20,000,000...............      22           380,721,000      6.5       6.1       7.9
20,000,001 - 25,000,000...............      13           290,480,000      5.0       3.0      11.7
25,000,001 - 30,000,000...............       9           244,571,119      4.2       4.1       4.4
30,000,001 - 35,000,000...............       5           157,200,000      2.7       1.4       7.1
35,000,001 - 40,000,000...............       8           297,099,699      5.1       5.0       5.4
40,000,001 - 45,000,000...............       1            41,480,000      0.7       0.9       0.0
45,000,001 - 50,000,000...............       5           236,106,369      4.0       3.2       7.1
50,000,001 - 55,000,000...............       2           102,300,000      1.8       2.3       0.0
55,000,001 - 60,000,000...............       1            56,500,000      1.0       1.3       0.0
65,000,001 - 70,000,000...............       1            69,675,000      1.2       1.5       0.0
75,000,001 - 80,000,000...............       2           159,000,000      2.7       1.8       6.0
90,000,001 - 100,000,000..............       1            98,000,000      1.7       0.0       7.4
100,000,001 - 150,000,000.............       6           730,734,000     12.5      16.2       0.0
150,000,001 - 200,000,000.............       2           375,757,745      6.4       8.3       0.0
200,000,001 - 300,000,000.............       2           507,727,273      8.7       5.8      18.7
300,000,001 - 400,000,000.............       1           395,000,000      6.8       8.7       0.0
400,000,001 - 500,000,000.............       1           414,000,000      7.1       9.2       0.0
500,000,001 - 536,000,000.............       1           536,000,000      9.2      11.9       0.0
--------------------------------------------------------------------------------------------------
                                           189       $ 5,845,468,231    100.0%    100.0%    100.0%
--------------------------------------------------------------------------------------------------
MIN: $1,373,683                 MAX: $536,000,000                         AVERAGE: $30,928,403
--------------------------------------------------------------------------------------------------

UNDERWRITTEN DEBT SERVICE COVERAGE RATIO*

--------------------------------------------------------------------------------------------------
                                                                        % OF
     RANGE OF                            NUMBER OF      AGGREGATE      INITIAL    % OF      % OF
UNDERWRITTEN DSCRS                       MORTGAGE     CUT-OFF DATE      POOL     GROUP 1   GROUP 2
       (X)                                 LOANS         BALANCE       BALANCE   BALANCE   BALANCE
--------------------------------------------------------------------------------------------------

0.65 - 0.99 ..........................       1       $    13,140,000      0.2%      0.3%     0.0%
1.00 - 1.04 ..........................       3            91,200,000      1.6       1.2      2.7
1.05 - 1.09 ..........................       2           213,257,745      3.6       4.7      0.0
1.10 - 1.14 ..........................       4           567,980,000      9.7      11.9      2.4
1.15 - 1.19 ..........................      12           231,650,000      4.0       3.1      6.8
1.20 - 1.24 ..........................      44           921,575,774     15.8      14.2     20.9
1.25 - 1.29 ..........................      22           656,533,168     11.2      12.3      7.7
1.30 - 1.34 ..........................      21           562,724,285      9.6       9.7      9.5
1.35 - 1.39 ..........................      24           717,717,500     12.3      11.1     16.2
1.40 - 1.44 ..........................      17           321,395,000      5.5       4.8      8.0
1.45 - 1.49 ..........................       7           574,509,967      9.8      12.2      1.8
1.50 - 1.54 ..........................       9           379,016,027      6.5       8.0      1.2
1.55 - 1.59 ..........................       2           133,666,000      2.3       3.0      0.0
1.60 - 1.64 ..........................       4            27,315,544      0.5       0.2      1.4
1.65 - 1.69 ..........................       2            14,016,800      0.2       0.3      0.0
1.70 - 1.74 ..........................       2           262,677,273      4.5       0.0     19.8
1.75 - 1.79 ..........................       1             5,841,441      0.1       0.1      0.0
1.80 - 1.84 ..........................       1            20,000,000      0.3       0.0      1.5
1.85 - 1.89 ..........................       1            39,000,000      0.7       0.9      0.0
1.90 - 1.94 ..........................       2             7,927,839      0.1       0.2      0.0
2.00 - 2.04 ..........................       2             9,637,500      0.2       0.2      0.0
2.20 - 2.24 ..........................       2            49,786,369      0.9       1.1      0.0
2.30 - 2.66 ..........................       4            24,900,000      0.4       0.6      0.0
--------------------------------------------------------------------------------------------------
                                           189       $ 5,845,468,231    100.0%    100.0%    100.0%
--------------------------------------------------------------------------------------------------
MIN: 0.65X                             MAX: 66X                WTD AVERAGE: 1.34X
--------------------------------------------------------------------------------------------------

MORTGAGE RATE

--------------------------------------------------------------------------------------------------
                                                                        % OF
                                         NUMBER OF      AGGREGATE      INITIAL    % OF      % OF
               RANGE OF                  MORTGAGE     CUT-OFF DATE      POOL     GROUP 1   GROUP 2
          MORTGAGE RATES(%)                LOANS         BALANCE       BALANCE   BALANCE   BALANCE
--------------------------------------------------------------------------------------------------

5.280 - 5.500 ........................       21      $   938,006,369     16.0%     17.5%     11.1%
5.501 - 5.750 ........................       72        2,184,934,235     37.4      37.5      37.0
5.751 - 6.000 ........................       70        1,695,845,469     29.0      29.8      26.3
6.001 - 6.250 ........................       17          205,323,301      3.5       3.0       5.4
6.251 - 6.500 ........................        6          784,977,273     13.4      11.7      19.4
6.501 - 6.730 ........................        3           36,381,585      0.6       0.6       0.8
--------------------------------------------------------------------------------------------------
                                            189      $ 5,845,468,231    100.0%    100.0%    100.0%
--------------------------------------------------------------------------------------------------
MIN: 5.280%                             MAX: 6.730%              WTD. AVERAGE: 5.802%
--------------------------------------------------------------------------------------------------

CUT-OFF DATE LOAN-TO-VALUE RATIO*

--------------------------------------------------------------------------------------------------
                                                                        % OF
               RANGE OF                  NUMBER OF      AGGREGATE      INITIAL    % OF      % OF
       CUT-OFF DATE LTV RATIOS           MORTGAGE     CUT-OFF DATE      POOL     GROUP 1   GROUP 2
                 (%)                       LOANS         BALANCE       BALANCE   BALANCE   BALANCE
--------------------------------------------------------------------------------------------------

0.00 - 40.00 .....................            3      $    11,000,000      0.2%      0.2%      0.0%
40.01 - 50.00 ....................            5          107,700,000      1.8       2.4       0.0
50.01 - 55.00 ....................            3           27,437,500      0.5       0.6       0.0
55.01 - 60.00 ....................            9          411,958,066      7.0       3.6      18.8
60.01 - 65.00 ....................           11          500,531,571      8.6       9.4       5.7
65.01 - 70.00 ....................           17          358,143,450      6.1       3.8      14.1
70.01 - 75.00 ....................           33          837,480,445     14.3      14.6      13.3
75.01 - 80.00 ....................           99        2,998,858,454     51.3      55.3      37.7
80.01 - 85.00 ....................            7          519,258,745      8.9       8.4      10.4
85.01 - 90.00 ........................        2           73,100,000      1.3       1.6       0.0
--------------------------------------------------------------------------------------------------
                                            189      $ 5,845,468,231    100.0%    100.0%    100.0%
--------------------------------------------------------------------------------------------------
MIN: 40.0%                              MAX: 90.0%                      WTD. AVERAGE: 74.0%
--------------------------------------------------------------------------------------------------

MATURITY DATE OR ARD LOAN-TO-VALUE RATIO*

--------------------------------------------------------------------------------------------------
                                                                        % OF
               RANGE OF                  NUMBER OF      AGGREGATE      INITIAL    % OF      % OF
         MATURITY DATE OR ARD            MORTGAGE     CUT-OFF DATE      POOL     GROUP 1   GROUP 2
            LTV RATIOS (%)                 LOANS         BALANCE       BALANCE   BALANCE   BALANCE
--------------------------------------------------------------------------------------------------

26.08 - 30.00 ........................       1       $     7,226,585      0.1%      0.2%      0.0%
30.01 - 40.00 ........................       4            17,200,000      0.3       0.4       0.0
40.01 - 50.00 ........................       8           120,792,027      2.1       2.7       0.0
50.01 - 55.00 ........................       5            35,148,044      0.6       0.7       0.2
55.01 - 60.00 ........................      10           443,063,872      7.6       4.3      18.7
60.01 - 65.00 ........................      21           651,608,263     11.1      12.3       7.1
65.01 - 70.00 ........................      33           469,173,013      8.0       4.5      20.1
70.01 - 75.00 ........................      44         1,637,128,428     28.0      32.1      13.9
75.01 - 80.00 ........................      57         2,201,023,000     37.7      40.0      29.5
80.01 - 85.00 ........................       5           237,005,000      4.1       2.2      10.4
85.01 - 90.00 ........................       1            26,100,000      0.4       0.6       0.0
--------------------------------------------------------------------------------------------------
                                           189       $ 5,845,468,231    100.0%    100.0%    100.0%
--------------------------------------------------------------------------------------------------
MIN: 26.1%                                   MAX: 90.0%                WTD. AVERAGE: 72.0%
--------------------------------------------------------------------------------------------------

*     Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or that have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves, holdbacks or letters of credit or were calculated based on assumptions regarding the future financial performance of the related Mortgaged Property. See
      "Additional Mortgage Loan Information" herein. Also, see "DESCRIPTION OF
      THE MORTGAGE POOL--Additional Mortgage Loan Information" and "RISK
      FACTORS--Risks Relating to Net Cash Flow" and "--Inspections and
      Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
      Property" in the Prospectus Supplement.

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL

   CREDIT SUISSE                                         GOLDMAN, SACHS & CO.

                                       14

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

ORIGINAL TERM TO MATURITY

--------------------------------------------------------------------------------------------------
                                                                        % OF
               RANGE OF                  NUMBER OF      AGGREGATE      INITIAL    % OF      % OF
           ORIGINAL TERM TO              MORTGAGE     CUT-OFF DATE      POOL     GROUP 1   GROUP 2
          MATURITY (MONTHS)                LOANS         BALANCE       BALANCE   BALANCE   BALANCE
--------------------------------------------------------------------------------------------------

48 - 60 ..............................       29      $   844,407,022     14.4%     15.0%    12.7%
61 - 84 ..............................        5          268,487,745      4.6       4.7      4.2
109 - 120 ............................      155        4,732,573,465     81.0      80.3     83.1
--------------------------------------------------------------------------------------------------
                                            189      $ 5,845,468,231    100.0%    100.0%    100.0%
--------------------------------------------------------------------------------------------------
MIN: 48                                      MAX: 120                  WTD. AVERAGE: 110
--------------------------------------------------------------------------------------------------

ORIGINAL AMORTIZATION TERM

--------------------------------------------------------------------------------------------------
                                                                        % OF
               RANGE OF                  NUMBER OF      AGGREGATE      INITIAL    % OF      % OF
        ORIGINAL AMORTIZATION            MORTGAGE     CUT-OFF DATE      POOL     GROUP 1   GROUP 2
            TERMS (MONTHS)                 LOANS         BALANCE       BALANCE   BALANCE   BALANCE
--------------------------------------------------------------------------------------------------

180 - 180 ............................        1      $     7,226,585      0.1%      0.2%     0.0%
181 - 240 ............................        1           15,600,000      0.3       0.3      0.0
241 - 300 ............................        4           26,133,468      0.4       0.6      0.0
301 - 360 ............................       78        1,630,502,198     27.9      30.7     18.2
Non-Amortizing .......................      105        4,166,005,981     71.3      68.2     81.8
--------------------------------------------------------------------------------------------------
                                            189      $ 5,845,468,231    100.0%    100.0%    100.0%
--------------------------------------------------------------------------------------------------
MIN: 180*                                  MAX: 360                   WTD. AVERAGE: 354*
--------------------------------------------------------------------------------------------------

*     Excludes the non-amortizing loans.

ORIGINAL INTEREST-ONLY TERM

--------------------------------------------------------------------------------------------------
                                                                        % OF
                                         NUMBER OF      AGGREGATE      INITIAL    % OF      % OF
                                         MORTGAGE     CUT-OFF DATE      POOL     GROUP 1   GROUP 2
            TYPE OF IO PERIOD              LOANS         BALANCE       BALANCE   BALANCE   BALANCE
--------------------------------------------------------------------------------------------------

Non-Amortizing........................      105      $ 4,166,005,981     71.3%     68.2%     81.8%
Partial Interest-Only
   Amortizing.........................       53        1,258,089,500     21.5      23.6      14.6
   1 - 12.............................        3          104,900,000      1.8       2.3       0.0
   13 - 24............................        8           77,365,000      1.3       1.5       0.6
   25 - 36............................        8           98,008,000      1.7       1.2       3.1
   37 - 48............................        1            3,500,000      0.1       0.1       0.0
   49 - 60............................       30          897,516,500     15.4      17.5       8.1
   73 - 84............................        2           51,300,000      0.9       0.3       2.7
   85 - 96............................        1           25,500,000      0.4       0.6       0.0
Amortizing - No Partial
Interest-Only Period .................       31          421,372,751      7.2       8.3       3.7
--------------------------------------------------------------------------------------------------
                                            189      $ 5,845,468,231    100.0%    100.0%    100.0%
--------------------------------------------------------------------------------------------------
MIN: 12                                       MAX: 96*                   WTD. AVERAGE: 54*
--------------------------------------------------------------------------------------------------

*     Excludes non-amortizing loans and amortizing loans that do not provide for a partial Interest-Only period.

SEASONING

--------------------------------------------------------------------------------------------------
                                                                        % OF
                                         NUMBER OF      AGGREGATE      INITIAL    % OF      % OF
                                         MORTGAGE     CUT-OFF DATE      POOL     GROUP 1   GROUP 2
            SEASONING (MONTHS)             LOANS         BALANCE       BALANCE   BALANCE   BALANCE
--------------------------------------------------------------------------------------------------

0 - 12 ...............................      189      $ 5,845,468,231    100.0%    100.0%    100.0%
--------------------------------------------------------------------------------------------------
                                            189      $ 5,845,468,231    100.0%    100.0%    100.0%
--------------------------------------------------------------------------------------------------
MIN: 0                                     MAX: 6                          WTD. AVERAGE: 2
--------------------------------------------------------------------------------------------------

The sum of aggregate percentage calculations may not equal 100% due to rounding.

REMAINING TERM TO MATURITY

--------------------------------------------------------------------------------------------------
                                                                        % OF
               RANGE OF                  NUMBER OF      AGGREGATE      INITIAL    % OF      % OF
          REMAINING TERMS TO             MORTGAGE     CUT-OFF DATE      POOL     GROUP 1   GROUP 2
       MATURITY OR ARD (MONTHS)            LOANS         BALANCE       BALANCE   BALANCE   BALANCE
--------------------------------------------------------------------------------------------------

47 - 60 ..............................       29      $   844,407,022     14.4%     15.0%     12.7%
61 - 84 ..............................        5          268,487,745      4.6       4.7       4.2
109 - 120 ............................      155        4,732,573,465     81.0      80.3      83.1
--------------------------------------------------------------------------------------------------
                                            189      $ 5,845,468,231    100.0%    100.0%    100.0%
--------------------------------------------------------------------------------------------------
MIN: 47                                MAX: 120                             WTD. AVERAGE: 108
--------------------------------------------------------------------------------------------------

REMAINING STATED AMORTIZATION TERM

--------------------------------------------------------------------------------------------------
                                                                        % OF
          RANGE OF REMAINING             NUMBER OF      AGGREGATE      INITIAL    % OF      % OF
         STATED AMORTIZATION             MORTGAGE     CUT-OFF DATE      POOL     GROUP 1   GROUP 2
            TERMS (MONTHS)                 LOANS         BALANCE       BALANCE   BALANCE   BALANCE
--------------------------------------------------------------------------------------------------

179 - 180 ............................        1      $     7,226,585      0.1%      0.2%      0.0%
181 - 240 ............................        1           15,600,000      0.3       0.3       0.0
241 - 300 ............................        4           26,133,468      0.4       0.6       0.0
301 - 360 ............................       78        1,630,502,198     27.9      30.7      18.2
Non-Amortizing .......................      105        4,166,005,981     71.3      68.2      81.8
--------------------------------------------------------------------------------------------------
                                            189      $ 5,845,468,231    100.0%    100.0%    100.0%
--------------------------------------------------------------------------------------------------
MIN: 179*                                         MAX: 360            WTD. AVERAGE: 354*
--------------------------------------------------------------------------------------------------

*     Excludes the non-amortizing loans.

PREPAYMENT PROVISION SUMMARY

--------------------------------------------------------------------------------------------------
                                                                        % OF
                                         NUMBER OF      AGGREGATE      INITIAL    % OF      % OF
                                         MORTGAGE     CUT-OFF DATE      POOL     GROUP 1   GROUP 2
         PREPAYMENT PROVISION              LOANS         BALANCE       BALANCE   BALANCE   BALANCE
--------------------------------------------------------------------------------------------------

Lockout/Defeasance/Open...............      136      $ 4,462,996,129     76.3%     77.6%     72.2%
Lockout/Yield
   Maintenance/Open...................       31          625,180,421     10.7       8.2      19.1
Yield Maintenance/Defeasance
   or Yield Maintenance/Open..........        6          434,000,000      7.4       9.6      0.0
Lockout/Defeasance or Yield
   Maintenance/Open...................        5          128,000,000      2.2       2.8      0.0
Lockout/Defeasance/
   Prepayment Premium/
   Open...............................        3           72,960,000      1.2       0.0      5.5
Lockout/Defeasance/
   Defeasance or Yield
   Maintenance/Open...................        3           48,500,000      0.8       1.1      0.0
Yield Maintenance/Open................        3           41,671,682      0.7       0.2      2.4
Yield Maintenance/
   Defeasance/Open....................        1           21,000,000      0.4       0.5      0.0
Lockout/Prepayment
   Premium/Open.......................        1           11,160,000      0.2       0.0       0.8
--------------------------------------------------------------------------------------------------
                                            189      $ 5,845,468,231    100.0%    100.0%    100.0%
--------------------------------------------------------------------------------------------------

SHADOW RATED LOANS*

---------------------------------------------------------------------------------------------
                                                  % OF
                                                 INITIAL    % OF      % OF
                                                  POOL     GROUP 1   GROUP 2
              LOAN NAME           LOAN AMOUNT    BALANCE   BALANCE   BALANCE   MOODY'S   S&P
---------------------------------------------------------------------------------------------

Peter Cooper Village
   & Stuyvesant Town
   Pool ......................   $ 247,727,273     4.2%      0.0%     18.7%     Baa3     BBB-
Hyatt Regency Grand
   Cypress ...................   $ 199,757,745     3.4%      4.4%      0.0%     Baa2     BBB+
---------------------------------------------------------------------------------------------

*     Moody's and S&P have confirmed that the Mortgage Loans detailed in this table have, in the context of their inclusion in the mortgage pool, credit characteristics consistent with an investment grade obligation.

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL

   CREDIT SUISSE                                         GOLDMAN, SACHS & CO.

                                       15

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT--OFF DATE
--------------------------------------------------------------------------------

TWENTY LARGEST MORTGAGE LOANS
--------------------------------------------------------------------------------

The following table and summaries describe the twenty largest Mortgage Loans or pools of Mortgage Loans in the Mortgage Pool by Cut-Off Date Balance:

                      TWENTY LARGEST MORTGAGE LOANS BY CUT-OFF DATE BALANCE

                                            NUMBER OF
                                            MORTGAGE                              % OF      % OF
                                MORTGAGE     LOANS /                             INITIAL   INITIAL
                                  LOAN      MORTGAGED   LOAN     CUT-OFF DATE     POOL      GROUP
          LOAN NAME              SELLER    PROPERTIES   GROUP      BALANCE       BALANCE   BALANCE
-----------------------------   --------   ----------   -----   --------------   -------   -------

Five Times Square............   Wachovia      1/1         1     $  536,000,000      9.2%     11.9%
Beacon D.C. & Seattle Pool...   Wachovia      1/20        1        414,000,000      7.1       9.2%
666 Fifth Avenue(3)..........     BCRE        1/1         1        395,000,000      6.8       8.7%
Mall at Rockingham Park......    Nomura       1/1         1        260,000,000      4.4       5.8%
Peter Cooper Village &
 Stuyvesant Town Pool(4).....   Wachovia      1/2         2        247,727,273      4.2      18.7%
Hyatt Regency Grand
 Cypress.....................   Wachovia      1/1         1        199,757,745      3.4       4.4%
Boston Marriott Long Wharf...   Wachovia      1/1         1        176,000,000      3.0       3.9%
East Gate Portfolio..........   Wachovia      5/5         1        130,000,000      2.2       2.9%
Ashford Hospitality Pool 3...   Wachovia      1/2         1        128,408,000      2.2       2.8%
Ashford Hospitality Pool 2...   Wachovia      1/7         1        126,466,000      2.2       2.8%
                                             -----              --------------    -----
                                             14/41              $2,613,359,018     44.7%
                                             =====              ==============    =====

Los Angeles International
 Jewelry Center..............   Wachovia      1/1         1     $  124,400,000      2.1%      2.8%
Lembi Pool...................    Nomura       1/29        1        122,500,000      2.1       2.7%
Ashford Hospitality Pool 1...   Wachovia      1/5         1        115,600,000      2.0       2.6%
Osprey Pool..................   Wachovia      1/2         1        113,360,000      1.9       2.5%
Gravely Portfolio............   Wachovia      3/3         1        106,500,000      1.8       2.4%
City Heights Apartment
 Homes.......................   Wachovia      1/1         2         98,000,000      1.7       7.4%
Ponte Vedra Inn & Club.......   Wachovia      1/1         1         80,000,000      1.4       1.8%
Clinton Manor(6).............     BCRE        1/1         2         79,000,000      1.4       6.0%
Southern Palm Crossing
 Shopping Center.............   Wachovia      1/1         1         69,675,000      1.2       1.5%
635 Madison Avenue...........   Wachovia      1/1         1         56,500,000      1.0       1.3%
                                             -----              --------------    -----
                                             12/45              $  965,535,000     16.5%
                                             =====              ==============    =====

                                             -----              --------------    -----
                                             26/86              $3,578,894,018     61.2%
                                             =====              ==============    =====

                                                                                                               WEIGHTED
                                                                CUT-OFF DATE                  WEIGHTED         AVERAGE      WEIGHTED
                                                                   BALANCE     WEIGHTED        AVERAGE        LTV RATIO     AVERAGE
                                                                PER SF/UNIT/    AVERAGE     CUT-OFF DATE     AT MATURITY    MORTGAGE
            LOAN NAME                      PROPERTY TYPE           ROOM(1)    DSCR(1)(2)   LTV RATIO(1)(2)   OR ARD(1)(2)     RATE
-----------------------------   ------------------------------  ------------  ----------   ---------------   ------------   --------

Five Times Square............   Office -- CBD                    $      973     1.11x           80.0%           80.0%        5.423%
Beacon D.C. & Seattle Pool...   Various                          $      274     1.27x           78.7%           78.7%        5.797%
666 Fifth Avenue(3)..........   Office -- CBD                    $      836     1.46x           60.8%           60.8%        6.353%
Mall at Rockingham Park......   Retail -- Anchored               $      681     1.34x           73.5%           73.5%        5.610%
Peter Cooper Village &
 Stuyvesant Town Pool(4).....   Multifamily -- Conventional      $  267,213     1.73x           55.6%           55.6%        6.434%
Hyatt Regency Grand
 Cypress.....................   Hospitality -- Full Service      $  266,344     1.05x           81.5%           72.0%        5.710%
Boston Marriott Long Wharf...   Hospitality -- Full Service      $  437,811     1.50x           75.9%           75.9%        5.580%
East Gate Portfolio..........   Retail -- Various                $      253     1.21x           79.8%           79.8%        5.480%
Ashford Hospitality Pool 3...   Hospitality -- Limited Service   $  196,043     1.47x           76.4%           71.5%        5.952%
Ashford Hospitality Pool 2...   Hospitality -- Various           $  111,228     1.57x           80.2%           75.0%        5.952%
                                                                                1.33X           73.6%           72.3%        5.824%
Los Angeles International
 Jewelry Center..............   Mixed Use -- Office/Retail       $      336     1.20x           80.0%           74.4%        5.602%
Lembi Pool...................   Various                                  (5)    1.42x           71.5%           71.5%        6.470%
Ashford Hospitality Pool 1...   Hospitality -- Limited Service   $  127,735     1.54x           79.5%           74.3%        5.952%
Osprey Pool..................   Office -- CBD                    $      157     1.35x           80.0%           80.0%        5.610%
Gravely Portfolio............   Office -- CBD                    $      340     1.23x           74.8%           74.8%        5.650%
City Heights Apartment
 Homes.......................   Multifamily -- Conventional      $  142,649     1.20x           81.7%           81.7%        5.650%
Ponte Vedra Inn & Club.......   Hospitality -- Full Service      $  321,285     1.37x           50.0%           43.2%        5.830%
Clinton Manor(6).............   Multifamily -- Conventional      $  327,801     1.32x           69.8%           69.8%        5.500%
Southern Palm Crossing
 Shopping Center.............   Retail -- Anchored               $      201     1.24x           80.0%           80.0%        5.910%
635 Madison Avenue...........   Office -- Medical                $      393     1.36x           58.8%           58.8%        5.600%
                                                                                1.33X           73.9%           72.0%        5.798%
                                                                                1.33X           73.7%           72.3%        5.817%

_________________________
(1)   The Five Times Square Loan, the Beacon D.C. & Seattle Pool Loan, the 666
      Fifth Avenue Loan and the Peter Cooper Village & Stuyvesant Town Loan are
      part of split loan structures that include one or more pari passu companion loans that are not included in the Trust Fund. With respect to each Mortgage Loan, unless otherwise specified, the calculations of LTV
      Ratios, DSC Ratio and Cut-Off Date Balance per square foot/unit are based on the aggregate indebtedness of or debt service on, as applicable, the
      Mortgage Loan and the related pari passu companion loan, but not any related subordinate companion loan or future pari passu companion loan.

(2)   Certain of the Mortgage Loans reflect LTV Ratios that have been calculated on an "as-stabilized" basis, or have LTV Ratios or DSC Ratios that have been adjusted to take into account certain cash reserves, holdbacks or letters of credit or was calculated based on assumptions regarding the future financial performance of the related Mortgaged Property. See
      "Additional Mortgage Loan Information" herein. Also, see "DESCRIPTION OF
      THE MORTGAGE POOL--Additional Mortgage Loan Information" and "RISK
      FACTORS--Risks Relating to Net Cash Flow" and "--Inspections and
      Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
      Property" in the Prospectus Supplement.

(3)   The underwritten net cash flow used to calculate the DSC Ratio was determined based on certain assumptions, including that all leases were marked to current market rental rates. If the market rental rates are not achieved, upon lease rollover, the DSC Ratio will be negatively affected.
      The "As-Is" DSC Ratio calculated based on the rent roll dated January 11,
      2007 including rent steps through 2007 is 0.65x. See "RISK FACTORS--Risks
      Relating to Net Cash Flow" in the Prospectus Supplement.

(4)   The underwritten net cash flow used to calculate the DSC Ratio was determined using future cash flow projections that include various assumptions including an assumed annual rate of conversion of units from rent-stabilized units to deregulated units. The DSC Ratio for the related
      Mortgaged Property calculated based on the net operating income for year
      2006 is 0.58x. See "RISK FACTORS--Risks Relating to Net Cash Flow" in the
      Prospectus Supplement.

(5)   The Lembi Pool Loan is secured by 27 multifamily properties with a retail component and 2 retail properties. Based on the Allocated Cut-Off Date
      Balance for each individual Mortgaged Property, the aggregate Cut-Off Date
      Balance per unit for all of the multifamily properties is $193,365 and the aggregate Cut-Off Date Balance per square foot for all of the retail properties is $398.

(6)   The DSC Ratio is based on underwritten cash flows that were derived based on certain assumptions, including a projected increase in the Housing
      Assistance Program ("HAP") contract rents as of January 2008. The "As-Is"
      DSC Ratio calculated based on the current HAP contract in place as of
      January 2007 is 1.28x. See "RISK FACTORS--Risks Relating to Net Cash Flow"
      and "DESCRIPTION OF THE MORTGAGE POOL--Additional Mortgage Loan
      Information" in the Prospectus Supplement.

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL

   CREDIT SUISSE                                         GOLDMAN, SACHS & CO.

                                       16

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31

--------------------------------------------------------------------------------
                                FIVE TIMES SQUARE
--------------------------------------------------------------------------------

                     [4 PHOTOS OF FIVE TIMES SQUARE OMITTED]

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL

   CREDIT SUISSE                                         GOLDMAN, SACHS & CO.

                                       17

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31

--------------------------------------------------------------------------------
                                FIVE TIMES SQUARE
--------------------------------------------------------------------------------

                       [MAP OF FIVE TIMES SQUARE OMITTED]

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL

   CREDIT SUISSE                                         GOLDMAN, SACHS & CO.

                                       18

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31

--------------------------------------------------------------------------------
                                FIVE TIMES SQUARE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

MORTGAGE LOAN SELLER                                                   Wachovia
CUT-OFF DATE BALANCE                                               $536,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    9.2%
NUMBER OF MORTGAGE LOANS                                                      1
LOAN PURPOSE                                                        Acquisition
SPONSOR                                                              AVR Realty
TYPE OF SECURITY                                                      Leasehold
MORTGAGE RATE                                                         5.423125%
MATURITY DATE                                                    March 11, 2017
AMORTIZATION TYPE                                                 Interest-Only
INTEREST ONLY PERIOD                                                        120
ORIGINAL TERM / AMORTIZATION                                           120 / IO
   REMAINING TERM / AMORTIZATION                                       118 / IO
   LOCKBOX                                                                  Yes

UP-FRONT RESERVES
   TAX/INSURANCE                          Yes
   DEBT SERVICE(1)                $17,819,225
   LIQUIDITY RESERVE(2)            $6,544,946
   GROUND RENT                        $45,040

ONGOING ANNUAL RESERVES
   TAX/INSURANCE                          Yes
   REPLACEMENT                        $57,638
   DEBT SERVICE(1)                     Varies

ADDITIONAL FINANCING          Pari Passu Debt                      $536,000,000
                                       B-Note                       $67,000,000
                            Mezzanine Debt(3)                       $67,000,000

                                                 WHOLE
                             PARI PASSU         MORTGAGE
                              NOTES(4)            LOAN             TOTAL DEBT
                           --------------    --------------      --------------
CUT-OFF DATE BALANCE       $1,072,000,000    $1,139,000,000      $1,206,000,000
CUT-OFF DATE BALANCE/SF         $973             $1,034              $1,095

CUT-OFF DATE LTV               80.0%             85.0%               90.0%
MATURITY DATE LTV              80.0%             85.0%               90.0%
UW DSCR ON NCF                 1.11x             1.02x               N/A(3)
--------------------------------------------------------------------------------

(1)   There is a shortfall in the related Mortgaged Property cashflow needed to fully cover debt service payments due under the Whole Mortgage Loan during the initial 60 months of the term of the Five Times Square Loan. An amount expected to equal the aggregate shortfall during this period was escrowed at closing and will be released monthly to help satisfy the full debt service obligation. In the event the net cash flow at the related
      Mortgaged Property exceeds the debt service payment in a given month, then the excess cash flow will be swept into the debt service reserve. The debt service reserve will be balanced monthly and will be replenished, as needed, by the borrower pursuant to the schedule in the related Mortgage
      Loan documents. The borrower is permitted to use funds held in the liquidity reserve to replenish the debt service reserve.

(2)   A $1,780,000 liquidity reserve was established at closing for general property cash flow items. A $4,764,946 increase was made to the liquidity reserve in March 2007, comprised of the funds from the net cash flow at the related Mortgaged Property.

(3)   The mezzanine loan generally does not require scheduled debt service payments during the term, but rather accrues and compounds at an interest rate of 10% per annum. The balance of the mezzanine loan upon maturity of the Five Times Square Loan is estimated to be approximately $184,000,000.

(4)   LTV Ratios, DSC Ratio and Cut-Off Date Balance/SF were derived based upon the aggregate indebtedness of, or scheduled debt service due in connection with, the Five Times Square Loan and the Five Times Square Pari Passu
      Companion Loans.

(5)   Underwritten expenses related to ground rent payments are net of certain excess site acquisition credits being given by the ground lessor in connection with local revitalization programs and as a result do not include the full amount of ground rent payments that would otherwise be payable upon their expiration (scheduled to occur in 2028) or if those credits were not available.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                1
LOCATION                                                           New York, NY
PROPERTY TYPE                                                     Office -- CBD
SIZE (SF)                                                             1,101,779
OCCUPANCY AS OF JANUARY 31, 2007                                         100.0%
YEAR BUILT / YEAR RENOVATED                                           2002 / NA
APPRAISED VALUE                                                  $1,340,000,000
PROPERTY MANAGEMENT                       Boston Properties Limited Partnership
UW ECONOMIC OCCUPANCY                                                     99.6%
UW REVENUES                                                         $77,789,438
UW TOTAL EXPENSES(5)                                                $13,349,014
UW NET OPERATING INCOME (NOI)                                       $64,440,424
UW NET CASH FLOW (NCF)                                              $64,298,257

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL

   CREDIT SUISSE                                        GOLDMAN, SACHS & CO.

                                       19

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                FIVE TIMES SQUARE
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                         TENANT SUMMARY
---------------------------------------------------------------------------------------------------------------------------------
                                                                 % OF NET                ANNUAL          % OF
                                 RATINGS(1)       NET RENTABLE   RENTABLE     BASE        BASE       TOTAL ANNUAL       LEASE
TENANT                        FITCH/MOODY'S/S&P    AREA (SF)       AREA     RENT PSF      RENT        BASE RENT      EXPIRATION
---------------------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS                                                               $  48.49   $51,639,451       88.4%        May 2022
  Ernst & Young LLP........       NR/NR/NR           1,064,939      96.7%   $ 105.15     1,526,042        2.6         May 2013
  Red Lobster..............    BBB+/Baa1/BBB+           14,513       1.3    $ 191.42     2,220,472        3.8       November 2018
  Disney Store(2)..........       A--/A3/A-             11,600       1.1    $ 283.96     3,046,039        5.2       January 2018
  Champs Sports............      NR/Ba1/BB+             10,727       1.0
                                                  ------------   --------              -----------   ------------
  TOTAL MAJOR TENANTS......                          1,101,779     100.0%   $  53.03   $58,432,004      100.0%

NON-MAJOR TENANTS..........                                  0       0.0    $   0.00             0        0.0
                                                  ------------   --------              -----------   ------------

OCCUPIED TOTAL.............                          1,101,779     100.0%   $  53.03   $58,432,004      100.0%

VACANT SPACE...............                                  0       0.0               ===========   ============
                                                  ------------   --------

PROPERTY TOTAL.............                          1,101,779     100.0%
                                                  ============   ========
---------------------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)   Disney Store has not yet taken occupancy of leased space, however it has commenced paying rent.

-------------------------------------------------------------------------------------------------------------------------------
                                                  LEASE EXPIRATION SCHEDULE
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                CUMULATIVE % OF
              # OF LEASES   WA BASE RENT/SF   TOTAL SF    % OF TOTAL SF   CUMULATIVE % OF SF   % OF BASE RENT      BASE RENT
   YEAR        EXPIRING        EXPIRING       EXPIRING      EXPIRING*         EXPIRING*          EXPIRING*         EXPIRING*
---------------------------------------------------------------------------------------------------------------------------------

   2007            0            $  0.00               0       0.0%               0.0%               0.0%             0.0%
   2008            0            $  0.00               0       0.0%               0.0%               0.0%             0.0%
   2009            0            $  0.00               0       0.0%               0.0%               0.0%             0.0%
   2010            0            $  0.00               0       0.0%               0.0%               0.0%             0.0%
   2011            0            $  0.00               0       0.0%               0.0%               0.0%             0.0%
   2012            0            $  0.00               0       0.0%               0.0%               0.0%             0.0%
   2013            1            $105.15          14,513       1.3%               1.3%               2.6%             2.6%
   2014            0            $  0.00               0       0.0%               1.3%               0.0%             2.6%
   2015            0            $  0.00               0       0.0%               1.3%               0.0%             2.6%
   2016            0            $  0.00               0       0.0%               1.3%               0.0%             2.6%
   2017            0            $  0.00               0       0.0%               1.3%               0.0%             2.6%
Thereafter         9            $ 52.34       1,087,266      98.7%             100.0%              97.4%            100.0%
  Vacant           0              NA                  0       0.0%             100.0%               0.0%            100.0%
---------------------------------------------------------------------------------------------------------------------------------

*     Calculated based upon approximate square footage occupied by each tenant.

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL

   CREDIT SUISSE                                        GOLDMAN, SACHS & CO.

                                       20

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31

--------------------------------------------------------------------------------
                                FIVE TIMES SQUARE
--------------------------------------------------------------------------------

o     THE LOAN. The Mortgage Loan (the "Five Times Square Loan") is secured by a first lien leasehold interest in a Class A office building located in New
      York, New York. The Five Times Square Loan represents approximately 9.2%
      of the Cut-Off Date Pool Balance. The Five Times Square Loan was
      originated on February 15, 2007 and has a principal balance as of the
      Cut-Off Date of $536,000,000. The Five Times Square Loan, which is evidenced by a pari passu note, dated February 15, 2007, is a portion of a whole loan with an original principal balance of $1,139,000,000. The other loans related to the Five Times Square Loan are evidenced by separate notes, each dated February 15, 2007 (the "Five Times Square Pari Passu
      Companion Loans" and the "Five Times Square Subordinate Companion Loan"
      and together with the Five Times Square Loan, the "Five Times Square Whole
      Loan"), with original principal balances of $536,000,000 and $67,000,000, respectively. The Five Times Square Pari Passu Companion Loans and the
      Five Times Square Subordinate Companion Loan will not be assets of the
      Trust Fund. The Five Times Square Loan, Five Times Square Pari Passu
      Companion Loans and the Five Times Square Subordinate Companion Loan are
      governed by an intercreditor and serving agreement and will be serviced pursuant to the terms of the pooling and servicing agreement relating to the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage
      Pass-Through Certificates, Series 2007-C30 transaction, as described in the Prospectus Supplement under "DESCRIPTION OF THE MORTGAGE
      POOL--Co-Lender Loans". The Five Times Square Loan provides for interest-only payments for the entire loan term.

      The Five Times Square Loan has a remaining term of 118 months and matures on March 11, 2017. The Five Times Square Loan may be prepaid on or after
      January 11, 2017, and permits defeasance with United States government obligations beginning two years after the Closing Date.

o     THE BORROWER. The borrower is AVR Crossroads, LLC, a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Five Times Square Loan.
      The sponsor of the borrower is AVR Realty ("AVR"). In operation for more than 40 years, AVR has built, acquired and developed more than 35 million square feet of commercial and residential space, and has a portfolio that includes residential communities, shopping centers, office complexes, corporate and industrial parks, hotels and assisted living facilities.

o     THE PROPERTY. The Mortgaged Property is an approximately 1,101,779 square foot office building situated on approximately 0.6 acres. The Mortgaged
      Property was constructed in 2002. The Mortgaged Property is located in New
      York, New York on 7th Avenue between 41st and 42nd Streets. As of January
      31, 2007, the occupancy rate for the Mortgaged Property securing the Five
      Times Square Loan was approximately 100.0%.

      The largest tenant is Ernst & Young LLP ("E&Y"), occupying approximately
      1,064,939 square feet, or approximately 96.7% of the net rentable area.
      Five Times Square is the United States headquarters for E&Y. E&Y is one of the "Big Four" accounting and consulting firms and is reportedly the seventh largest private company in the United States. The E&Y lease expires in May 2022, with two ten-year extension options. Although a minor part of the income of the Mortgaged Property, there are three ground floor retail tenants. The largest retail tenant is Red Lobster, occupying approximately 14,513 square feet, or approximately 1.3% of the net rentable area. Red Lobster is a subsidiary of Darden Restaurants, Inc.
      ("Darden"). Darden caters to families with mid-priced menu items and themed interiors. Darden operates more than 1,400 casual dining restaurants in the United States and Canada, including its two largest brands, Red Lobster and Olive Garden. As of February 15, 2007, Darden was
      rated "BBB+" (Fitch), "Baa1" (Moody's), and "BBB+" (S&P). The Red Lobster
      lease expires in May 2013 but contains three five-year extensions. The second largest retail tenant is the Disney Store, leasing approximately
      11,600 square feet, or approximately 1.1% of the net rentable area. The
      Disney Store is an international chain of specialty stores, selling
      Disney-branded items, many of them exclusive. At Disney Stores located throughout North America, guests can purchase passes to the Disneyland
      Resort and the Walt Disney World Resort. As of April 25, 2007, the Walt
      Disney Co. was rated "A-" (Fitch), "A3" (Moody's) and "A-" (S&P). The
      Disney Store lease expires in November 2018. The third largest retail tenant is Champs Sports ("Champs"), occupying approximately 10,727 square feet, or approximately 1.0% of the net rentable area. Champs, a subsidiary of Foot Locker, Inc., is Foot Locker, Inc.'s second largest division in
      North America. Champs stores are primarily mall-based and sell athletic footwear, apparel and equipment. As of February 15, 2007, Champs was rated
      "Ba1" (Moody's) and "BB+" (S&P).The Champs lease expires in January 2018.

o     LOCKBOX ACCOUNT. All tenant payments due under the applicable leases are deposited into a mortgagee-designated lockbox account.

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL

   CREDIT SUISSE                                        GOLDMAN, SACHS & CO.

                                       21

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31

--------------------------------------------------------------------------------
                                FIVE TIMES SQUARE
--------------------------------------------------------------------------------

o     MEZZANINE DEBT. A mezzanine loan with an original principal balance of
      $67,000,000 was provided by Wachovia Bank, National Association, on
      February 15, 2007. The mezzanine loan is not an asset of the Trust Fund and is secured by a pledge of the equity interests in the borrower for the
      Five Times Square Loan. The mezzanine loan accrues interest at a fixed rate of 10% per annum with a maturity date of March 11, 2017. The mezzanine loan generally does not require scheduled debt service payments during its term unless an amount sufficient to pay such interest is on deposit in the mezzanine payment escrow account.

o     MANAGEMENT. Boston Properties Limited Partnership ("Boston Properties") is
      the property manager for the Mortgaged Property securing the Five Times
      Square Loan. Boston Properties, a self-administered and self-managed real estate investment trust owns, manages and develops properties in the
      United States, with a significant presence in Boston, Washington, D.C.,
      Midtown Manhattan and San Francisco.

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL

   CREDIT SUISSE                                        GOLDMAN, SACHS & CO.

                                       22

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31

--------------------------------------------------------------------------------
                           BEACON D.C. & SEATTLE POOL
--------------------------------------------------------------------------------

                [5 PHOTOS OF BEACON D.C. & SEATTLE POOL OMITTED]

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL

   CREDIT SUISSE                                         GOLDMAN, SACHS & CO.

                                       23

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31

--------------------------------------------------------------------------------
                           BEACON D.C. & SEATTLE POOL
--------------------------------------------------------------------------------

                 [2 MAPS OF BEACON D.C. & SEATTLE POOL OMITTED]

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL

   CREDIT SUISSE                                          GOLDMAN, SACHS & CO.

                                       24

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           BEACON D.C. & SEATTLE POOL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                   Wachovia
CUT-OFF DATE BALANCE                                               $414,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    7.1%
NUMBER OF MORTGAGE LOANS                                                      1
LOAN PURPOSE                                                        Acquisition
SPONSOR                                 Beacon Capital Strategic Partners V, LP
TYPE OF SECURITY(1)                                        Fee/Leasehold/Pledge
PARTIAL RELEASE(2)                                                          Yes
MORTGAGE RATE                                                            5.797%
MATURITY DATE                                                       May 7, 2012
AMORTIZATION TYPE                                                 Interest-Only
INTEREST ONLY PERIOD                                                         60
ORIGINAL TERM / AMORTIZATION                                            60 / IO
REMAINING TERM / AMORTIZATION                                           60 / IO
LOCKBOX                                                                     Yes

UP-FRONT RESERVES
  TI/LC                           $18,200,095

ONGOING ANNUAL RESERVES
  TAX/INSURANCE(3)                  Springing
  REPLACEMENT(3)                   $2,462,085
  TI/LC(3)                         $9,848,341

ADDITIONAL FINANCING          Pari Passu Debt                    $2,286,000,000
                                Mezzanine Debt                     $205,000,000

                             PARI PASSU
                               NOTES          PARI PASSU
                             (INCLUDING         NOTES
                             CASH FLOW       (COLLATERAL
                              ASSETS)        ASSETS ONLY)       TOTAL DEBT
                           --------------   --------------   ---------------
CUT-OFF DATE BALANCE       $2,700,000,000   $2,700,000,000    $2,905,000,000
CUT-OFF DATE BALANCE/SF         $274             $354              $295

CUT-OFF DATE LTV(4)            78.7%            78.7%             84.6%
MATURITY DATE LTV(4)           78.7%            78.7%             84.6%
UW DSCR ON NCF                 1.27x           1.10x(5)           1.15x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES(1)                  17 (Collateral)/3 (Cash Flow)
LOCATION                                                                Various
PROPERTY TYPE                                                 Office -- Various
SIZE (SF) COLLATERAL ASSETS                                           7,624,482
SIZE (SF) CASH FLOW ASSETS                                            2,223,859
TOTAL SIZE (SF)                                                       9,848,341
OCCUPANCY AS OF APRIL 1, 2007                                             96.9%
YEAR BUILT / YEAR RENOVATED                                             Various
APPRAISED VALUE                                     $3,432,650,000 (Collateral)
PROPERTY MANAGEMENT                                                Self-managed
UW ECONOMIC OCCUPANCY                                                     94.6%
UW REVENUES COLLATERAL ASSETS                                      $271,815,146
UW TOTAL EXPENSES COLLATERAL ASSETS                                 $88,549,800
UW NET OPERATING INCOME (NOI) COLLATERAL ASSETS                    $183,213,085
UW NET CASH FLOW (NCF) COLLATERAL ASSETS                           $171,617,524

UW REVENUES CASH FLOW ASSETS                                        $82,363,713
UW TOTAL EXPENSES CASH FLOW ASSETS                                  $23,765,690
UW NET OPERATING INCOME (NOI) CASH FLOW ASSETS                      $58,598,023
UW NET CASH FLOW (NCF) CASH FLOW ASSETS                             $26,736,911

TOTAL UW REVENUES                                                  $354,178,858
TOTAL UW TOTAL EXPENSES                                            $112,315,490
TOTAL UW NET OPERATING INCOME (NOI)                                $241,811,107
TOTAL UW NET CASH FLOW (NCF)                                       $198,354,435
--------------------------------------------------------------------------------

(1)   The Beacon D.C. & Seattle Pool Loan is secured by (i) first mortgages or deeds of trust encumbering the Portfolio Properties, (ii) a pledge of ownership interests and a first mortgage on an Additional Property and
      (iii) the Cash Flow Assets. See "The Loan" below.

(2)   The Beacon D.C. & Seattle Pool Loan allows for partial release, subject to the satisfaction of certain tests and conditions as set forth in the related Mortgage Loan documents. See "Releases" below.

(3)   Upon an event of default, the borrower will be required to maintain reserve accounts for taxes, debt service, insurance, ground rents, replacement and TI/LC.

(4)   For purposes of calculating LTV Ratios, the value of the Collateral Assets only was applied in each case. Incorporating the related appraised values and applicable first mortgage debt for the Cash Flow Assets, the LTV
      Ratios for the Pari Passu Notes and the Total Debt are 68.3% and 72.9%,
      respectively.

(5)   In the event the Cash Flow Assets are released, the resulting paydown required on the mortgage debt will cause the DSC Ratio to equal 1.14x. See
      "Releases" below.

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL
   CREDIT SUISSE                                          GOLDMAN, SACHS & CO.

                                       25

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31
--------------------------------------------------------------------------------

                           BEACON D.C. & SEATTLE POOL
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
                                        BEACON D.C. & SEATTLE POOL SUMMARY
---------------------------------------------------------------------------------------------------------------------
                                                                             ALLOCATED
                                                           ALLOCATED          CUT-OFF         YEAR
                                                              LOAN           DATE POOL      BUILT /          SQUARE
          PROPERTY NAME                LOCATION              AMOUNT           BALANCE      RENOVATED          FEET
---------------------------------------------------------------------------------------------------------------------

COLLATERAL ASSETS
  Market Square(2)               Washington, D.C.        $  417,186,336     $ 63,968,572    1991 / NA         678,348
  Polk & Taylor Buildings        Arlington, VA              330,436,814       50,666,978    1970 / 2003       904,226
  Wells Fargo Center             Seattle, WA                310,721,014       47,643,889    1983 / NA         944,141
  One, Two & Three Lafayette
   Centre                        Washington, D.C.           280,831,861       43,060,885    1980 / 1993       711,495
  Booz Allen Complex             Mc Lean, VA                236,826,194       36,313,350    1980 / NA         731,234
  Key Center                     Bellevue, WA               158,278,446       24,269,362    2000 / NA         473,988
  Sunset North                   Bellevue, WA               147,079,871       22,552,247    1999 / NA         463,182
  City Center Bellevue           Bellevue, WA               146,015,218       22,389,000    1986 / NA         465,765
  Plaza Center and US Bank
   Tower                         Bellevue, WA               119,714,340       18,356,199    1978 / NA         466,948
  1616 North Fort Myer Drive     Arlington, VA              110,408,482       16,929,301    1975 / NA         294,521
  American Center                Vienna, VA                  83,594,994       12,817,899    1985 / NA         329,695
  Eastgate Office Park           Bellevue, WA                73,027,325       11,197,523    1985 / NA         251,088
  Liberty Place                  Washington, D.C.            69,399,617       10,641,275    1991 / NA         163,936
  Lincoln Executive Center
   Buildings I, II, III, A&B     Bellevue, WA                67,428,037       10,338,966    1984 / NA         277,672
  11111 Sunset Hills Road        Reston, VA                  59,305,128        9,093,453    2000 / NA         216,469
  Army and Navy Club Building    Washington, D.C.            50,078,133        7,678,647    1913 / 1987       102,822
  Plaza East                     Bellevue, WA                39,668,190        6,082,456    1987 / NA         148,952
                                                         --------------     -----------                    ----------

  TOTAL COLLATERAL ASSETS                                $2,700,000,000     $414,000,000                    7,624,482
                                                         ==============     ============                   ==========

  CASH FLOW ASSETS
  Washington Mutual
   Tower(3)(4)                   Seattle, WA                       --               --      1988 / NA       1,079,013
  Reston Town Center(4)          Reston, VA                        --               --      1988 / NA         764,103
  1300 North Seventeenth(4)
   Street                        Arlington, VA                     --               --      1980 / NA         380,743
                                                         --------------     ------------                    ---------

  TOTAL CASH FLOW ASSETS                                                                                    2,223,859
                                                         ==============     ============                    =========

  POOL TOTAL                                             $2,700,000,000     $414,000,000                    9,848,341
                                                         ==============     ============                    =========

                                  CUT-OFF
                              DATE BALANCE                     UW      UNDERWRITTEN    MORTGAGED       APPRAISED      APPRAISED
          PROPERTY NAME           PER SF      OCCUPANCY(1)  OCCUPANCY  NET CASH FLOW   INTEREST          VALUE      VALUE PER SF
---------------------------------------------------------------------------------------------------------------------------------

COLLATERAL ASSETS
  Market Square(2)                $615           95.4%       95.4%     $25,307,068       Fee        $  529,000,000        $780
  Polk & Taylor Buildings         $365          100.0%       96.0%      22,263,095       Fee           419,000,000        $463
  Wells Fargo Center              $329           92.8%       92.8%      18,616,234       Fee           394,000,000        $417
  One, Two & Three Lafayette
   Centre                         $395           91.3%       91.3%      17,388,129       Fee           356,100,000        $500
  Booz Allen Complex              $324           99.5%       95.0%      15,469,519       Fee           300,300,000        $411
  Key Center                      $334           97.9%       95.0%      11,014,878    Leasehold        200,700,000        $423
  Sunset North                    $318          100.0%       95.0%       8,370,682       Fee           186,500,000        $403
  City Center Bellevue            $313           95.6%       95.3%       9,183,434       Fee           182,150,000        $391
  Plaza Center and US Bank
   Tower                          $256           95.8%       95.3%       8,466,919       Fee           151,800,000        $325
  1616 North Fort Myer Drive      $375           97.8%       95.0%       7,127,979       Fee           144,000,000        $489
  American Center                 $254           94.8%       94.8%       6,801,602       Fee           106,000,000        $322
  Eastgate Office Park            $291          100.0%       95.0%       3,555,517       Fee            92,600,000        $369
  Liberty Place                   $423           99.4%       95.2%       5,225,760       Fee            96,000,000        $586
  Lincoln Executive Center
   Buildings I, II, III, A&B      $243           96.8%       95.0%       3,898,128       Fee            85,500,000        $308
  11111 Sunset Hills Road         $274          100.0%       95.0%       4,199,874       Fee            75,200,000        $347
  Army and Navy Club Building     $487          100.0%       95.0%       2,376,221       Fee            63,500,000        $618
  Plaza East                      $266           91.5%       91.5%       2,352,485       Fee            50,300,000        $338
                                                                       -----------                  --------------

  TOTAL COLLATERAL ASSETS         $354           96.6%       94.5%     $171,617,524                 $3,432,650,000        $450
                                                                       ============                 ==============

  CASH FLOW ASSETS
  Washington Mutual
   Tower(3)(4)                    NA             96.9%       95.1%     $12,770,003       Fee        $  378,684,000        $351
  Reston Town Center(4)           NA             98.3%       95.0%       8,066,030       Fee           440,000,000        $576
  1300 North Seventeenth(4)
   Street                         NA             99.4%       95.0%       5,900,879       Fee           200,000,000        $525
                                                                       -----------                  --------------

  TOTAL CASH FLOW ASSETS                         97.8%       95.0%     $26,736,911                  $1,018,684,000       $458
                                                                       ===========                  ==============

  POOL TOTAL                      $274           96.9%       94.6%     $198,354,435                 $4,451,334,000       $452
                                                                       ============                 ==============
-------------------------------------------------------------------------------------------------------------------------------

(1)   Occupancy date as of April 1, 2007 for all properties.

(2)   Secured by a pledge of the Sponsor's ownership interests in the Market
      Square joint venture and a pledge of the first mortgage secured by Market
      Square.

(3)   The Cash Flow Borrower owns a 62.8% interest in the Mortgaged Property through a joint venture. Accordingly, the appraised value detailed above represents 62.8% of the $603,000,000 property value.

(4)   The Beacon D.C. & Seattle Pool Loan's Cash Flow Assets may be released for the following amounts; (i) Washington Mutual Tower, $235,000,000; (ii)
      Reston Town Center, $130,000,000; (iii) 1300 North 17th Street,
      $75,000,000. See "Releases" below.

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL

   CREDIT SUISSE                                          GOLDMAN, SACHS & CO.

                                       26

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31

--------------------------------------------------------------------------------
                           BEACON D.C. & SEATTLE POOL
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------
                    BEACON D.C. & SEATTLE POOL TENANT SUMMARY
---------------------------------------------------------------------------------------------------
                                                                            NET
                                                       RATINGS(1)        RENTABLE       % OF NET
TENANT                                             FITCH/MOODY'S/S&P     AREA (SF)    RENTABLE AREA
---------------------------------------------------------------------------------------------------

MAJOR TENANTS
  Booz Allen Hamilton.........................         NR/NR/NR           714,237          7.3%
  GSA - Department Of Defense.................       AAA/Aaa/AAA          554,294          5.6
  Polk GSA....................................       AAA/Aaa/AAA          354,909          3.6
  Perkins Coie................................         NR/NR/NR           285,716          2.9
  Expedia.....................................       NR/Baa3/BBB-         265,713          2.7
  Wells Fargo Bank NA.........................        AA/Aaa/AAA          214,662          2.2
  Washington Mutual Bank......................         A/A2/A-            191,758          1.9
  Davis Wright Tremaine.......................         NR/NR/NR           169,533          1.7
  XO Communications...........................         NR/NR/NR           167,495          1.7
  Commodity Future............................         NR/NR/NR           161,785          1.6
                                                                         --------        -----
  TOTAL MAJOR TENANTS                                                    3,080,102        31.3%

NON-MAJOR TENANTS.............................                           6,458,372        65.6
                                                                         ---------       -----
OCCUPIED TOTAL................................                           9,538,474        96.9%

2VACANT SPACE..................................                             309,867         3.1
                                                                         --------        -----

PROPERTY TOTAL................................                           9,848,341       100.0%
                                                                         =========       ------

                                                                                   % OF TOTAL
                                                   BASE            ANNUAL            ANNUAL              LEASE
TENANT                                           RENT PSF         BASE RENT        BASE RENT          EXPIRATION
---------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
  Booz Allen Hamilton.........................    $29.44           $ 21,029,232          7.6%      Multiple Spaces (2)
  GSA - Department Of Defense.................    $32.21             17,854,320          6.5      Multiple Spaces (3)
  Polk GSA....................................    $25.24              8,956,668          3.3      Multiple Spaces (4)
  Perkins Coie................................    $30.54              8,726,748          3.2      Multiple Spaces (5)
  Expedia.....................................    $14.90              3,959,880          1.4          September 2009
  Wells Fargo Bank NA.........................    $27.24              5,847,960          2.1      Multiple Spaces (6)
  Washington Mutual Bank......................    $33.28              6,381,384          2.3      Multiple Spaces (7)
  Davis Wright Tremaine.......................    $26.00              4,407,864          1.6         December 2018
  XO Communications...........................    $25.70              4,304,628          1.6         November 2007
  Commodity Future............................    $42.79              6,922,896          2.5         September 2015
                                                                   ------------       ------
  TOTAL MAJOR TENANTS                             $28.70           $ 88,391,580         32.1%

NON-MAJOR TENANTS.............................    $28.96            187,064,904         67.9
                                                                   ------------       ------

OCCUPIED TOTAL................................    $28.88           $275,456,484        100.0%
                                                                   ============       ======
VACANT SPACE

PROPERTY TOTAL
---------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)   Under the terms of multiple leases, 408,591 square feet expire in December
      2010, 180,000 square feet expire in January 2012 and 125,646 expire in
      June 2014.

(3)   Under the terms of multiple leases, 4,977 square feet expire in July 2007,
      524,867 square feet expire in April 2008 and
        24,450 square feet expire in November 2009.

(4)   Under the terms of multiple leases, 41,410 square feet expire in May 2009,
      60,380 square feet expire in February 2010, 46,163 square feet expire in
      August 2010, 130,624 square feet expire in March 2015 and 76,332 square feet expire in March 2014.

(5)   Under the terms of multiple leases, 10,546 square feet expire in July
      2011, 272,046 square feet expire in December 2011 and 3,124 square feet expire in December 2035.

(6)   Under the terms of multiple leases, 59,544 square feet expire in February
      2008, 128,421 square feet expire in Septermber 2008, 2,515 square feet expire in November 2008, 1,913 square feet expire in November 2009, 7,018 square feet expire in November 2010, 15,075 square feet expire in March
      2011 and 176 square feet expire in December 2035.

(7)   Under the terms of multiple leases, 3,569 square feet expire in May 2008,
      7,086 square feet expire in February 2010 and 181,103 square feet expire in December 2010.

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL

   CREDIT SUISSE                                         GOLDMAN, SACHS & CO.

                                       27

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31
--------------------------------------------------------------------------------
                           BEACON D.C. & SEATTLE POOL
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                  BEACON CAPITAL POOL TENANT SUMMARY -- COLLATERAL ASSETS
-------------------------------------------------------------------------------------------------------
                                                                               NET
                                                      RATINGS(1)            RENTABLE         % OF NET
TENANT                                             FITCH/MOODY'S/S&P        AREA (SF)       RENTABLE AREA
--------------------------------------------------------------------------------------------------------

MAJOR TENANTS
  Booz Allen Hamilton.........................         NR/NR/NR              714,237             9.4%
  GSA - Department Of Defense.................       AAA/Aaa/AAA             554,294             7.3
  Polk GSA....................................       AAA/Aaa/AAA             278,577             3.7
  Expedia.....................................         NR/NR/NR              265,713             3.5
  Wells Fargo Bank NA.........................        AA/Aaa/AAA             214,662             2.8
  XO Communications...........................         NR/NR/NR              167,495             2.2
  Commodity Future............................         NR/NR/NR              161,785             2.1
  Infospace...................................         NR/NR/NR              130,826             1.7
  Sierra Entertainment........................         NR/NR/NR              128,040             1.7
  Fulbright & Jaworski........................         NR/NR/NR              127,804             1.7
                                                                            ---------          -----
  TOTAL MAJOR TENANTS.........................                              2,743,433           36.0%

NON-MAJOR TENANTS.............................                              4,619,979           60.6
                                                                            ---------          -----

OCCUPIED TOTAL................................                              7,363,412           96.6%

VACANT SPACE..................................                                261,070            3.4
                                                                            ---------          -----

PROPERTY TOTAL................................                              7,624,482          100.0%
                                                                            =========          =====

                                                                                   % OF TOTAL
                                                   BASE              ANNUAL          ANNUAL              LEASE
TENANT                                           RENT PSF           BASE RENT       BASE RENT         EXPIRATION
---------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
  Booz Allen Hamilton.........................    $29.44           $ 21,029,232        10.2%      Multiple Spaces (2)
  GSA - Department Of Defense.................    $32.21             17,854,320         8.7%      Multiple Spaces (3)
  Polk GSA....................................    $25.18              7,014,612         3.4%      Multiple Spaces (4)
  Expedia.....................................    $14.90              3,959,880         1.9%          September 2009
  Wells Fargo Bank NA.........................    $27.24              5,847,960         2.8%      Multiple Spaces (5)
  XO Communications...........................    $25.70              4,304,628         2.1%          November 2007
  Commodity Future............................    $42.79              6,922,896         3.4%          September 2015
  Infospace...................................    $23.60              3,087,372         1.5%          February 2013
  Sierra Entertainment........................    $24.00              3,072,960         1.5%          February 2010
  Fulbright & Jaworski........................    $32.64              4,171,776         2.0%             June 2015
                                                                   ------------       -----
  TOTAL MAJOR TENANTS.........................    $28.16           $ 77,265,636        37.6%

NON-MAJOR TENANTS.............................    $27.81            128,474,940        62.4
                                                                   ------------       -----

OCCUPIED TOTAL................................    $27.94           $205,740,576       100.0%
                                                                   ============       =====

VACANT SPACE

PROPERTY TOTAL
---------------------------------------------------------------------------------------------------------------------

(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)   Under the terms of multiple leases, 408,591 square feet expire in December
      2010, 180,000 square feet expire in January 2012 and 125,646 expire in
      June 2014.

(3)   Under the terms of multiple leases, 4,977 square feet expire in July 2007,
      524,867 square feet expire in April 2008 and 24,450 square feet expire in
      November 2009.

(4)   Under the terms of multiple leases, 41,410 square feet expire in May 2009,
      60,380 square feet expire in February 2010, 46,163 square feet expire in
      August 2010, and 130,624 square feet expire in March 2015.

(5)   Under the terms of multiple leases, 59,544 square feet expire in February
      2008, 128,421 square feet expire in September 2008, 2,515 square feet expire in November 2008, 1,913 square feet expire in November 2009, 7,018 square feet expire in November 2010, 15,075 square feet expire in March
      2011 and 176 square feet expire in December 2035.

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                           BARCLAYS CAPITAL

   CREDIT SUISSE                                       GOLDMAN, SACHS & CO.

                                       28

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31

--------------------------------------------------------------------------------
                           BEACON D.C. & SEATTLE POOL
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                  BEACON D.C. & SEATTLE POOL LEASE EXPIRATION SCHEDULE
-----------------------------------------------------------------------------------------------------------------------
                                WA BASE                                     CUMULATIVE       % OF          CUMULATIVE
                # OF LEASES     RENT/SF      TOTAL SF     % OF TOTAL SF       % OF SF      BASE RENT       % OF BASE
   YEAR           EXPIRING     EXPIRING      EXPIRING        EXPIRING*       EXPIRING*     EXPIRING*     RENT EXPIRING*
-----------------------------------------------------------------------------------------------------------------------

   2007            115          $27.23         651,151          6.6%             6.6%          6.4%            6.4%
   2008            152          $30.02       1,412,975         14.3%            21.0%         15.4%           21.8%
   2009            163          $25.34       1,251,256         12.7%            33.7%         11.5%           33.3%
   2010            187          $26.53       1,716,954         17.4%            51.1%         16.5%           49.9%
   2011            132          $31.07       1,030,943         10.5%            61.6%         11.6%           61.5%
   2012             75          $28.43         683,791          6.9%            68.5%          7.1%           68.6%
   2013             74          $26.83         719,205          7.3%            75.8%          7.0%           75.6%
   2014             64          $30.14         690,402          7.0%            82.8%          7.6%           83.1%
   2015             57          $33.29         791,731          8.0%            90.9%          9.6%           92.7%
   2016             30          $41.20         358,770          3.6%            94.5%          5.4%           98.1%
   2017              6          $37.94          24,067          0.2%            94.7%          0.3%           98.4%
Thereafter          42          $21.29         207,229          2.1%            96.9%          1.6%          100.0%
  Vacant             0           NA            309,867          3.1%           100.0%          0.0%          100.0%
-----------------------------------------------------------------------------------------------------------------------

*     Calculated based upon approximate square footage occupied by each tenant.

-----------------------------------------------------------------------------------------------------------------------
                      BEACON CAPITAL POOL LEASE EXPIRATION SCHEDULE -- COLLATERAL ASSETS
-----------------------------------------------------------------------------------------------------------------------
                                WA BASE                                      CUMULATIVE      % OF          CUMULATIVE
               # OF LEASES      RENT/SF       TOTAL SF     % OF TOTAL SF      % OF SF      BASE RENT       % OF BASE
   YEAR           EXPIRING      EXPIRING      EXPIRING       EXPIRING*       EXPIRING*     EXPIRING*     RENT EXPIRING*
-----------------------------------------------------------------------------------------------------------------------

   2007             91           $25.31         540,851        7.1%             7.1%         6.7%            6.7%
   2008            114           $29.66       1,205,994       15.8%            22.9%        17.4%           24.0%
   2009            128           $22.64         948,976       12.4%            35.4%        10.4%           34.5%
   2010            147           $25.06       1,376,439       18.1%            53.4%        16.8%           51.3%
   2011             80           $30.74         547,062        7.2%            60.6%         8.2%           59.4%
   2012             51           $26.47         477,259        6.3%            66.8%         6.1%           65.6%
   2013             50           $24.84         548,384        7.2%            74.0%         6.6%           72.2%
   2014             43           $30.11         561,316        7.4%            81.4%         8.2%           80.4%
   2015             53           $33.23         782,295       10.3%            91.7%        12.6%           93.0%
   2016             27           $42.18         318,143        4.2%            95.8%         6.5%           99.6%
   2017              6           $37.94          24,067        0.3%            96.1%         0.4%          100.0%
Thereafter          26           $ 0.00          32,626        0.4%            96.6%         0.0%          100.0%
  Vacant             0             NA           261,070        3.4%           100.0%         0.0%          100.0%
-----------------------------------------------------------------------------------------------------------------------

*     Calculated based upon approximate square footage occupied by each tenant.

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL
   CREDIT SUISSE                                          GOLDMAN, SACHS & CO.

                                       29

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31

--------------------------------------------------------------------------------
                           BEACON D.C. & SEATTLE POOL
--------------------------------------------------------------------------------

o     THE LOAN. The Mortgage Loan (the "Beacon D.C. & Seattle Pool Loan") is
      secured by (i) first fee and leasehold mortgages or deeds of trust encumbering 16 office properties (the "Portfolio Properties"), (ii) with respect to an additional property known as Market Square (the "Additional
      Property") (x) a pledge of the sponsor's ownership interests in a joint venture that owns the Additional Property and (y) a pledge by the related borrower of a mortgage between the underlying property owner and such borrower (the "Additional Property", together with the Mortgage Assets, the "Collateral Properties") and a pledge of 100% of the sponsor's indirect ownership interest in the Additional Property (collectively, the
      "Collateral Assets") and (iii) a covenant to deposit portions of the related cash flow and additional collateral (the "Cash Flow Assets") from three additional properties (the "Cash Flow Properties"). All properties are located in the state of Washington, Northern Virginia and Washington,
      D.C. The Beacon D.C. & Seattle Pool Loan represents approximately 7.1% of the Cut-Off Date Pool Balance. The Beacon D.C. & Seattle Pool Loan was
      originated on April 10, 2007, and has a principal balance as of the
      Cut-Off Date of $414,000,000. The other loans related to the Beacon D.C. &
      Seattle Pool Loan are evidenced by separate pari passu notes, dated April
      10, 2007 (the "Beacon D.C. & Seattle Pool Pari Passu Companion Loans" and
      together with the Beacon D.C. & Seattle Pool Loan, the "Beacon D.C. &
      Seattle Pool Whole Loan"), with an original principal balance of
      $2,700,000,000. The Beacon D.C. & Seattle Pool Pari Passu Companion Loans
      will not be assets of the Trust Fund. The Beacon D.C. & Seattle Pool Loan
      and Beacon D.C. & Seattle Pool Pari Passu Companion Loans are governed by an intercreditor and servicing agreement and will be serviced pursuant to the terms of the pooling and servicing agreement relating to the Morgan
      Stanley Capital I Trust 2007-IQ14 transaction, as described under
      "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans" and "-- Servicing of
      the Beacon D.C. & Seattle Pool Loan" in the Prospectus Supplement. The
      Beacon D.C. & Seattle Pool Loan provides for interest-only payments for the entire loan term.

      The Beacon D.C. & Seattle Pool has a remaining term of 60 months and matures on May 7, 2012. The Beacon D.C. & Seattle Pool Loan may be prepaid at any time through and including November 6, 2011 with payment of the greater of yield maintenance or 1.0% of the prepaid amount and permits defeasance with United States government obligations beginning two years after the Closing Date.

o     THE BORROWERS. The borrowers are 23 Delaware limited liability companies, each a special purpose entity, and one Washington, D.C. general partnership. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Beacon D.C. & Seattle
      Pool Loan. The sponsor of the borrower is Beacon Capital Strategic
      Partners V, L.P. ("Beacon"). Beacon, formed in 1998, is a Boston-based real estate investment firm that focuses primarily on office properties in a select number of target markets, including Boston, Washington, D.C., New
      York, Los Angeles, San Francisco, Seattle, Denver, Chicago, London and
      Paris.

o     THE COLLATERAL. The Beacon D.C. & Seattle Pool Loan is secured by (i)
      first mortgages or deeds of trust encumbering the Portfolio Properties,
      (ii) a pledge of ownership interests and a first mortgage on the
      Additional Property and (iii) the Cash Flow Assets.

      The seventeen Collateral Properties contain in the aggregate, approximately 7,624,482 square feet of office space. As of April 1, 2007, the occupancy rate for the Collateral Properties securing the Beacon D.C.
      & Seattle Pool Loan was approximately 96.6%.

      The Cash Flow Assets also secure the Beacon D.C. & Seattle Pool Loan. The
      Cash Flow Properties consist of the Washington Mutual Tower located in
      Seattle, Washington; Reston Town Center located in Reston, Virginia; and
      1300 North 17th Street, located in Arlington, Virginia. With respect to the Washington Mutual Tower, the related borrower has agreed to deposit distributions from the joint venture owning the property into a designated deposit account, and with respect to Reston Town Center and 1300 North
      17th Street the related borrowers have agreed to deposit distributions from the owner of the related property to such account. The Cash Flow
      Properties are otherwise directly encumbered by existing debt to third parties.

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL

   CREDIT SUISSE                                          GOLDMAN, SACHS & CO.

                                       30

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31

--------------------------------------------------------------------------------
                           BEACON D.C. & SEATTLE POOL
--------------------------------------------------------------------------------

o     RELEASES.

      Release of Collateral Assets. The Beacon D.C. & Seattle Loan permits partial release of the Collateral Properties upon the satisfaction of certain financial conditions, such that until actual NOI DSCR reaches
      1.45x, the payment of a prepayment amount which is the greater of: (i) 90%
      of net sale proceeds, or (ii) 110% of the allocated loan amount provided that after such prepayment and removal of collateral the NOI DSCR is at least equal to the greater of: (a) NOI DSCR of 1.08x or (b) the NOI DSCR immediately prior to the sale and release. Once actual NOI DSCR equals at least 1.45x, then the Collateral Properties may be released upon the satisfaction of certain financial conditions, including (i) payment of a prepayment amount which is the greater of 75% of net sales proceeds or
      (ii) 100% of the allocated loan amount provided that the DSCR after sale and release of collateral is at least the greater of (a) 1.45x and (b) the
      NOI DSCR immediately prior to release (in each case excluding the
      Mezzanine Loans when calculating NOI DSCR).

      Release of Cash Flow Assets. The Beacon D.C. & Seattle Pool Loan permits partial release of the Cash Flow Assets and associated prepayment of the
      Loan and the Mezzanine Loans, provided that after such prepayment and removal of, collateral the NOI DSCR for the Beacon D.C. & Seattle Pool
      Loan and the Mezz Loans is at least equal to the greater of (a) NOI DSCR at origination or (b) NOI DSCR immediately prior to the sale and release.
      Properties may be released for the following amounts, which will pay off the Mezzanine Loans first and then the mortgage loan, with prepayment of the latter capped at a total of $100,000,000: (i) Washington Mutual Tower,
      $235,000,000; (ii) Reston Town Center, $130,000,000; (iii) 1300 North 17th
      Street, $75,000,000.

o     LOCK BOX ACCOUNT. All tenant payments due under the applicable leases are deposited into a mortgagee-designated lockbox account.

o     MEZZANINE LOAN. Mezzanine Loans with an aggregate original principal amount of $205,000,000 were originated on April 10, 2007. The Mezzanine
      Loans are not assets of the Trust Fund and are secured by pledges of the equity interests in the borrowers. In the event that any of the Cash Flow
      Assets are released from the Beacon D.C. & Seattle Pool Loan, then the allocated release price, as defined in the related Mortgage Loan documents, will first be used to pay down the Mezzanine Loans and then up to $100,000,000 of the Beacon D.C. & Seattle Pool Loan.

o     MANAGEMENT. Four (4) entities, three of which are affiliates of the sponsor, are the property managers for the Mortgaged Properties securing the Beacon D.C. & Seattle Pool Loan.

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL

  CREDIT SUISSE                                         GOLDMAN, SACHS & CO.

                                       31

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31
--------------------------------------------------------------------------------

                       THIS PAGE INTENTIONALLY LEFT BLANK

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL

  CREDIT SUISSE                                         GOLDMAN, SACHS & CO.

                                       32

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31

--------------------------------------------------------------------------------
                                666 FIFTH AVENUE
--------------------------------------------------------------------------------

                     [3 PHOTOS OF 666 FIFTH AVENUE OMITTED]

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL

  CREDIT SUISSE                                         GOLDMAN, SACHS & CO.

                                       33

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31

--------------------------------------------------------------------------------
                                666 FIFTH AVENUE
--------------------------------------------------------------------------------

                        [MAP OF 666 FIFTH AVENUE OMITTED]

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL

  CREDIT SUISSE                                         GOLDMAN, SACHS & CO.

                                       34

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31

--------------------------------------------------------------------------------
                                666 FIFTH AVENUE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                        BCRE
CUT-OFF DATE BALANCE(1)                                             $395,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     6.8%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                         George Gellert and Jared Kushner
TYPE OF SECURITY                                                             Fee
PARTIAL RELEASE/PARTIAL DEFEASANCE(2)                                        Yes
MORTGAGE RATE                                                             6.353%
MATURITY DATE                                                   February 5, 2017
AMORTIZATION TYPE                                                  Interest-Only
INTEREST ONLY PERIOD                                                         120
ORIGINAL TERM / AMORTIZATION                                            120 / IO
REMAINING TERM / AMORTIZATION                                           117 / IO
LOCKBOX                                                                      Yes

UP-FRONT RESERVES
   TAX/INSURANCE                                             Yes
   ROLLOVER/INTEREST RESERVE(3)                     $100,000,000

ONGOING ANNUAL RESERVES
   TAX/INSURANCE(4)                              Yes / Springing
   ROLLOVER/INTEREST RESERVE(5)                        Springing
   REPLACEMENT RESERVE(6)                               $232,440

ADDITIONAL FINANCING(7)                    Senior Mezzanine Debt    $335,000,000
                                           Junior Mezzanine Debt    $200,000,000
                                           Pari Passu Debt          $820,000,000

                                                PARI PASSU
                                                 NOTES(1)         TOTAL DEBT(8)
                                             --------------      ---------------
CUT-OFF DATE BALANCE                         $1,215,000,000      $1,750,000,000
CUT-OFF DATE BALANCE/SF                          $836
CUT-OFF DATE LTV                                 60.8%
MATURITY DATE LTV                                60.8%
UW DSCR ON NCF(9)                                1.46x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            PROPERTY INFORMATION(10)
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                            New York, NY
PROPERTY TYPE                                                      Office -- CBD
SIZE (SF)(11)                                                          1,454,110
OCCUPANCY AS OF JANUARY 11, 2007                                           98.3%
YEAR BUILT / YEAR RENOVATED                                          1957 / 1999
APPRAISED VALUE                                                   $2,000,000,000
PROPERTY MANAGEMENT                               Tishman Speyer Properties L.P.
UW ECONOMIC OCCUPANCY                                                      97.6%
UW REVENUES                                                         $157,016,346
UW TOTAL EXPENSES                                                    $38,399,113
UW NET OPERATING INCOME (NOI)(9)                                    $118,617,233
UW NET CASH FLOW (NCF)(9)                                           $114,381,673
--------------------------------------------------------------------------------

(1)   The total balance of the 666 Fifth Avenue loan is $1,215,000,000 as of the
      Cut-off Date ("Whole Loan"), and consists of eight pari passu notes: Note
      A-1 with a Cut-off Date Balance of $124,500,000, Note A-2 with a Cut-off
      Date Balance of $124,500,000, Note A-3 with a Cut-off Date Balance of
      $197,500,000, Note A-4 with a Cut-off Date Balance of $197,500,000 (Note
      A-3 and Note A-4 are both included in the trust fund and collectively represent the 666 Fifth Avenue Loan), Note A-5 with a Cut-off Date Balance of $142,750,000, Note A-6 with a Cut-off Date Balance of $142,750,000,
      Note A-7 with a Cut-off Date Balance of $142,750,000 and Note A-8 with a
      Cut-off Date Balance of $142,750,000. Note A-1, Note A-2, Note A-5, Note
      A-6, Note A-7 and Note A-8 are not included in the Trust. Unless otherwise specified, all DSCR, LTV and other calculations with respect to the 666
      Fifth Avenue Loan are based on the 666 Fifth Avenue Whole Loan.

(2)   The 666 Fifth Avenue Loan permits the partial release and/or partial defeasance of certain portions of the Mortgaged Property under certain circumstances. See "Release below."

(3)   The Rollover/Interest Reserve was funded at closing of the 666 Fifth
      Avenue Loan to pay: (i) tenant improvements and leasing commissions at the
      Mortgaged Property and (ii) debt service shortfalls under the 666 Fifth
      Avenue Loan or the Senior Mezzanine Loan (as defined below).

(4)   Monthly deposits for taxes in an amount equal to 1/12th of the amount that the mortgagee estimates will be payable during the next twelve months for taxes are required to be made. For 2007, the borrower is required to make monthly deposits of $1,800,000 for taxes. In addition, monthly deposits in an amount equal to 1/12th of the annual insurance premiums estimated to be due by mortgagee are required to be made (unless an acceptable blanket or umbrella policy is in place and mortgagee has elected not to collect this reserve).

(5)   All lease termination payments received by the borrower prior to July 1,
      2008 are required to be deposited to the Rollover/Interest Reserve as well.

(6)   Monthly deposits in an amount equal to one-twelfth of $0.15 per square foot of net rentable square feet at the Mortgaged Property are required to be made.

(7)   See "The Loan" and "Mezzanine Debt" below.

(8)   The Fifth Avenue Retail Space has been excluded from the appraised value of the Mortgaged Property, the underwritten net cash flows and SF based in part on a requirement that the Fifth Avenue Retail Space is subject to release upon payment in full of the Senior Mezzanine Loan. Accordingly, the Total Debt Cut-Off Date Balance/SF, Cut-Off Date LTV, Maturity Date
      LTV and UW DSCR on NCF are not applicable.

(9)   The UW DSCR on NCF is based on underwritten net cash flow which was derived based on certain assumptions, including that all leases were marked to current market rental rates. If the market rental rates are not achieved, upon lease rollover, the UW DSCR on NCF will be negatively affected. The "As-Is" DSCR calculated based on the rent roll dated January
      11, 2007 including rent steps through 2007 is 0.65x. The UW DSCR for year
      6 of the loan term is 1.39x. The UW DSCR for year 6 of the loan term reflects certain assumptions which are in-line with the appraiser's estimates and is adjusted to reflect normalized capital items. Year 6 of the loan term reflects the first full year after 64.8% of the tenant leases currently in-place have expired. See "RISK FACTORS--Risks Relating to Net Cash Flow" in the Prospectus Supplement.

(10)  Calculations exclude the Fifth Avenue Retail Space (as defined below under "The Property").

(11)  The square footage consists of office space (1,367,545 square feet), retail/storage space (69,087 square feet) and parking (17,478 square feet). Excludes the Fifth Avenue Retail Space (as defined below under "The
      Property") which consists of an additional 95,513 square feet.

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL

  CREDIT SUISSE                                         GOLDMAN, SACHS & CO.

                                       35

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31

--------------------------------------------------------------------------------
                                666 FIFTH AVENUE
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                                       TENANT SUMMARY
---------------------------------------------------------------------------------------------
                                                                                     % OF NET
                                                     RATINGS(1)       NET RENTABLE   RENTABLE
TENANT                                            S&P/MOODY'S/FITCH    AREA (SF)       AREA
---------------------------------------------------------------------------------------------

MAJOR TENANTS
  Citibank N.A.................................      AA/Aa1/AA+          365,070        25.1%
  Orrick, Herrington & Sutcliffe...............       NR/NR/NR           239,464        16.5
  Fulbright & Jaworski L.L.P...................       NR/NR/NR           139,177         9.6
                                                                      ----------     -------
  TOTAL MAJOR TENANTS..........................                          743,711        51.1%

NON-MAJOR TENANTS..............................                          686,205        47.2
                                                                      ----------     -------

OCCUPIED TOTAL.................................                        1,429,916        98.3%

VACANT SPACE...................................                           24,194         1.7
                                                                      ----------     -------

PROPERTY TOTAL.................................                        1,454,110       100.0%
                                                                      ==========     =======

--------------------------------------------------------------------------------------------------------
                                             TENANT SUMMARY
--------------------------------------------------------------------------------------------------------
                                                               ANNUAL          % OF
                                                   BASE         BASE       TOTAL ANNUAL       LEASE
TENANT                                            RENT PSF      RENT        BASE RENT       EXPIRATION
--------------------------------------------------------------------------------------------------------

MAJOR TENANTS
  Citibank N.A.................................    $44.47    $16,234,522       23.2%      August 2014(2)
  Orrick, Herrington & Sutcliffe...............    $44.79     10,725,722       15.3         March 2010
  Fulbright & Jaworski L.L.P...................    $51.93      7,228,117       10.3       December 2016
                                                             -----------      -----

  TOTAL MAJOR TENANTS..........................    $45.97    $34,188,360       48.8%

NON-MAJOR TENANTS..............................    $52.26     35,864,062       51.2
                                                             -----------      -----

OCCUPIED TOTAL.................................    $48.99    $70,052,422      100.0%
                                                             ===========      =====

VACANT SPACE ..................................

PROPERTY TOTAL ................................

(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)   Citibank N.A. has 17 different leases that expire between August 31, 2007 and August 31, 2014. 77,806 square feet will expire in 2007, 75,596 square feet will expire in 2009, and 211,668 square feet will expire in 2014.

----------------------------------------------------------------------------------------------------------
                                    LEASE EXPIRATION SCHEDULE(1)(2)
----------------------------------------------------------------------------------------------------------
                            WA BASE                              CUMULATIVE       % OF        CUMULATIVE
             # OF LEASES    RENT/SF   TOTAL SF   % OF TOTAL SF    % OF SF       BASE RENT      % OF BASE
   YEAR        EXPIRING    EXPIRING   EXPIRING    EXPIRING(3)    EXPIRING(3)   EXPIRING(3)   RENT EXPIRING
----------------------------------------------------------------------------------------------------------

  2007(4)        21        $  32.80    282,713       19.4%          19.4%         13.2%          13.2%
   2008          11        $  35.56     62,877        4.3%          23.8%          3.2%          16.4%
   2009          12        $  46.52     99,663        6.9%          30.6%          6.6%          23.0%
   2010          29        $  53.86    402,840       27.7%          58.3%         31.0%          54.0%
   2011          12        $  63.09     94,207        6.5%          64.8%          8.5%          62.5%
   2012           0        $   0.00          0        0.0%          64.8%          0.0%          62.5%
   2013           2        $  68.36      1,248        0.1%          64.9%          0.1%          62.6%
   2014          15        $  48.30    213,418       14.7%          79.6%         14.7%          77.3%
   2015           1        $  15.00         50        0.0%          79.6%          0.0%          77.3%
   2016          16        $  55.65    180,112       12.4%          92.0%         14.3%          91.6%
   2017           2        $  94.09      3,364        0.2%          92.2%          0.5%          92.1%
Thereafter        6        $  61.89     89,424        6.1%          98.3%          7.9%         100.0%
  Vacant          0           NA        24,194        1.7%         100.0%          0.0%         100.0%

(1)   Information obtained from underwritten rent roll.

(2)   Assumes no tenant exercises an early termination option, if applicable.

(3)   Calculated based upon approximate square footage occupied by each tenant.

(4)   Includes month-to-month leases.

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL

  CREDIT SUISSE                                         GOLDMAN, SACHS & CO.

                                       36

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31

--------------------------------------------------------------------------------
                                666 FIFTH AVENUE
--------------------------------------------------------------------------------

o     THE LOAN. The Mortgage Loan (the "666 Fifth Avenue Loan") is secured by a first priority mortgage encumbering a 39-story, approximately 1,454,110 square foot Class "A" multi-tenant office tower occupying a full block front site on Fifth Avenue between 52nd and 53rd Streets in Midtown
      Manhattan's Plaza District (the "666 Fifth Avenue Property"). The 666
      Fifth Avenue Loan represents approximately 6.8% of the Cut-Off Date Pool
      Balance. The 666 Fifth Avenue Loan is part of a $1,215,000,000 mortgage loan (the "666 Fifth Avenue Whole Loan") that was co-originated by BCRE and UBS Real Estate Investments Inc. ("UBSREI"). UBSREI subsequently sold its interest in the 666 Fifth Avenue Loan to BCRE, which is the sole loan seller with respect to this loan. The 666 Fifth Avenue Whole Loan has a
      Cut-off Date Balance of $1,215,000,000 and consists of the 666 Fifth
      Avenue Loan and six pari passu loans (the "666 Fifth Avenue Pari Passu
      Companion Loans") with an aggregate Cut-off Date Balance of $820,000,000.
      The respective rights of the holders of the pari passu notes evidencing the 666 Fifth Avenue Whole Loan will be governed by a co-lender agreement and will be serviced pursuant to the terms of the pooling and servicing agreement relating to the GE Commercial Mortgage Corporation, Commercial
      Mortgage Pass-Through Certificates, Series 2007-C1 transaction, as described in the Prospectus Supplement under "DESCRIPTION OF THE MORTGAGE
      POOL--Co-Lender Loans". The 666 Fifth Avenue Loan provides for interest-only payments for the entire loan term.

      The 666 Fifth Avenue Loan has a remaining term of 117 months and matures on February 5, 2017. The 666 Fifth Avenue Loan may be prepaid on or after
      August 5, 2016, and permits defeasance with United States government obligations beginning on the earlier of 48 months following the loan origination date and 2 years after the date that the final 666 Fifth
      Avenue Pari Passu Companion Loan is securitized.

o     THE BORROWER. The borrower is 666 Fifth Associates, LLC, a special purpose and bankruptcy remote entity owned and controlled by George Gellert and
      Jared Kushner (together, the "Sponsors"). The borrower has two independent directors in its ownership structure and has delivered a non-consolidation opinion in connection with the origination of the 666 Fifth Avenue Loan.
      George Gellert is the managing member of the borrower.

      Jared Kushner is a principal of the New York division of Kushner
      Companies. Kushner Companies is a private real estate organization involved in the ownership, development, redevelopment and management of single and multifamily housing, commercial, retail, industrial and hotel properties throughout the Northeast and Mid-Atlantic regions.
      Headquartered in Florham Park, New Jersey, with executive offices in
      Manhattan, the company manages its residential and commercial portfolios through its corporate offices and operating divisions. These include
      Westminster Management LLC, the residential management arm; Westminster
      Communities LLC, the construction division; Kushner Properties, the commercial leasing and management division; Westminster Hospitality, the hotel division; Westminster Capital Corp., which coordinates financing for the firm; and various acquisition and land development teams. Principals of the Kushner Companies are involved in ownership of in excess of 25,000 apartment units; the Kushner Companies' commercial portfolio consists of nearly 6.5 million square feet of office, industrial and retail space and thousands of acres of land suitable for development. Properties are located in New Jersey, New York, Pennsylvania, Maryland and Delaware.
      George Gellert is a real estate developer and the president and chairman of the board of Atalanta Corporation, a food importer and international trading company located in Elizabeth, New Jersey.

o     THE PROPERTY. The 666 Fifth Avenue Property is a 39-story office building containing approximately 1,549,623 rentable square feet which includes approximately 1,367,545 square feet of office space, 95,513 square feet of retail space (the "Fifth Avenue Retail Space"), approximately 69,087 square feet of other retail/storage space (the "Other Retail Space") and approximately 17,478 square feet of parking with valet parking space for approximately 90 cars (the "Parking Garage Space"). The Fifth Avenue
      Retail Space is currently occupied by the NBA Store, Brooks Brothers and
      Hickey Freeman. The 666 Fifth Avenue Property has been institutionally owned and maintained since its construction and underwent approximately
      $40 million of extensive renovation and expansion in 1999. The renovations included new retail stores and a glass facade for the entire first and second floors. Renovations since 1999 have included a $1.7 million low-rise, freight and loading dock elevator modernization project, as well as a $2.1 million replacement of the building's main electrical switchboards, an electrical capacity upgrade, full sidewalk replacement, lobby renovation to create the Hickey Freeman retail space and a $2.3 million HVAC upgrade that included installation of a building management system.

      As of January 11, 2007, the 666 Fifth Avenue Property, excluding the Fifth
      Avenue Retail Space, was 98.3% occupied by 47 tenants. The largest tenant at the property, Citibank, N.A. ("Citibank") (rated "AA" by S&P, "AA+" by
      Fitch and "Aa1" by

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL

  CREDIT SUISSE                                         GOLDMAN, SACHS & CO.

                                       37

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31

--------------------------------------------------------------------------------
                                666 FIFTH AVENUE
--------------------------------------------------------------------------------

      Moody's) occupies approximately 365,070 square feet (25.1% of the total square footage). Citibank occupies space in portions of the 3rd through
      7th and 10th floors and the entire 12th and 13th floors. Citibank is the largest operating subsidiary of Citigroup Inc. (NYSE: "C"). Citigroup is ranked 8th in the 2006 Fortune 500 and has approximately 3,000 bank branches and consumer finance offices in the United States and Canada, plus approximately 2,000 locations in approximately 100 other countries.
      Citigroup is a diversified financial services company engaged in providing consumer product offerings, including banking services, credit cards and loans. Citigroup is divided into three major business groups: Global
      Consumer, Global Wealth Management and Corporate and Investment Banking.
      666 Fifth Avenue is home to Citigroup's Private Banking division, part of its Global Wealth Management division and other related financial activities. Citibank leases certain signage rights on the north, west and south sides of the 666 Fifth Avenue Property through August 2009. Citibank is the largest tenant and has been at the 666 Fifth Avenue Property since
      1989. Orrick, Herrington & Sutcliffe ("Orrick"), the second largest tenant, occupies approximately 239,464 square feet (16.5% of the total square footage) with space in portions of the sub-basement, 2nd and 10th floors and the entire 16th through 23rd floors. Orrick is a full service, approximately 980 attorney law firm that was formed in San Francisco in
      1863. Orrick has 18 offices in 7 countries. According to the American
      Lawyer, Orrick is ranked first in both asset-backed finance and municipal finance, as well as among the top 10 in project finance. Orrick has approximately 200 attorneys at this location and has been a tenant at the
      666 Fifth Avenue Property since 1995. Fulbright & Jaworski L.L.P.
      ("Fulbright"), the third largest tenant at the property, occupies approximately 139,177 square feet (9.6% of the total square footage) with space in portions of the 10th and 35th floors and the entire 24th and 30th through 33rd floors. Founded in 1919, Fulbright is one of the largest law firms in the nation, comprising approximately 1,000 attorneys in sixteen offices worldwide in 50 integrated practice areas. Fulbright was ranked
      32nd in the 2005 AmLaw 100. Fulbright has approximately 140 attorneys at this location and has been a tenant at the 666 Fifth Avenue Property since
      1992.

o     LOCKBOX ACCOUNT. All tenant payments due under the applicable leases are deposited into a mortgagee-designated lockbox account.

o     RELEASE. The borrower is permitted, after the later to occur of (i) the
      Condominium Conversion Date (as defined below) and (ii) the expiration of the defeasance lockout period to obtain the release of the Parking Garage
      Space and/or the Other Retail Space pursuant to a partial defeasance of a portion of the 666 Fifth Avenue Loan in an amount equal to $8,550,000 with respect to the Parking Garage Space and $95,000,000 with respect to the
      Other Retail Space, provided, among other things: (a) any net proceeds from the sale of the Fifth Avenue Retail Space have been used to pay down the Senior Mezzanine Loan (as defined under "Mezzanine Debt" below) and any proceeds remaining, if applicable, have been used to pay down the
      Junior Mezzanine Loan (as defined under "Mezzanine Debt" below), and (b)
      after giving effect to such release, the DSCR for the 666 Fifth Avenue
      Property remaining after the release is at least equal to the DSCR for the
      666 Fifth Avenue Property (including the release parcel) for the 12 months immediately preceding the release.

      The borrower is also permitted to obtain the release of the Fifth Avenue
      Retail Space on or after the Condominium Conversion Date (as defined below) upon the payment in full of the Senior Mezzanine Loan, provided, among other things: (a) in the event that such release occurs prior to
      July 1, 2008, the borrower has delivered to the mortgagee an amount equal to $105,000,000, less $2,500,000 for every full calendar month, if any, that the release occurs prior to July 1, 2008, (b) the borrower under the
      Junior Mezzanine Loan has prepaid (or is simultaneously prepaying) (i) in connection with a sale of the Fifth Avenue Retail Space, a portion of the
      Junior Mezzanine Loan in an amount equal to all remaining net sales proceeds or (ii) in connection with a refinancing of the Fifth Avenue
      Retail Space, the entire balance of the Junior Mezzanine Loan and (c) with respect to the remaining portion of the 666 Fifth Avenue Property (not including the Fifth Avenue Retail Space), the loan-to-value ratio
      (including any remaining principal balance of the Junior Mezzanine Loan, if applicable) is not more than 89%. The "Condominium Conversion Date" is the date on which the 666 Fifth Avenue Property has been converted to a condominium form of ownership.

o     MEZZANINE DEBT. At origination, BCRE provided a $200 million mezzanine loan (the "Junior Mezzanine Loan") to the indirect equity owner of the borrower. In addition, the equity owner of the borrower obtained a $335 million mezzanine loan (the "Senior Mezzanine Loan") from BCRE and UBSREI.
      The holders of the Junior Mezzanine Loan and the Senior Mezzanine Loan are
      subject to an intercreditor agreement with the mortgagee.

      Provided that the Junior Mezzanine Loan has been paid in full, the owners of the beneficial interest in the borrower may incur additional junior indebtedness, provided, among other things: (a) the amount of such additional junior indebtedness is either

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL

  CREDIT SUISSE                                         GOLDMAN, SACHS & CO.

                                       38

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31

--------------------------------------------------------------------------------
                                666 FIFTH AVENUE
--------------------------------------------------------------------------------

      (i) reasonably acceptable to the mortgagee or (ii) in an amount that when added to the then outstanding principal balance of the 666 Fifth Avenue
      Whole Loan and the outstanding balance of the Senior Mezzanine Loan, if applicable, results in a loan-to-value ratio not in excess of 89%, based on a new appraisal; the mortgagee must have received written confirmation from the applicable rating agencies that the incurrence of such indebtedness will not result in the downgrade, qualification or withdrawal of the ratings then assigned to the Certificates.

o     ROLLOVER/INTEREST RESERVE. $100,000,000 was deposited with mortgagee in the Rollover/Interest Reserve account to pay: (i) tenant improvements and leasing commissions at the 666 Fifth Avenue Property and (ii) debt service shortfalls under the 666 Fifth Avenue Whole Loan or the Senior Mezzanine
      Loan.

      If the Fifth Avenue Retail Space is released prior to July 1, 2008, the borrower is required to deposit $105,000,000 with mortgagee less
      $2,500,000 for each full calendar month (if any) that the release occurs prior to the July 1, 2008, and on July 1, 2008, the borrower is required to deposit such amount as is necessary to cause a reserve (the "Ongoing
      Reserve") to contain $105,000,000.

      In the event that the Fifth Avenue Retail Space is not released prior to
      July 1, 2008, the borrower is required to deposit such amount as is necessary to cause the balance of the Ongoing Reserve to equal
      $105,000,000; provided, however, such $105,000,000 will be (i) reduced by any amounts then on deposit in the Rollover/Interest Reserve (which amounts are required to be transferred into the Ongoing Reserve) and (ii)
      increased by the positive difference, if any, obtained by subtracting (a)
      the portion of the Rollover/Interest Reserve disbursed by lender prior to
      July 1, 2008 for tenant improvements and leasing commissions from (b)
      $20,000,000.

o     MANAGEMENT. The 666 Fifth Avenue Property is managed by Tishman Speyer
      Properties L.P. ("Tishman"), which is not affiliated with the borrower.
      Tishman is one of the leading owners, developers, fund managers and operators of first-class real estate in New York City. Since its inception, Tishman has managed a portfolio of assets of more than 77 million square feet in major metropolitan areas across the United States,
      Europe, Latin America and Asia. Some of the properties under the management of Tishman in New York City include Rockefeller Center (12 buildings), MetLife building, Chrysler Center and Peter Cooper
      Village/Stuyvesant Town.

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL

  CREDIT SUISSE                                         GOLDMAN, SACHS & CO.

                                       39

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31
--------------------------------------------------------------------------------

                       THIS PAGE INTENTIONALLY LEFT BLANK

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL

  CREDIT SUISSE                                         GOLDMAN, SACHS & CO.

                                       40

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31

--------------------------------------------------------------------------------
                             MALL AT ROCKINGHAM PARK
--------------------------------------------------------------------------------

                  [3 PHOTOS OF MALL AT ROCKINGHAM PARK OMITTED]

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL

  CREDIT SUISSE                                         GOLDMAN, SACHS & CO.

                                       41

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31

--------------------------------------------------------------------------------
                             MALL AT ROCKINGHAM PARK
--------------------------------------------------------------------------------

                    [MAP OF MALL AT ROCKINGHAM PARK OMITTED]

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL

  CREDIT SUISSE                                         GOLDMAN, SACHS & CO.

                                       42

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31

--------------------------------------------------------------------------------
                             MALL AT ROCKINGHAM PARK
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                      Nomura
CUT-OFF DATE BALANCE                                                $260,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     4.4%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                                  Mall at Rockingham, LLC
TYPE OF SECURITY                                               Fee and Leasehold
PARTIAL RELEASE                                                              Yes
MORTGAGE RATE                                                             5.610%
MATURITY DATE                                                     March 10, 2017
AMORTIZATION TYPE                                                  Interest-Only
INTEREST ONLY PERIOD                                                         120
ORIGINAL TERM / AMORTIZATION                                            120 / IO
REMAINING TERM / AMORTIZATION                                           118 / IO
LOCKBOX                                                                      Yes

UP-FRONT RESERVES                                 None

ONGOING ANNUAL RESERVES                           None

ADDITIONAL FINANCING o                                                      None

CUT-OFF DATE BALANCE                                                $260,000,000
CUT-OFF DATE BALANCE/SF                                                     $681
CUT-OFF DATE LTV                                                           73.5%
MATURITY DATE LTV                                                          73.5%
UW DSCR ON NCF                                                             1.34x
--------------------------------------------------------------------------------

o     Future mezzanine debt is permitted subject to the following conditions:
      (a) the total LTV Ratio does not exceed 80%, (b) the debt service coverage does not fall below 1.05x, (c) the mezzanine lender meets a pre-determined definition of "qualified lender", (d) the mezzanine loan shall be coterminous or mature subsequent to the Mortgage Loan and (e) the mezzanine lender shall enter into a form of inter-creditor agreement.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                               Salem, NH
PROPERTY TYPE                                                 Retail -- Anchored
SIZE (SF)                                                                382,012
OCCUPANCY AS OF JANUARY 22, 2007                                           96.8%
YEAR BUILT / YEAR RENOVATED                                          1991 / 1998
APPRAISED VALUE                                                     $353,900,000
PROPERTY MANAGEMENT                             Simon Management Associates, LLC
UW ECONOMIC OCCUPANCY                                                      96.0%
UW REVENUES                                                          $30,562,245
UW TOTAL EXPENSES                                                    $10,212,867
UW NET OPERATING INCOME (NOI)                                        $20,349,377
UW NET CASH FLOW (NCF)                                               $19,771,637
--------------------------------------------------------------------------------

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL

  CREDIT SUISSE                                         GOLDMAN, SACHS & CO.

                                       43

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31

--------------------------------------------------------------------------------
                             MALL AT ROCKINGHAM PARK
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
                                       TENANT SUMMARY
---------------------------------------------------------------------------------------------
                                                                                     % OF NET
                                                      RATINGS*        NET RENTABLE   RENTABLE
TENANT                                            FITCH/MOODY'S/S&P    AREA (SF)       AREA
---------------------------------------------------------------------------------------------

ANCHOR TENANTS -- NOT PART OF COLLATERAL
  Sears........................................      BB/Ba1/BB+
  Macy's.......................................     BBB/Baa2/BBB
  J.C. Penney..................................     BBB/Baa3/BBB-
MAJOR TENANTS -- COLLATERAL
  The Gap......................................      BB+/Ba1/BB+         17,510          4.6%
  H & M........................................       NR/NR/NR           15,283          4.0
  Express -- Men...............................      NR/Baa2/BBB         13,441          3.5
  Pottery Barn.................................       NR/NR/NR           10,122          2.6
                                                                        -------        -----
  TOTAL MAJOR -- COLLATERAL....................                          56,356         14.8%

TOP 5 NON-MAJORTENANTS
  American Eagle...............................       NR/NR/NR            7,624          2.0%
  Victoria's Secret............................       NR/NR/NR            7,552          2.0
  Abercrombie & Fitch..........................       NR/NR/NR            7,529          2.0
  Banana Republic..............................      BB+/Ba1/BB+          7,264          1.9
  Hollister....................................       NR/NR/NR            7,100          1.9
                                                                        -------        -----

  TOTAL TOP 5 NON-MAJOR TENANTS................                          37,069          9.7%

OTHER NON-MAJOR TENANTS........................                         276,215         72.3%
                                                                        -------        -----

OCCUPIED COLLATERAL TOTAL......................                         369,640         96.8%
                                                                        -------        -----

VACANT SPACE...................................                          12,372          3.2%

COLLATERAL TOTAL...............................                         382,012        100.0%
                                                                        =======        =====

--------------------------------------------------------------------------------------------------------
                                             TENANT SUMMARY
--------------------------------------------------------------------------------------------------------
                                                               ANNUAL          % OF
                                                   BASE         BASE       TOTAL ANNUAL       LEASE
TENANT                                            RENT PSF      RENT        BASE RENT       EXPIRATION
--------------------------------------------------------------------------------------------------------

ANCHOR TENANTS -- NOT PART OF COLLATERAL
  Sears........................................               NOT PART OF COLLATERAL
  Macy's.......................................               NOT PART OF COLLATERAL
  J.C. Penney..................................               NOT PART OF COLLATERAL
MAJOR TENANTS -- COLLATERAL
  The Gap......................................    $30.00    $   525,300       3.2%        January 2010
  H & M........................................    $28.68        438,316       2.7         October 2011
  Express -- Men...............................    $33.00        443,553       2.7         January 2014
  Pottery Barn.................................    $30.00        303,660       1.8         January 2015
                                                   ------    -----------     -----
  TOTAL MAJOR -- COLLATERAL....................    $30.36    $ 1,710,829      10.4%

TOP 5 NON-MAJORTENANTS
  American Eagle...............................    $45.00    $   343,080       2.1%        January 2015
  Victoria's Secret............................    $38.00        286,976       1.7         January 2014
  Abercrombie & Fitch..........................    $33.97        255,748       1.5         January 2017
  Banana Republic..............................    $24.20        175,789       1.1         January 2010
  Hollister....................................    $48.00        340,800       2.1          April 2017
                                                   ------    -----------     -----

  TOTAL TOP 5 NON-MAJOR TENANTS................    $37.83    $ 1,402,393       8.5%

OTHER NON-MAJOR TENANTS........................               13,389,627      81.1
                                                             -----------     -----

OCCUPIED COLLATERAL TOTAL......................              $16,502,850     100.0%
                                                             ===========     =====

VACANT SPACE ..................................

COLLATERAL TOTAL ..............................

(*)   Ratings provided are for the parent company whether or not the parent company guarantees the lease.

------------------------------------------------------
              LEASE EXPIRATION SCHEDULE
------------------------------------------------------
             # OF LEASES   WA BASE RENT/SF   TOTAL SF
   YEAR       EXPIRING        EXPIRING       EXPIRING
------------------------------------------------------

   2007           3            $50.56          4,884
   2008          11            $52.45         19,479
   2009          10            $39.92         22,544
   2010          12            $39.07         43,994
   2011          17            $41.85         42,266
   2012          18            $44.67         51,328
   2013          17            $50.41         44,024
   2014          10            $37.80         40,505
   2015           6            $36.87         34,863
   2016           9            $98.15         10,379
   2017          17            $45.14         55,374
Thereafter        0            $ 0.00              0
  Vacant          0                NA         12,372

-----------------------------------------------------------------------------------
                             LEASE EXPIRATION SCHEDULE
-----------------------------------------------------------------------------------
                                                                    CUMULATIVE % OF
             % OF TOTAL SF   CUMULATIVE % OF SF  % OF ACTUAL RENT     ACTUAL RENT
   YEAR         EXPIRING*         ROLLING*           ROLLING*          ROLLING*
-----------------------------------------------------------------------------------

   2007           1.3%               1.3%              1.5%               1.5%
   2008           5.1%               6.4%              6.2%               7.7%
   2009           5.9%              12.3%              5.5%              13.1%
   2010          11.5%              23.8%             10.4%              23.6%
   2011          11.1%              34.9%             10.7%              34.3%
   2012          13.4%              48.3%             13.9%              48.2%
   2013          11.5%              59.8%             13.4%              61.6%
   2014          10.6%              70.4%              9.3%              70.9%
   2015           9.1%              79.5%              7.8%              78.7%
   2016           2.7%              82.3%              6.2%              84.9%
   2017          14.5%              96.8%             15.1%             100.0%
Thereafter        0.0%              96.8%              0.0%             100.0%
  Vacant          3.2%             100.0%              0.0%             100.0%

*     Calculated based upon approximate square footage occupied by each tenant.

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL

  CREDIT SUISSE                                         GOLDMAN, SACHS & CO.

                                       44

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31

--------------------------------------------------------------------------------
                             MALL AT ROCKINGHAM PARK
--------------------------------------------------------------------------------

o     THE LOAN. The Mortgage Loan (the "Mall at Rockingham Park Loan") is
      secured by a first mortgage encumbering an anchored retail center located in Salem, New Hampshire. The Mall at Rockingham Park Loan represents approximately 4.4% of the Cut-Off Date Pool Balance. The Mall at
      Rockingham Park Loan was originated on March 1, 2007 and has a principal balance as of the Cut-Off Date of $ 260,000,000. The Mall at Rockingham
      Park Loan provides for interest-only payments for the entire loan term.

      The Mall at Rockingham Park Loan has a remaining term of 118 months and matures on March, 10, 2017. The Mall at Rockingham Park Loan may be
      prepaid on or after June 10, 2016 and permits defeasance with United
      States government obligations beginning 2 years after the Closing Date.

o     THE BORROWER. The Borrower is Mall at Rockingham, LLC, a Delaware limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Mall at Rockingham Park Loan. The sponsor(s) of the borrower is Mall at
      Rockingham, LLC. Mall at Rockingham, LLC is a joint venture between
      Mayflower Realty LLC (50%) and Institutional Mall Investors LLC (50%).
      Mayflower Realty LLC is a joint venture between Simon Property Group, L.P.
      (49.1375%), JPMorgan Chase Bank (36.8569%) and Teachers Insurance and
      Annuity Association of America (14.0056%). Institutional Mall Investors is
      a joint venture between CalPERS (99%) and Miller Capital (1%).

      Simon is a self-administered and self-managed Real Estate Investment Trust
      (REIT) which, together with its affiliated management company, currently owns or has an interest in approximately 285 properties containing an aggregate of 201 million SF in 38 states plus Puerto Rico. Simon is one of the largest publicly traded retail real estate companies in North America with a total reported market capitalization of approximately $48 billion
      (www.simon.com). Simon Property Group, Inc. has a current rating of
      Baa1/A-/BBB+ (Moody's/S&P/Fitch).

      JPMorgan is a leading global financial services firm with assets of $1.4 trillion and operations in more than 50 countries, and has a current rating of Aa3/A+/A+ (Moody's/S&P/Fitch). The firm is a leader in investment banking, financial services for consumers, small business and commercial banking, financial transaction processing, asset management, and private equity. A component of the Dow Jones Industrial Average,
      JPMorgan Chase serves millions of consumers in the United States and many of the world's more prominent corporate, institutional and government clients under its JPMorgan and Chase Brands. JPMorgan Chase has a current rating of Aa3/A+/A+ (Moody's/S&P/Fitch).

      TIAA-CREF is one of the largest institutional real estate investors in the nation, with a global portfolio of direct or indirect investment of $67 billion. Furthermore, TIAA-CREF is one of the world's largest retirement systems, with more than $406 billion in combined assets under management
      (12/30/06). TIAA-CREF ranks as one of Fortune magazine's 100 Largest U.S.
      Companies (April 2006). TIAA-CREF has a current rating of Aaa/AAA/AAA
      (Moody's/S&P/Fitch). The company's mission is to provide life insurance and retirement plans to professors and employees of colleges and universities.

o     THE PROPERTY. The Mortgaged Property is an approximately 382,012 square foot anchored retail building situated on approximately 47.1 acres. The
      Mortgaged Property was constructed in 1991 and renovated in 1998. The
      Mortgaged Property is located in Salem, New Hampshire, within the Salem,
      New Hampshire metropolitan statistical area. As of January 22, 2007, the occupancy rate for the Mortgaged Property securing the Mall at Rockingham
      Park Loan was approximately 96.8%.

      The largest tenant is The Gap, occupying approximately 17,510 square feet, or approximately 4.6% of the net rentable area. The Gap, Inc. is a global specialty retailer operating retail and outlet stores selling casual apparel, accessories, and personal care products for men, women and children under the Gap, Old Navy, Banana Republic and Forth & Towne brands. As of April 20, 2007, The Gap Inc was rated "Ba1" (Moody's), "BB+"
      (S&P) and "BB+" (Fitch). The Gap lease expires in January 2010.

      The second largest tenant is H&M, occupying approximately 15,283 square feet, or approximately 4.0% of the net rentable area. H&M was established in Sweden in 1947. H&M sells clothes and cosmetics in more than 1,300 stores across 24 countries and has more than 60,000 employees. H&M has approximately 100 designers who work with a team made up of 60 pattern designers, approximately 100 buyers and a number of budget controllers to create H&M's clothing collections for women, men, children and teenagers.
      H&M also sells fashion via catalogues and the Internet. Customers can purchase from H&M Shop online in Sweden, Denmark, Finland, Norway and the
      Netherlands. H&M does not have any factories of its own, but instead works with approximately 700 independent suppliers in primarily Asia and Europe.
      H&M has approximately 20 production offices around the world. The H&M lease expires in October 2011.

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL

  CREDIT SUISSE                                         GOLDMAN, SACHS & CO.

                                       45

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31

--------------------------------------------------------------------------------
                             MALL AT ROCKINGHAM PARK
--------------------------------------------------------------------------------

      The third largest tenant is Express/Express Men, occupying approximately
      13,441 square feet, or approximately 3.5% of the net rentable area.
      Express currently has 743 stores across the nation, including both Express and ExpressMen. Express and ExpressMen is a member of Limited Brands, Inc.
      The Express/Express Men lease expires in January 2014. As of April 20,
      2007, Express/Express Men was rated "Baa2" (Moody's) and "BBB" (S&P). The
      Express/Express Men lease expires in January 2014.

o     LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a mortgagee-designated lock box account.

o     MEZZANINE DEBT. The Sponsor is permitted to incur future mezzanine indebtedness. The loan servicer will not have discretion to approve of any such indebtedness so long as (a) the total LTV Ratio does not exceed 80%,
      (b) the debt service coverage (based on EBITDA) does not fall below 1.05x,
      (c) the mezzanine lender meets a pre-determined definition of "qualified lender", (d) the mezzanine loan shall be coterminous or mature subsequent to the mortgage loan and (e) the mezzanine lender shall enter into a form of inter-creditor agreement.

o     PARTIAL RELEASE. The related Mortgage Loan documents permit the borrower to obtain the release of the air rights above the improvements on the
      Mortgaged Property to a third party upon satisfaction of certain conditions, including but not limited to (i) a site plan showing the proposed air space development, (ii) legal description of the air rights,
      (iii) ALTA survey showing the air rights area, (iv) any air space documentation submitted to a governmental authority, (v) an endorsement to the mortgage lender's policy for the remaining property, (vi) zoning approvals and (vii) other documentation set forth in the related loan agreement.

      Additionally, provided no event of default occurs and is continuing, the borrower may without consent of the mortgagee (i) make transfers of immaterial or non-income producing portions of the mortgaged property to any federal, state, or local government or any political subdivision thereof in connection with takings or condemnations of any portion of the mortgaged property for dedication or public use and (ii) make transfers of non-income producing portions of the mortgage property, including portions of the property's "ring road" (by sale, ground lease, sublease, or other conveyance of any interest) to third parties, including, without limitation, owners of out parcels, department store pads, pads for office buildings, hotels or other properties for the purpose of erecting and operating additional structures or parking facilities whose use is integrated and consistent with the use of the mortgaged property;
      provided, however, it is the condition to any of the transfers in clause
      (ii) above that no transfer, conveyance or other encumbrance shall materially impair the utility or operation of the mortgaged property and no transfer, conveyance or other encumbrance shall have a material adverse effect on (a) the value of the mortgaged property, taken as a whole, (b)
      the business operations or financial condition of the related mortgage borrower, (c) compliance of the mortgaged property with any legal requirements, or (d) the ability of the mortgage borrower to repay the debt under the mortgage loan.

o     MANAGEMENT. Simon Management Associates, LLC, an affiliate of the Mall at
      Rockingham, LLC, is the property manager for the Mortgaged Property securing the Mall at Rockingham Park Loan. Simon Management Associates,
      LLC, is an affiliated entity of Simon Property Group, Inc. ("SPG"). SPG, headquartered in Indianapolis, Indiana, is a self-administered and self-managed real estate investment trust. Through subsidiary partnerships, it is engaged primarily in the ownership, development, management, leasing, acquisition and expansion of income-producing, market dominant retail properties, primarily regional malls, Premium Outlet centers and community shopping centers.

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL

  CREDIT SUISSE                                         GOLDMAN, SACHS & CO.

                                       46

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31

--------------------------------------------------------------------------------
                     PETER COOPER VILLAGE & STUYVESANT TOWN
--------------------------------------------------------------------------------

          [4 PHOTOS OF PETER COOPER VILLAGE & STUYVESANT TOWN OMITTED]

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL

  CREDIT SUISSE                                         GOLDMAN, SACHS & CO.

                                       47

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31

--------------------------------------------------------------------------------
                     PETER COOPER VILLAGE & STUYVESANT TOWN
--------------------------------------------------------------------------------

             [MAP OF PETER COOPER VILLAGE & STUYVESANT TOWN OMITTED]

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL

  CREDIT SUISSE                                         GOLDMAN, SACHS & CO.

                                       48

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31

--------------------------------------------------------------------------------
                     PETER COOPER VILLAGE & STUYVESANT TOWN
--------------------------------------------------------------------------------

             [MAP OF PETER COOPER VILLAGE & STUYVESANT TOWN OMITTED]

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL

  CREDIT SUISSE                                         GOLDMAN, SACHS & CO.

                                       49

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31

--------------------------------------------------------------------------------
                     PETER COOPER VILLAGE & STUYVESANT TOWN
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                $247,727,273
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     4.2%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSORS                                     Tishman Speyer and BlackRock Realty
                                                                  Advisors, Inc.
TYPE OF SECURITY                                                             Fee
PARTIAL RELEASE / PARTIAL DEFEASANCE(1)                                      Yes
MORTGAGE RATE                                                             6.434%
MATURITY DATE                                                   December 8, 2016
AMORTIZATION TYPE                                                  Interest-Only
INTEREST ONLY PERIOD                                                         120
ORIGINAL TERM / AMORTIZATION                                            120 / IO
REMAINING TERM / AMORTIZATION                                           115 / IO
LOCKBOX                                                                      Yes
SHADOW RATING (MOODY'S / S&P)(2)                                     Baa3 / BBB-

UP-FRONT RESERVES
   TAX/INSURANCE                                            Yes
   REPLACEMENT                                      $60,000,000
   INTEREST RESERVE(3)                             $400,000,000
   GENERAL RESERVE(4)                              $190,000,000

ONGOING ANNUAL RESERVES
   TAX/INSURANCE                                            Yes
   REPLACEMENT(5)                                     Springing

ADDITIONAL FINANCING(6)                          Pari Passu Debt  $2,752,272,727
                                                  Mezzanine Debt  $1,400,000,000

                                                    PARI PASSU
                                                     NOTES(7)       TOTAL DEBT
                                                  --------------  --------------
CUT-OFF DATE BALANCE                              $3,000,000,000  $4,400,000,000
CUT-OFF DATE BALANCE/UNIT                            $267,213         $391,912
CUT-OFF DATE LTV                                       55.6%            81.5%
MATURITY DATE LTV                                      55.6%            81.5%
UW DSCR ON NCF(8)                                      1.73x            1.19x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 2
LOCATION                                                            New York, NY
PROPERTY TYPE                                        Multifamily -- Conventional
SIZE (UNITS)                                                              11,227
OCCUPANCY AS OF NOVEMBER 10, 2006                                          98.3%
YEAR BUILT / YEAR RENOVATED                                          1945 / 2006
APPRAISED VALUE AS OF NOVEMBER 1, 2006                            $5,400,000,000
APPRAISED VALUE AS OF JANUARY 1, 2011                             $6,900,000,000
APPRAISED VALUE OF LAND AS OF
        NOVEMBER 1, 2006                                          $3,800,000,000
PROPERTY MANAGEMENT                                         Tishman Speyer PCVST
                                                                 Management, LLC
UW ECONOMIC OCCUPANCY                                                      96.7%
UW REVENUES                                                         $481,725,392
UW TOTAL EXPENSES                                                   $145,569,012
UW NET OPERATING INCOME (NOI)                                       $336,156,380
UW NET CASH FLOW (NCF)(8)                                           $333,909,980
2006 NOI                                                            $112,242,474
2005 NOI                                                             $98,689,050
2004 NOI                                                             $92,631,844
--------------------------------------------------------------------------------

(1)   The Peter Cooper Village & Stuyvesant Town Loan permits the partial release and/or partial defeasance of certain of the properties comprising the Mortgaged Property under certain circumstances. See "Release" below.

(2)   Moody's and S&P have confirmed that the Peter Cooper Village and
      Stuyvesant Town Loan has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with an investment grade obligation.

(3)   Interest reserve was funded at closing of the Peter Cooper Village &
      Stuyvesant Town Loan and can be used for the payment of mortgage and mezzanine loan debt service. On or after January 1, 2010, at such time the debt service coverage ratio for the Peter Cooper Village and Stuyvesant
      Town Loan is 1.00x or greater for 2 consecutive calendar quarters and upon other certain conditions as specified in the related Mortgage Loan documents the interest reserve will be converted to and become a part of the general reserve (discretionary component).

(4)   The general reserve was funded at closing of the Peter Cooper Village &
      Stuyvesant Town Loan and can be used at the discretion of the borrower to pay for expenses related to the Mortgaged Property provided that no more than $85,000,000 can be used for the payment of asset management fees or acquisition fees pertaining to the syndication of the equity. If at any time the debt service coverage ratio is 1.20x or higher for two consecutive calendar quarters, the balance of the funds on deposit in the general reserve will be released to the borrower. Notwithstanding the foregoing, and in the event the interest reserve becomes part of the general reserve per the conditions of the related Mortgage Loan documents
      (See Footnote (3)) then the cap on the amount that can be disbursed for the payment of asset management fees will be increased from $85,000,000 to
      $95,000,000.

(5)   Deposits to the ongoing annual replacement reserve of $2,808,000 will be required to the extent there is available cash flow after the payment of debt service on the Mortgage Loan and mezzanine loan.

(6)   Additional future pari passu debt is permitted up to $300,000,000 any time between November 8, 2011 and May 8, 2013 subject to (i) such additional financing will not result in a debt service coverage ratio less than 1.30x or a loan-to-value ratio greater than 70%, (ii) the borrower must deliver rating agency confirmation and (iii) certain other conditions as specified in the related Mortgage Loan documents. Such future pari passu debt can relate to one or both Mortgaged Properties at the borrower's election.

(7)   Loan-to-value ratios, debt service coverage ratio and Cut-Off Date
      Balance/Unit were derived based upon the aggregate indebtedness of, or debt service on, the Peter Cooper Village and Stuyvesant Town Loan and the
      Peter Cooper Village and Stuyvesant Town Pari Passu Companion Loans.

(8)   The underwritten net cash flow was determined using future cash flow projections that include various assumptions including an assumed annual rate of conversion of units from rent-stabilized units to deregulated units. The debt service coverage ratio for the related Mortgaged Property as calculated based on the net operating income for year 2006 is 0.58x.
      See "RISK FACTORS--Risks Relating to Net Cash Flow" in the Prospectus
      Supplement.

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL

  CREDIT SUISSE                                         GOLDMAN, SACHS & CO.

                                       50

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31

--------------------------------------------------------------------------------
                     PETER COOPER VILLAGE & STUYVESANT TOWN
--------------------------------------------------------------------------------

o     THE LOAN. The Mortgage Loan (the "Peter Cooper Village & Stuyvesant Town
      Loan") is secured by a first mortgage encumbering an 11,227-unit,
      56-building multifamily complex located in New York, New York. The Peter
      Cooper Village & Stuyvesant Town Loan represents approximately 4.2% of the
      Cut-Off Date Pool Balance. The Peter Cooper Village & Stuyvesant Town Loan
      was originated on November 17, 2006 and has a principal balance as of the
      Cut-Off Date of $247,727,273. The Peter Cooper Village & Stuyvesant Town
      Loan, which is evidenced by multiple pari passu notes dated November 17,
      2006, as amended, is a portion of a whole loan with an original principal balance of $3,000,000,000. The other loans related to the Peter Cooper
      Village & Stuyvesant Town Loan are evidenced by separate pari passu notes, dated November 17, 2006, as amended, (the "Peter Cooper Village &
      Stuyvesant Town Pari Passu Companion Loans" and together with the Peter
      Cooper Village & Stuyvesant Town Loan, the "Peter Cooper Village &
      Stuyvesant Town Whole Loan"), with an original principal balance of
      $2,752,272,727. The Peter Cooper Village & Stuyvesant Town Loan and the
      Peter Cooper Village & Stuyvesant Town Pari Passu Companion Loans are
      governed by an intercreditor and servicing agreement and will be serviced pursuant to the terms of the pooling and servicing agreement relating to the Wachovia Bank Commercial Mortgage Trust, Commercial Mortgage
      Pass-Through Certificates, Series 2007-C30 transaction, as described under
      "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans" and "Servicing of the
      Peter Cooper Village & Stuyvesant Town Loan" in the Prospectus Supplement.
      The Peter Cooper Village & Stuyvesant Town Loan provides for interest-only payments for the entire loan term.

      The Peter Cooper Village & Stuyvesant Town has a remaining term of 115 months and matures on December 8, 2016. The Peter Cooper Village &
      Stuyvesant Town Loan may be prepaid on or after September 8, 2016, and permits defeasance with United States government obligations beginning on the earlier of 42 months following the first payment date and 2 years after the final Pari Passu Companion Loan is securitized.

          ----------------------------------
                    FIRST MORTGAGE               Pari Passu Notes
                     $3,000,000,00               to be sold in various
                                                 conduct/fusion
          47.7% Loan to Total Capitalization     securitizations
             $267,213 per unit/$293 per sf
          Shadow Rated BBB-Baa3/BBB- (F/M/S)
          ----------------------------------

          ----------------------------------
                       MEZZANINE                 To be privately
                    $1,400,000,000               placed
          70.0% Loan to Total Capitalization
             $391,912 per unit/$430 per sf
          ----------------------------------

          ----------------------------------
                                                 Sponsor Cash     $1,000,000,000
                                                 Acquition Costs
                    SPONSOR EQUITY               and Fees           $240,000,000
                    $1,890,000,000               Interest Reserve   $400,000,000
                                                 General Reserve    $190,000,000
                                                 Cap Ex Reserve      $60,000,000
          ----------------------------------

                    $6,290,000,000

o     THE BORROWER. At closing the borrower was PCV ST Owner LP, a special purpose entity. As of February 16, 2007, PCV ST Owner LP transferred
      Stuyvesant Town to ST Owner LP, a special purpose entity formed exclusively to own the Mortgaged Property and PCV ST Owner LP and ST Owner
      LP are jointly and severally liable as the borrower under the Peter Cooper

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL

  CREDIT SUISSE                                         GOLDMAN, SACHS & CO.

                                       51

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31

--------------------------------------------------------------------------------
                     PETER COOPER VILLAGE & STUYVESANT TOWN
--------------------------------------------------------------------------------

      Village & Stuyvesant Town Loan. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Peter
      Cooper Village & Stuyvesant Town Whole Loan. The sponsors of the borrower are Tishman Speyer and Blackrock Realty Advisors, Inc. The borrower is approximately indirectly 11% owned through various subsidiary entities of the sponsors.

      Tishman Speyer is a privately held company based in New York City that is engaged in owning, developing and operating real estate around the world.
      Since 1978, Tishman Speyer has acquired, built or developed more than 142 properties totaling over 77 million square feet representing over $24 billion in total value across the United States, Europe and Latin America.
      The company owns and/or manages the following buildings in Manhattan: 300
      Park Avenue, 375 Hudson Street, 520 Madison Avenue, 666 Fifth Avenue, The
      Chrysler Building, Rockefeller Center, The Lipstick Building and The
      MetLife Building.

      BlackRock Realty Advisors is a real estate investment manager with $9.6 billion in real estate equity assets under management on behalf of public, corporate and Taft-Hartley pension plans, foundations, endowments and private investors. These investments span a wide range of strategies, including core, value-added and opportunistic equity and high-yield debt.
      The firm offers investments in open-end and closed-end funds and separate account structures. BlackRock Realty Advisors' parent, BlackRock, is 49%
      owned by Merrill Lynch.

o     THE PROPERTY. The Mortgaged Property is an 11,227-unit multifamily complex consisting of 56 buildings situated on approximately 80.4 acres. The gross building area for Peter Cooper Village is approximately 3,122,165 square feet and the gross building area for Stuyvesant Town is approximately
      8,942,176 square feet. Between the two complexes, the net rentable area is approximately 10,750,670 square feet developed as follows: Residential:
      approximately 10,232,958; Retail: approximately 98,039; Office:
      approximately 19,673; Parking: approximately 400,000. The approximately
      10,232,958 rentable square feet of residential space indicates an average unit size of 911 square feet. The rentable unit mix is as follows: 5,740 one bedroom units; 4,976 two bedroom units; 472 three bedroom units; 2 four bedroom units; and 37 five bedroom units. Amenities at the Mortgaged
      Property include 15 playgrounds, designated sports areas, the signature
      Stuyvesant Oval Fountain, laundry facilities, approximately 2,260 parking spaces and rentable storage services operated by U-Haul. Retailers onsite offer such neighborhood conveniences as grocery stores, banking centers, dry cleaning, movie rentals and apparel outlets. The Mortgaged Property was constructed in 1945 and renovated at various times, most recently in
      2006.

      The Mortgaged Property is located in New York, New York. As of November
      10, 2006, the occupancy rate for the Mortgaged Property securing the Peter
      Cooper Village & Stuyvesant Town Loan was approximately 98.3%.

o     RENT STABILIZATION. Currently, approximately 73% of the apartments at the
      Mortgaged Property are rent stabilized. Rent stabilized leases can be 1 or
      2 years in length at the option of the tenant. The renewal rate that may be charged for a particular rent stabilized apartment is determined by criteria established by the State of New York. An apartment may become deregulated (or destabilized) if it becomes vacant or if criteria involving legal rental rate level and occupant income levels are met.
      Certain tenants at the Mortgaged Property have commenced litigation against the related borrowers and its sponsors as well as certain parties relating to the conversion of apartments from rent stabilization. See
      "RISK FACTORS--Litigation May have Adverse Effect on Borrowers".

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL

  CREDIT SUISSE                                         GOLDMAN, SACHS & CO.

                                       52

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31

--------------------------------------------------------------------------------
                     PETER COOPER VILLAGE & STUYVESANT TOWN
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                                             PETER COOPER VILLAGE
---------------------------------------------------------------------------------------------------------------
                                        AVERAGE         % OF         AVERAGE         AVERAGE        MONTHLY
UNIT TYPE             UNIT COUNT(1)  SQUARE FOOT(1)  PCV TOTAL  MONTHLY RENT(1)  RENT PER SF(1)  MARKET RENT(2)
---------------------------------------------------------------------------------------------------------------

Deregulated 1 BR            403            948         16.2%         $2,768          $35.04         $3,595
Deregulated 2 BR            267          1,224         10.8          $3,747          $36.74         $4,641
Deregulated 3 BR              3          2,162          0.1          $6,520          $36.19         $8,198
---------------------------------------------------------------------------------------------------------------
DEREGULATED TOTALS          673          1,063         27.1%         $3,173          $35.83         $4,030
Stabilized 1 BR             776            947         31.3%         $1,183          $15.00         $3,595
Stabilized 2 BR             957          1,223         38.6          $1,457          $14.30         $4,641
Stabilized 3 BR              17          1,489          0.7          $1,619          $13.04         $8,198
Stabilized 4 BR               1          2,441          0.0          $2,705          $13.30         $8,426
---------------------------------------------------------------------------------------------------------------
STABILIZED TOTALS         1,751          1,103         70.6%         $1,338          $14.55         $4,214
TOTAL OCCUPIED UNITS      2,424          1,092         97.7%         $1,848          $20.30         $4,163
Vacant 1 BR                  30            947          1.2%            N/A             N/A         $3,595
Vacant 2 BR                  27          1,225          1.1             N/A             N/A         $4,641
---------------------------------------------------------------------------------------------------------------
VACANT TOTALS                57          1,078          2.3%            N/A             N/A         $4,090
                          -----                       -----

PCV TOTALS/WTD. AVG.      2,481          1,092        100.0%         $1,848          $20.30         $4,161

---------------------------------------------------------------------------------------------------------------
                                                STUYVESANT TOWN
---------------------------------------------------------------------------------------------------------------
                                        AVERAGE         % OF         AVERAGE         AVERAGE        MONTHLY
UNIT TYPE             UNIT COUNT(1)  SQUARE FOOT(1)   ST TOTAL  MONTHLY RENT(1)  RENT PER SF(1)  MARKET RENT(2)
---------------------------------------------------------------------------------------------------------------

Deregulated 1 BR           1,386           755         15.8%         $2,504          $39.79         $2,926
Deregulated 2 BR             872           943         10.0          $3,018          $38.39         $3,658
Deregulated 3 BR              65         1,165          0.7          $4,084          $42.06         $4,511
Deregulated 4 BR               1         1,753          0.0          $4,950          $33.88         $6,793
Deregulated 5 BR               6         1,698          0.1          $5,754          $40.67         $6,580
---------------------------------------------------------------------------------------------------------------
DEREGULATED TOTALS         2,330           840         26.6%         $2,750          $39.29         $3,255
Stabilized 1 BR            3,096           755         35.4%         $1,125          $17.88         $2,926
Stabilized 2 BR            2,779           943         31.8          $1,380          $17.55         $3,658
Stabilized 3 BR              381         1,161          4.4          $1,544          $15.96         $4,511
Stabilized 4 BR                0             0          0.0          $    0          $ 0.00         $6,793
Stabilized 5 BR               31         1,681          0.4          $1,958          $13.98         $6,580
---------------------------------------------------------------------------------------------------------------
STABILIZED TOTALS          6,287           867         71.9%         $1,267          $17.53         $3,364
TOTAL OCCUPIED UNITS       8,617           860         98.5%         $1,668          $23.27         $3,334
Vacant 1 BR                   49           751          0.6%            N/A             N/A         $2,926
Vacant 2 BR                   74           943          0.8             N/A             N/A         $3,658
Vacant 3 BR                    6         1,145          0.1             N/A             N/A         $4,511
---------------------------------------------------------------------------------------------------------------
VACANT TOTALS                129           880          1.5%            N/A             N/A         $3,420
                          ------                     ------
ST TOTALS/WTD. AVG.        8,746           860        100.0%         $1,668          $23.27         $3,336
                          ------                     ------
PCV/ST TOTALS/WTD. AVG.   11,227           911       100.00%         $1,707          $22.49         $3,518
                          ======                     ======

(1)   Information obtained from the borrower's rent roll dated November 10,
      2006.

(2)   Certain information obtained from the appraisal of the Peter Cooper
      Village and Stuyvesant Town Mortgaged Property dated November 10, 2006.
      See "RISK FACTORS--Inspections and Appraisals May Not Accurately Reflect
      Value or Condition of Mortgaged Property" in the Prospectus Supplement.

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL

  CREDIT SUISSE                                         GOLDMAN, SACHS & CO.

                                       53

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31

--------------------------------------------------------------------------------
                     PETER COOPER VILLAGE & STUYVESANT TOWN
--------------------------------------------------------------------------------

o     GENERAL RESERVE/INTEREST RESERVE. A reserve was established at the closing comprised of an "interest reserve" in an amount of $400,000,000 that can be used for the payment of mortgage and mezzanine loan debt service and a
      "general reserve" in an amount of $190,000,000 that can be used at the discretion of the borrower to pay for expenses related to the Mortgaged
      Property provided that no more than $85,000,000 can be used for the payment of asset management fees or acquisition fees pertaining to the syndication of the equity. If at any time the debt service coverage ratio is 1.20x or higher for two consecutive calendar quarters, the balance of the funds on deposit in the General Reserve will be released to borrower.
      Notwithstanding the foregoing, from and after January 1, 2010, if the debt service coverage ratio for the Peter Cooper Village & Stuyvesant Town Loan is 1.00x or greater for two consecutive calendar quarters (i) the debt service component will be converted to and become a part of the discretionary component and (ii) the cap on the amount that can be disbursed for the payment of asset management fees will be increased from
      $85,000,000 to $95,000,000.

o     ADDITIONAL INDEBTEDNESS. The borrower is permitted to obtain up to
      $300,000,000 of pari passu mortgage debt or subordinate mezzanine debt at any time between November 8, 2011 and May 8, 2013 provided that such additional financing will not result in a debt service coverage ratio less than 1.30x or a loan-to-value ratio greater than 70% and the borrower has delivered a rating agency confirmation that such debt will not result in a downgrade of the securities. Such debt can relate to one or both properties at borrower's election.

o     MEZZANINE DEBT. Eleven (11) pairs of mezzanine borrowers (named PCV ST
      Mezz 1-11 LP and ST Mezz 1-11 LP) have incurred mezzanine debt for an aggregate total of $1,400,000,000 secured by their direct or indirect equity interests in PCV ST Owner LP and ST Owner LP. The mezzanine debt is scheduled to mature on December 8, 2016.

o     SEVERANCE-RELEASE. Subject to the prepayment lockout period, the borrower can release (i) an individual Mortgaged Property upon partial defeasance of 110% of the allocated loan amount, (ii) one or more individual buildings or parcels of undeveloped land that are a part of a Peter Cooper
      Village & Stuyvesant Town Mortgaged Property upon partial defeasance of an amount equal to the greater of (a) 110% of the appraised value of such building or parcel as determined by an appraisal dated not more than 120 days prior to the release and (b) if applicable, the disposition proceeds from the collateral being released, (iii) without partial defeasance, certain "development rights" upon the payment of an amount equal to the greater of (a) the disposition proceeds related to the rights that are the subject of a sale, transfer or refinancing and (b) $225 per square foot of rights being released provided that any such release of development rights must be accompanied by the applicable yield maintenance premium and (iv)
      without partial defeasance, release of a portion of the Mortgaged Property subject to casualty or condemnation, upon the payment of an amount equal to 100% of the fair market value of the released parcel immediately prior to such casualty or condemnation. The release of either Peter Cooper
      Village or Stuyvesant Town is subject to (i) the other Mortgaged Property having a debt service coverage ratio of not less than the greater of (a)
      1.00x or (b) the debt service coverage ratio immediately prior to the release and (ii) a loan-to-value ratio of not more than 70%. Each release of a building or parcel (other than in connection with a condemnation) is subject to the remainder of the Mortgaged Property (i) for the first 10 releases (including development rights releases), having a debt service coverage ratio of not less than the lesser of (a) debt service coverage ratio immediately prior to the release and (b) 1.00x, and (ii) for each release thereafter, a debt service coverage ratio of not less than 1.00x and in each instance after the release of 10 buildings or parcels
      (including development rights releases), a loan-to-value ratio of not more than 70%. The release of either Peter Cooper Village or Stuyvesant Town and the release of a building or a parcel (but not the release of development rights) will also require a rating agency confirmation. Any prepayment received in connection with an individual Mortgaged Property release will be applied pro rata to each of the mortgage notes based on the principal amount evidenced by each such note. Any prepayment in connection with a development rights release or a building or parcel release will be allocated among the Peter Cooper Village & Stuyvesant Town
      Loan and each of the mezzanine loans pro rata based on the principal balance of the Peter Cooper Village & Stuyvesant Town Loan and each such mezzanine loan.

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL

  CREDIT SUISSE                                         GOLDMAN, SACHS & CO.

                                       54

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31

--------------------------------------------------------------------------------
                     PETER COOPER VILLAGE & STUYVESANT TOWN
--------------------------------------------------------------------------------

o     THE MARKET.(1) The Mortgaged Property occupies approximately 80.4 acres below Midtown on the eastern side of the island of Manhattan. The site occupies the area bounded by East 14th and 23rd Streets and First Avenue and Avenue C, and is immediately surrounded by the residential neighborhoods of Murray Hill and Kips Bay to the north, Gramercy Park to the west, and the East Village and Lower East Side to the south. These neighborhoods are predominantly residential with retail use along the avenues. The Manhattan residential market represents one borough of the five which make up the larger New York City residential market. This market is the largest housing market in the United States consisting of over three million housing units. Within this market, rental units are the largest housing category, making up approximately 68% of inventory. The net vacancy for units available for rent in the city was 3.09% according to the 2005 New York City Housing and Vacancy Survey. In 2005, 4,185 new
      housing units were delivered to the overall market; which was above the trailing four year average of 3,163. Rental rates increased during 2005, with REIS reporting increases of 1.2% in effective rents for the fourth quarter of 2005 and 5.4% for the year. The Manhattan residential market has 737,768 housing units according to the 2005 Housing and Vacancy
      Survey. Net vacancy for Manhattan in 2005 was 3.79%. Between 1995 and
      2005, the number of new housing unit permits averaged 4,549. Approximately
      2,400 apartment units are scheduled for delivery in 2007 and 2008 in
      Manhattan. According to the appraisal of the properties dated November 10,
      2006, annual rents for buildings comparable to the Mortgaged Property in the neighborhoods surrounding the properties are $40.67 per square foot for one bedroom apartments, $41.46 per square foot for two bedroom apartments, $53.83 per square foot for three bedroom apartments, and
      $48.85 per square foot for four bedroom apartments. The rents reflected above are for properties that are not subject to rent stabilization or rent control.

o     LOCK BOX ACCOUNT. All tenant payments due under the applicable tenant leases are deposited into a mortgagee-designated lockbox account with funds released to the borrower after escrows funded in each interest accrual period where the DSC ratio is 1.20x or higher for two consecutive quarters and no mezzanine accrual period exists.

o     PROPERTY MANAGEMENT. Tishman Speyer PCVST Management, LLC, an affiliate of one of the sponsors is the property manager for the Mortgaged Property securing the Peter Cooper Village & Stuyvesant Town Loan.

      (1)   Certain information obtained from the appraisal of the Mortgaged
            Property dated November 10, 2006. See "RISK FACTORS--Inspections and
            Appraisals May Not Accurately Reflect Value or Condition of
            Mortgaged Property" in the Prospectus Supplement.

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL

  CREDIT SUISSE                                         GOLDMAN, SACHS & CO.

                                       55

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31
--------------------------------------------------------------------------------

                       THIS PAGE INTENTIONALLY LEFT BLANK

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL

  CREDIT SUISSE                                         GOLDMAN, SACHS & CO.

                                       56

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31

--------------------------------------------------------------------------------
                           HYATT REGENCY GRAND CYPRESS
--------------------------------------------------------------------------------

                [4 PHOTOS OF HYATT REGENCY GRAND CYPRESS OMITTED]

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL

  CREDIT SUISSE                                         GOLDMAN, SACHS & CO.

                                       57

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31

--------------------------------------------------------------------------------
                           HYATT REGENCY GRAND CYPRESS
--------------------------------------------------------------------------------

                  [MAP OF HYATT REGENCY GRAND CYPRESS OMITTED]

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL

  CREDIT SUISSE                                         GOLDMAN, SACHS & CO.

                                       58

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31

--------------------------------------------------------------------------------
                           HYATT REGENCY GRAND CYPRESS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                $199,757,745
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     3.4%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                              Kyo-ya Pacific Company, LLC
TYPE OF SECURITY                                                             Fee
PARTIAL RELEASE(1)                                                           Yes
MORTGAGE RATE                                                             5.710%
MATURITY DATE(2)                                                  April 11, 2014
AMORTIZATION TYPE                                                            ARD
INTEREST ONLY PERIOD                                                        None
ORIGINAL TERM / AMORTIZATION                                            84 / 336
REMAINING TERM / AMORTIZATION                                           83 / 335
LOCKBOX                                                                      Yes
SHADOW RATING (MOODY'S/S&P)(3)                                       Baa2 / BBB+

UP-FRONT RESERVES                                None

ONGOING ANNUAL RESERVES                          None

ADDITIONAL FINANCING                                                       None

CUT-OFF DATE BALANCE                                                $199,757,745
CUT-OFF DATE BALANCE/ROOM                                               $266,344
CUT-OFF DATE LTV                                                           81.5%
MATURITY DATE LTV                                                          72.0%
UW DSCR ON NCF                                                             1.05x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                             Orlando, FL
PROPERTY TYPE                                        Hospitality -- Full Service
SIZE (ROOMS)                                                                 750
OCCUPANCY AS OF APRIL 9, 2007(4)                                          100.0%
YEAR BUILT / YEAR RENOVATED                                          1983 / 2007
APPRAISED VALUE                                                     $245,000,000
PROPERTY MANAGEMENT                                                 Self-Managed
UW ECONOMIC OCCUPANCY(4)                                                  100.0%
UW REVENUES(4)                                                       $15,000,000
UW TOTAL EXPENSES(4)                                                          $0
UW NET OPERATING INCOME (NOI)(4)                                     $15,000,000
UW NET CASH FLOW (NCF)(4)                                            $15,000,000
--------------------------------------------------------------------------------

(1)   The Hyatt Regency Grand Cypress Loan allows for partial release of the
      9-hole pitch and putt at any time during the term of the Mortgage Loan subject to the satisfaction of certain tests and conditions as set forth in the related Mortgage Loan documents including, but not limited to prepayment of $10,000,000 plus a yield maintenance premium if the release occurs after May 11, 2009.

(2)   The Grand Hyatt Cypress has an anticipated repayment date of April 11,
      2014 and matures on April 11, 2035.

(3)   Moody's and S&P have confirmed that the Hyatt Regency Grand Cypress Loan has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with an investment grade obligation.

(4)   The Mortgaged Property is 100% leased to Global Hyatt Corporation under a
      30-year triple-net lease that commenced in April 2007. Pursuant to the terms of the lease, the base rent for the first seven years is $15mm with certain CPI-related increases thereafter. In addition, the tenant is obligated to spend $30mm for capital improvements to the hotel during the first five years of the lease term.

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL

  CREDIT SUISSE                                         GOLDMAN, SACHS & CO.

                                       59

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31

--------------------------------------------------------------------------------
                           HYATT REGENCY GRAND CYPRESS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                FACILITY SUMMARY
--------------------------------------------------------------------------------
GUEST ROOMS                                                               NUMBER
--------------------------------------------------------------------------------
King.................................................................        317
Double/Double........................................................        359
Executive Suite......................................................         32
Hospitality Suite....................................................         11
VIP Suite............................................................         16
Conference Suite.....................................................         10
Luxury Suite.........................................................          5
                                                                             ---
   TOTAL.............................................................        750
                                                                             ===

FOOD AND BEVERAGE                                                        SEATING
--------------------------------------------------------------------------------
La Coquina...........................................................        114
Hemingway's..........................................................        120
Cascade..............................................................        180
The Palm Cafe........................................................        136
The General Store....................................................         NA
Whitehorse Sports Bar & Grille.......................................        101
Trellises............................................................         90
Perks................................................................         90
24-hour Room Service.................................................         NA
                                                                             ---
   TOTAL.............................................................        831
                                                                             ===

MEETING AND BANQUET SPACE                                            SQUARE FEET
--------------------------------------------------------------------------------
Grand Cypress Ballroom...............................................     24,960
Regency Hall.........................................................     16,642
Palm (including pre-function area)...................................      2,478
Poinciana............................................................      1,664
Magnolia.............................................................      1,575
Hibiscus.............................................................        405
Camellia.............................................................        405
Orchid...............................................................        576
Gardenia.............................................................        576
Jacaranda............................................................        420
Atrium Room..........................................................        396
Office #1............................................................        260
Portico Area.........................................................      7,000
                                                                          ------
   TOTAL.............................................................     57,357
                                                                          ======
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               FINANCIAL SCHEDULE
--------------------------------------------------------------------------------
Year.................................................................  2005-2006
Latest Period........................................................       2006
Occupancy............................................................      65.5%
ADR..................................................................    $204.69
REVPAR...............................................................    $134.03
--------------------------------------------------------------------------------

--------------------------------------------------------------------------
                           COMPETITIVE SUMMARY
--------------------------------------------------------------------------
                                                         ESTIMATED 2006*
                                                       -------------------
                                           NUMBER OF
PROPERTY                                     ROOMS     OCCUPANCY     ADR
--------------------------------------------------------------------------

Hyatt Regency Grand Cypress (subject)           750       67.2%    $200.71
The Villas at Grand Cypress                     146       72.0%    $220.29
JW Marriott Grande Lakes                        998       70.0%    $205.04
Loews Royal Pacific                           1,000       78.0%    $177.28
Omni ChampionsGate                              730       59.0%    $148.96
Renaissance Orlando Resort                      778       66.0%    $144.89
Hilton Walt Disney World Village                814       88.0%    $155.32
Buena Vista Palace                            1,012       79.0%    $143.71
Westin Walt Disney World Swan                   758       83.0%    $178.00
                                              -----
TOTAL/WEIGHTED AVERAGE                        6,986       74.1%    $170.75
                                              =====

                                                                  ESTIMATED 2006*
                                            --------------------------------------------------
                                                        OCCUPANCY       ADR          REVPAR
PROPERTY                                     REVPAR    PENETRATION  PENETRATION   PENETRATION
----------------------------------------------------------------------------------------------

Hyatt Regency Grand Cypress (subject)       $134.88        90.7%       117.5%        106.5%
The Villas at Grand Cypress                 $159.36        97.2%       129.0%        125.9%
JW Marriott Grande Lakes                    $144.27        94.5%       120.1%        113.9%
Loews Royal Pacific                         $138.79       105.3%       103.8%        109.6%
Omni ChampionsGate                          $ 88.57        79.6%        87.2%         70.0%
Renaissance Orlando Resort                  $ 95.77        89.1%        84.9%         75.6%
Hilton Walt Disney World Village            $136.22       118.8%        91.0%        107.6%
Buena Vista Palace                          $113.93       106.6%        84.2%         90.0%
Westin Walt Disney World Swan               $147.74       112.0%       104.2%        116.7%
TOTAL/WEIGHTED AVERAGE                      $126.61       100.0%       100.0%        100.0%

*     Based on the HVS International appraisal dated March 16, 2007.

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL

  CREDIT SUISSE                                         GOLDMAN, SACHS & CO.

                                       60

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31

--------------------------------------------------------------------------------
                           HYATT REGENCY GRAND CYPRESS
--------------------------------------------------------------------------------

o     THE LOAN. The Mortgage Loan (the "Hyatt Regency Grand Cypress Loan") is
      secured by a first mortgage encumbering a full-service resort hotel located in Orlando, Florida. The Hyatt Regency Grand Cypress Loan
      represents approximately 3.4% of the Cut-Off Date Pool Balance. The Hyatt
      Regency Grand Cypress Loan was originated on April 9, 2007, and has a principal balance as of the Cut-Off Date of $199,757,745. The Hyatt
      Regency Grand Cypress Loan provides for payment of principal and interest for the entire loan term.

      The Hyatt Regency Grand Cypress Loan has a remaining term of 83 months, an anticipated repayment date of April 11, 2014 and matures on April 11,
      2035. The Hyatt Regency Grand Cypress Loan may be prepaid on or after
      February 11, 2014, and permits defeasance with United States government obligations beginning two years after the Closing Date.

o     THE BORROWER. The borrower is Grand Cypress Hotel, LP, a special purpose entity controlled by Kyo-ya Company, LLC. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Hyatt Regency Grand Cypress Loan. The sponsors of the borrower are
      Kyo-ya Pacific Company, LLC ("Kyo-ya Pacific"). Kyo-ya Pacific is a
      wholly-owned subsidiary of Kokusai Kogyo K.K., a Japanese corporation that is engaged principally in the ownership of hotel properties.

o     THE PROPERTY. The Hyatt Regency Grand Cypress is an 18-story full-service resort hotel containing approximately 750 rooms situated on approximately
      34.0 acres. The Mortgaged Property was constructed in 1983, renovated in
      2007, and is located within the Grand Cypress Resort, an approximately
      1,500 acre master planned resort adjacent to Walt Disney World and Epcot
      Center in Orlando, Florida. The Mortgaged Property features four restaurants, three lounges, a general convenience store and a 9-hole pitch and putt course. The Mortgaged Property also offers approximately 57,357 square feet of meeting space comprised of approximately 29 meeting rooms and an approximately 24,960 square foot ballroom. The Hyatt Regency Grand
      Cypress provides guests with access to on-site activities and amenities such as a spa, half-acre swimming pool, fitness center, 12 tennis courts, an equestrian center, 45 holes of Jack Nicklaus designed championship golf, the Grand Cypress Academy of Golf, and bicycle and boat rentals.

      THE LEASE. The Mortgaged Property is 100% leased to a special purpose entity under a 30-year triple-net lease that commenced in April, 2007, and is guaranteed by Global Hyatt Corporation ("Global Hyatt"). As of April
      27, 2007, Global Hyatt was rated "Baa2" (Moody's) and "BBB+" (S&P).
      Pursuant to the terms of the lease, the annual base rent for the first seven years is $15 million with CPI increases thereafter. In addition, the tenant is obligated to make capital improvements, and expend not less than
      $30,000,000 for the hard and soft costs of such capital improvements, which may include, but are not limited to, interior and exterior structural, aesthetic, landscaping, decor, furniture, fixtures and other equipment property enhancements. The Global Hyatt lease expires in April
      2037. See "RISK FACTORS--The Failure of a Tenant Will Have a Negative
      Impact on Single Tenant and Tenant Concentration Properties" in the
      Prospectus Supplement.

o     PARTIAL RELEASE. The release of Lot 4 (the 9-hole pitch and putt course)
      will be permitted at any time during the term of the Hyatt Regency Grand
      Cypress Loan subject to (i) confirmation that the parcel is being transferred to the Global Hyatt Corporation, (ii) prepayment of
      $10,000,000, (iii) if the partial release occurs after May 11, 2009, payment of a yield maintenance premium and (iv) certain other conditions as specified in the related Mortgage Loan documents. Commensurate with the release of Lot 4, the tenant under the lease is permitted a reduction in annual base rent from $15 million to $14.25 million at which time the scheduled debt service due under the mortgage will be re-cast.

o     LOCK BOX ACCOUNT. All payments due under the applicable lease are deposited into a mortgagee-designated lockbox account.

o     HYPER-AMORTIZATION. Commencing on the anticipated repayment date of April
      11, 2014, if the Hyatt Regency Grand Cypress Loan is not paid in full, the
      Hyatt Regency Grand Cypress Loan enters into a hyper-amortization period through April 11, 2035. The interest rate applicable to the Hyatt Regency
      Grand Cypress Loan during such hyper-amortization period will increase to
      2.500% over the mortgage rate or 2.500% over the treasury rate, as specified in the loan documents provided, however, in no event may the interest exceed an amount which would cause the borrower to pay to the mortgagee an amount in excess of the basic rent then payable by the tenant under the lease.

o     MANAGEMENT. The Mortgaged Property is self-managed.

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL

  CREDIT SUISSE                                         GOLDMAN, SACHS & CO.

                                       61

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31
--------------------------------------------------------------------------------

                       THIS PAGE INTENTIONALLY LEFT BLANK

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL

  CREDIT SUISSE                                         GOLDMAN, SACHS & CO.

                                       62

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           BOSTON MARRIOTT LONG WHARF
--------------------------------------------------------------------------------

                [5 PHOTOS OF BOSTON MARRIOTT LONG WHARF OMITTED]

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL

  CREDIT SUISSE                                         GOLDMAN, SACHS & CO.

                                       63

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31

--------------------------------------------------------------------------------
                           BOSTON MARRIOTT LONG WHARF
--------------------------------------------------------------------------------

                   [MAP OF BOSTON MARRIOTT LONG WHARF OMITTED]

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL

  CREDIT SUISSE                                         GOLDMAN, SACHS & CO.

                                       64

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31

--------------------------------------------------------------------------------
                           BOSTON MARRIOTT LONG WHARF
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                $176,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     3.0%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                           Sunstone Hotel Partnership LLC
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.580%
MATURITY DATE                                                     April 11, 2017
AMORTIZATION TYPE                                                  Interest-Only
INTEREST ONLY PERIOD                                                         120
ORIGINAL TERM / AMORTIZATION                                            120 / IO
REMAINING TERM / AMORTIZATION                                           119 / IO
LOCKBOX                                                                      Yes

UP-FRONT RESERVES
   ENGINEERING(1)                                $171,750

ONGOING ANNUAL RESERVES
   TAX/INSURANCE                            Yes/Springing
   REPLACEMENT(2)                               Springing

ADDITIONAL FINANCING(3)                                                     None

CUT-OFF DATE BALANCE                                                $176,000,000
CUT-OFF DATE BALANCE/ROOM                                               $437,811
CUT-OFF DATE LTV                                                           75.9%
MATURITY DATE LTV                                                          75.9%
UW DSCR ON NCF                                                             1.50x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                              Boston, MA
PROPERTY TYPE                                        Hospitality -- Full Service
SIZE (ROOMS)                                                                 402
OCCUPANCY AS OF JANUARY 31, 2007(4)                                        83.8%
YEAR BUILT / YEAR RENOVATED                                          1982 / 2005
APPRAISED VALUE                                                     $232,000,000
PROPERTY MANAGEMENT                                Marriott Hotel Services, Inc.
UW ECONOMIC OCCUPANCY                                                      84.7%
UW REVENUES                                                          $48,206,970
UW TOTAL EXPENSES                                                    $31,111,238
UW NET OPERATING INCOME (NOI)                                        $17,095,732
UW NET CASH FLOW (NCF)                                               $14,685,383
--------------------------------------------------------------------------------

(1)   In lieu of making the required deposit in cash, borrower may deliver a letter of credit.

(2)   The Manager is required to make monthly deposits equal to 4% of gross revenue provided, however, so long as Marriott Hotel Services, Inc.
      ("Marriott") serves as property Manager, such deposits are not required to be held by the lender. In the event that Marriott is no longer the Manager then the Borrower shall immediately commence making deposits into the replacement reserve account. The lender has been granted a security interest in, and an assignment of the manger-held funds.

(3)   Future mezzanine debt is permitted, subject to certain conditions including, but not limited to: (i) an aggregate debt service coverage ratio of no less than 1.15x, (ii) the aggregate loan-to-value ratio shall not exceed 80.0%, (iii) rating agency consent and (iv) certain other conditions as specified in the related Mortgage Loan documents.

(4)   Based on the trailing 12-month period ended January 31, 2007.

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL

  CREDIT SUISSE                                         GOLDMAN, SACHS & CO.

                                       65

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31

--------------------------------------------------------------------------------
                           BOSTON MARRIOTT LONG WHARF
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            FACILITY SUMMARY
GUEST ROOMS                                                              NUMBER
--------------------------------------------------------------------------------
King..........................................                              186
Hospitality Suite.............................                                8
Vice Presidential Suite.......................                                1
Double/Double.................................                              206
Presidential Suite............................                                1
                                                                            ---

   TOTAL......................................                              402
                                                                            ===

FOOD AND BEVERAGE                                         SEATING / SQUARE FEET
--------------------------------------------------------------------------------
Oceana........................................                        132 Seats
Oceana Lounge.................................                        124 Seats
Tia's Restaurant..............................                         4,664 SF
The Palm Garden...............................                        220 Seats
Starbuck's....................................                         18 Seats
                                                                      ---------

   TOTAL......................................             494 SEATS / 4,664 SF
                                                           ====================

MEETING AND BANQUET SPACE                                           SQUARE FEET
--------------------------------------------------------------------------------
Grand Ballroom................................                            8,200
Conference Room 1.............................                              525
Conference Room 2.............................                              525
Conference Room 3.............................                              525
Conference Room 4.............................                              525
Conference Room 5.............................                              525
Palm Garden Room..............................                            6,500
                                                                          -----

   TOTAL......................................                           17,325
                                                                         ======
--------------------------------------------------------------------------------

                      FINANCIAL SCHEDULE
Year...............................                                   2006-2007
Latest Period......................                         TTM Feb 06 -- Jan 07
Occupancy..........................                                    83.8%
ADR................................                                     $244.92
REVPAR.............................                                     $205.15
UW Occupancy.......................                                    84.7%
UW ADR.............................                                     $265.78
UW REVPAR..........................                                     $225.12
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                                                     COMPETITIVE SUMMARY
----------------------------------------------------------------------------------------------------------------------------
                                                                               ESTIMATED 2006*
                                                  ---------------------------------------------------------------------------
                                       NUMBER OF                                       OCCUPANCY       ADR         REVPAR
PROPERTY                                ROOMS     OCCUPANCY      ADR        REVPAR    PENETRATION   PENETRATION  PENETRATION
----------------------------------------------------------------------------------------------------------------------------

Boston Marriott Long Wharf (subject)      402       83.6%      $244.09      $204.14      121.1%        115.7%      138.1%
Hyatt Regency Boston                      500       79.0%      $170.00      $134.30      114.4%         80.6%       90.8%
Langham Hotel Boston                      365       70.0%      $215.00      $150.50      101.4%        101.9%      101.8%
Hilton Boston Financial District          362       81.0%      $210.00      $170.10      117.3%         99.6%      115.0%
Inter-Continental Boston                  424       26.0%      $170.00      $44.20        37.7%         80.6%       29.9%
Preferred Boston Harbor Hotel             230       72.0%      $323.00      $232.56      104.3%        153.1%      157.3%
Millennium Bostonian Hotel                201       76.0%      $235.00      $178.60      110.1%        111.4%      120.8%
Westin Boston Waterfront                  793       65.0%      $206.00      $133.90       94.2%         97.7%       90.6%
Seaport Hotel                             426       78.0%      $203.00      $158.34      113.0%         96.2%      107.1%
                                        ----

TOTAL/WEIGHTED AVERAGE                  3,703       69.0%      $210.93      $147.85      100.0%        100.0%      100.0%
                                        =====
----------------------------------------------------------------------------------------------------------------------------

*     Based on the Cushman & Wakefield appraisal dated March 28, 2007.

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL
     CREDIT SUISSE                                        GOLDMAN, SACHS & CO.

                                       66

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31

                           BOSTON MARRIOTT LONG WHARF

o     THE LOAN. The Mortgage Loan (the "Boston Marriott Long Wharf Loan") is
      secured by a first mortgage encumbering a full-service hotel located in
      Boston, Massachusetts. The Boston Marriott Long Wharf Loan represents approximately 3.0% of the Cut-Off Date Pool Balance. The Boston Marriott
      Long Wharf Loan was originated on March 23, 2007, and has a principal balance as of the Cut-Off Date of $176,000,000. The Boston Marriott Long
      Wharf Loan provides for interest-only payments for the entire loan term.

      The Boston Marriott Long Wharf Loan has a remaining term of 119 months and matures on April 11, 2017. The Boston Marriott Long Wharf Loan may be
      prepaid on or after January 11, 2017, and permits defeasance with United
      States government obligations beginning two years after the Closing Date.

o     THE BORROWER. The borrower is Sunstone Wharf, LLC and Sunstone Wharf SPE,
      LLC, each of which is a special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Boston Marriott Long Wharf Loan. The sponsor of the borrower is Sunstone Hotel Investors, Inc. ("Sunstone") (NYSE : SHO), a
      Southern California-based lodging real estate investment trust. Sunstone owns approximately 52 hotels comprised of approximately 17,119 rooms, primarily in upscale segments operated under nationally-recognized brands such as Marriott, Renaissance, Hyatt, Hilton and Fairmont.

o     THE PROPERTY. The Boston Marriott Long Wharf is a full-service hotel containing approximately 402 rooms situated on approximately 2.5 acres on the Boston Harbor. The Mortgaged Property was constructed in 1982 and renovated in 2005. The Mortgaged Property is located in Boston,
      Massachusetts. The Mortgaged Property features a concierge lounge, approximately 17,000 square feet of meeting and banquet space, a restaurant with views of the Boston Harbor and a seasonal outdoor terrace, a Starbucks operated by the hotel, an indoor pool, a fitness center, wireless high-speed Internet access and a full business center. As of the trailing twelve month period ending January 31, 2007, the occupancy rate for the Mortgaged Property securing the Boston Marriott Long Wharf Loan was approximately 83.8%.

o     LOCK BOX ACCOUNT. All revenue with respect to the Mortgaged Property which is due and payable to borrower pursuant to the management agreement will be deposited by the property manager into a mortgagee-designated lockbox account after the property manager has paid all operating expenses.

o     MANAGEMENT. Marriott Hotel Services, Inc. ("Marriott") is the property manager for the Mortgaged Property securing the Boston Marriott Long Wharf
      Loan. Marriott is a leading worldwide hospitality company with over 2,700 operated or franchised properties in more than 65 countries. Marriott's hotels include full-service brands such as Renaissance, Ritz-Carlton and its flagship Marriott Hotels & Resorts, as well as its select-service and extended-stay brands, Courtyard and Fairfield Inn.

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL
   CREDIT SUISSE                                          GOLDMAN, SACHS & CO.

                                       67

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31
--------------------------------------------------------------------------------

                       THIS PAGE INTENTIONALLY LEFT BLANK

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL
   CREDIT SUISSE                                           GOLDMAN, SACHS & CO.

                                       68

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31
--------------------------------------------------------------------------------
                               EAST GATE PORTFOLIO
--------------------------------------------------------------------------------

                    [4 PHOTOS OF EAST GATE PORTFOLIO OMITTED]

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL
   CREDIT SUISSE                                         GOLDMAN, SACHS & CO.

                                       69

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31

--------------------------------------------------------------------------------
                               EAST GATE PORTFOLIO
--------------------------------------------------------------------------------

                      [MAP OF EAST GATE PORTFOLIO OMITTED]

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                            BARCLAYS CAPITAL
   CREDIT SUISSE                                        GOLDMAN, SACHS & CO.

                                       70

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31

--------------------------------------------------------------------------------
                               EAST GATE PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                $130,000,000
PERCENTAGE OF CUT-OFF DATE POOL                                             2.2%
BALANCE
NUMBER OF MORTGAGE LOANS                                                       5
LOAN PURPOSE                                                           Refinance
SPONSOR                                 Berwind Property Group, Inc. and Berwind
                                                            Property Group, Ltd.
TYPE OF SECURITY                                                             Fee
PARTIAL RELEASE*                                                             Yes
MORTGAGE RATE                                                             5.480%
MATURITY DATE                                                     March 11, 2017
AMORTIZATION TYPE                                                  Interest-Only
INTEREST ONLY PERIOD                                                         120
ORIGINAL TERM / AMORTIZATION                                            120 / IO
REMAINING TERM / AMORTIZATION                                           118 / IO
LOCKBOX                                                                     None

UP-FRONT RESERVES
TAX                                               Yes

ONGOING ANNUAL RESERVES
TAX                                               Yes

ADDITIONAL FINANCING                                                        None

CUT-OFF DATE BALANCE                                                $130,000,000
CUT-OFF DATE BALANCE/SF                                                     $253
CUT-OFF DATE LTV                                                           79.8%
MATURITY DATE LTV                                                          79.8%
UW DSCR ON NCF                                                            1.21x
--------------------------------------------------------------------------------

*     The release of individual Mortgaged Properties is permitted subject to the satisfaction of certain tests and conditions as detailed further within
      "Releases" below.
--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 5
LOCATION                                                              New Jersey
PROPERTY TYPE                                                             Retail
SIZE (SF)                                                                513,759
OCCUPANCY AS OF JANUARY 3, 2007                                            96.2%
YEAR BUILT / YEAR RENOVATED                                         Various / NA
APPRAISED VALUE                                                     $163,000,000
PROPERTY MANAGEMENT
BPG Management Company, L.P.
UW ECONOMIC OCCUPANCY                                                      95.9%
UW REVENUES                                                          $12,584,831
UW TOTAL EXPENSES                                                     $3,573,545
UW NET OPERATING INCOME (NOI)                                         $9,011,286
UW NET CASH FLOW (NCF)                                                $8,620,142
--------------------------------------------------------------------------------

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL
   CREDIT SUISSE                                          GOLDMAN, SACHS & CO.

                                       71

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31

--------------------------------------------------------------------------------
                               EAST GATE PORTFOLIO
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                              EAST GATE PORTFOLIO SUMMARY
-----------------------------------------------------------------------------------------------------------------------
                                                                                                              ALLOCATED
                                                                    ALLOCATED                                   CUT-OFF
                                                                     CUT-OFF                      NET          DATE
                                                                       DATE           YEAR      RENTABLE        BALANCE
PROPERTY NAME                                LOCATION                BALANCE         BUILT        AREA          PER SF
-----------------------------------------------------------------------------------------------------------------------

East Gate Square Phase II                Moorestown, NJ            $  41,480,000     1996       154,742         $268
East Gate Square Phase IV               Mount Laurel, NJ              28,080,000     1997        99,560         $282
East Gate Square Phase V                 Moorestown, NJ               28,020,000     2000        94,286         $297
East Gate Square Phase III              Mount Laurel, NJ              19,280,000     1995       128,898         $150
East Gate Square Phase VI                Moorestown, NJ               13,140,000     1998        36,273         $362
                                                                   -------------               --------
TOTAL/AVERAGE                                                      $ 130,000,000                513,759         $253
                                                                   =============               ========

                                                                           UNDERWRITTEN                         APPRAISED
                                                           UW                NET CASH           APPRAISED         VALUE
PROPERTY NAME                           OCCUPANCY       OCCUPANCY               FLOW              VALUE          PER SF
-------------------------------------------------------------------------------------------------------------------------

East Gate Square Phase II                   96.3%           95.2%           $2,694,507         $ 51,850,000       $335
East Gate Square Phase IV                  100.0%          100.0%            2,085,267           35,100,000       $353
East Gate Square Phase V                   100.0%          100.0%            1,957,309           35,025,000       $371
East Gate Square Phase III                 100.0%          100.0%            1,413,969           24,100,000       $187
East Gate Square Phase VI                   61.9%           61.9%              469,089           16,925,000       $467
                                                                            ----------         ------------
TOTAL/AVERAGE                               96.2%           95.9%           $8,620,142         $163,000,000       $317
                                                                            ==========         ============
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
                                     EAST GATE PORTFOLIO TENANT SUMMARY
-------------------------------------------------------------------------------------------------------------
                                                                                                   % OF NET
                                                         RATINGS*              NET RENTABLE         RENTABLE
TENANT                                               FITCH/MOODY'S/S&P           AREA (SF)           AREA
-------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
  Dick's Sporting Goods, Inc...................          NR/NR/NR                  70,000              13.6%
  CVS..........................................        BBB/Baa2/BBB+               49,998               9.7
  Best Buy.....................................        BBB/Baa3/BBB                46,812               9.1
  Circuit City.................................          NR/NR/NR                  32,900               6.4
  Barnes & Noble Inc...........................          NR/NR/NR                  30,149               5.9
                                                                                  -------            ------

  TOTAL MAJOR TENANTS..........................                                   229,859              44.7%
NON-MAJOR TENANTS..............................                                   264,385              51.5
                                                                                  -------            ------

OCCUPIED TOTAL.................................                                   494,244              96.2%
VACANT SPACE...................................                                    19,515               3.8
                                                                                  -------            ------

PROPERTY TOTAL.................................                                   513,759             100.0%
                                                                                  =======            ======

                                                                      ANNUAL              % OF
                                                     BASE              BASE          TOTAL ANNUAL           LEASE
TENANT                                            RENT PSF             RENT            BASE RENT          EXPIRATION
----------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
  Dick's Sporting Goods, Inc...................     $ 7.26         $  508,200              5.4%        September 2018
  CVS..........................................     $15.20            759,970              8.0         January 2016
  Best Buy.....................................     $17.00            795,804              8.4         January 2018
  Circuit City.................................     $20.39            670,831              7.1         January 2016
  Barnes & Noble Inc...........................     $22.57            680,463              7.2         January 2013
                                                                   ----------            -----

  TOTAL MAJOR TENANTS..........................     $14.86         $3,415,268             36.1%
NON-MAJOR TENANTS..............................     $22.84          6,038,765             63.9
                                                                   ----------            ----
OCCUPIED TOTAL.................................     $19.13         $9,454,032            100.0%
                                                                   ==========            ====

VACANT SPACE
PROPERTY TOTAL
----------------------------------------------------------------------------------------------------------------------

*     Certain ratings are those of the parent whether or not the parent guarantees the lease.

----------------------------------------------------------------------------------------------------------------------------
                                       EAST GATE PORTFOLIO LEASE EXPIRATION SCHEDULE
----------------------------------------------------------------------------------------------------------------------------
                                                                                                             CUMULATIVE % OF
               # OF LEASES   WA BASE RENT/SF  TOTAL SF   % OF TOTAL SF  CUMULATIVE % OF SF  % OF BASE RENT      BASE RENT
     YEAR        EXPIRING       EXPIRING      EXPIRING     EXPIRING*         EXPIRING*         EXPIRING*        EXPIRING*
----------------------------------------------------------------------------------------------------------------------------

     2007           3            $26.51        12,161         2.4%              2.4%             3.4%              3.4%
     2008           6            $25.54        28,481         5.5%              7.9%             7.7%             11.1%
     2009           4            $21.84        38,736         7.5%             15.5%             8.9%             20.1%
     2010           2            $22.17        25,600         5.0%             20.4%             6.0%             26.1%
     2011           5            $21.34        38,987         7.6%             28.0%             8.8%             34.9%
     2012           8            $23.99        80,074        15.6%             43.6%            20.3%             55.2%
     2013           1            $22.57        30,149         5.9%             49.5%             7.2%             62.4%
     2014           1            $25.81         1,534         0.3%             49.8%             0.4%             62.8%
     2015           0            $ 0.00             0         0.0%             49.8%             0.0%             62.8%
     2016           3            $17.51        84,658        16.5%             66.3%            15.7%             78.5%
     2017           2            $24.96         9,080         1.8%             68.0%             2.4%             80.9%
 Thereafter         3            $12.50       144,784        28.2%             96.2%            19.1%            100.0%
    Vacant          0             NA           19,515         3.8%            100.0%             0.0%            100.0%
----------------------------------------------------------------------------------------------------------------------------

*     Calculated based upon approximate square footage occupied by each tenant.

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL
   CREDIT SUISSE                                          GOLDMAN, SACHS & CO.

                                       72

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31

--------------------------------------------------------------------------------
                               EAST GATE PORTFOLIO
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
                                TENANT SUMMARY - EAST GATE PHASE II
-----------------------------------------------------------------------------------------------------------
                                                                                                 % OF NET
                                                        RATINGS*             NET RENTABLE        RENTABLE
TENANT                                              FITCH/MOODY'S/S&P           AREA (SF)          AREA
-----------------------------------------------------------------------------------------------------------

MAJOR TENANTS
  CVS............................................     BBB/Baa2/BBB+              49,998           32.3%
  Michael's Store................................        NR/B2/B-                24,107           15.6
  Staples the Office Superstore..................     BBB+/Baa1/BBB+             23,907           15.4
  Gap / Old Navy.................................      BB+/Ba1/BB+               20,000           12.9
  Mikasa.........................................        NR/NR/NR                 6,875            4.4
                                                                                -------          -----

  TOTAL MAJOR TENANTS............................                               124,887           80.7%
NON-MAJOR TENANTS................................                                24,156           15.6
                                                                                -------          -----

OCCUPIED TOTAL...................................                               149,043           96.3%
VACANT SPACE.....................................                                 5,699            3.7
                                                                                -------          -----

PROPERTY TOTAL...................................                               154,742          100.0%
                                                                                =======          =====

                                                                       ANNUAL              % OF
                                                      BASE              BASE           TOTAL ANNUAL         LEASE
TENANT                                              RENT PSF            RENT            BASE RENT         EXPIRATION
-----------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
  CVS............................................   $15.20          $  759,970              25.6%          January 2016
  Michael's Store................................   $19.50             470,087              15.8        February 2009
  Staples the Office Superstore..................   $17.60             420,763              14.2          January 2011
  Gap / Old Navy.................................   $20.00             400,000              13.5             May 2010
  Mikasa.........................................   $22.50             154,688               5.2           April 2011
                                                                    ----------             ----

  TOTAL MAJOR TENANTS............................   $17.66          $2,205,507              74.3%
NON-MAJOR TENANTS................................   $31.58             762,860              25.7
                                                                    ----------            -----

OCCUPIED TOTAL...................................   $19.92          $2,968,367            100.0%
                                                                    ==========            =====

VACANT SPACE ...................................

PROPERTY TOTAL .................................

-----------------------------------------------------------------------------------------------------------------------

*     Certain ratings are those of the parent whether or not the parent guarantees the lease.

---------------------------------------------------------------------------------------------------------------------------
                                      LEASE EXPIRATION SCHEDULE - EAST GATE PHASE II
---------------------------------------------------------------------------------------------------------------------------
                                                                                                           CUMULATIVE % OF
              # OF LEASES  WA BASE RENT/SF   TOTAL SF  % OF TOTAL SF   CUMULATIVE % OF SF  % OF BASE RENT     BASE RENT
   YEAR         EXPIRING       EXPIRING      EXPIRING    EXPIRING*         EXPIRING*          EXPIRING*       EXPIRING*
---------------------------------------------------------------------------------------------------------------------------

   2007             1           $29.32        6,112         3.9%              3.9%              6.0%             6.0%
   2008             2           $29.66        8,367         5.4%              9.4%              8.4%            14.4%
   2009             1           $19.50       24,107        15.6%             24.9%             15.8%            30.2%
   2010             1           $20.00       20,000        12.9%             37.9%             13.5%            43.7%
   2011             4           $20.33       35,723        23.1%             60.9%             24.5%            68.2%
   2012             1           $39.00        4,736         3.1%             64.0%              6.2%            74.4%
   2013             0           $ 0.00           0          0.0%             64.0%              0.0%            74.4%
   2014             0           $ 0.00           0          0.0%             64.0%              0.0%            74.4%
   2015             0           $ 0.00           0          0.0%             64.0%              0.0%            74.4%
   2016             1           $15.20       49,998        32.3%             96.3%             25.6%           100.0%
   2017             0           $ 0.00           0          0.0%             96.3%              0.0%           100.0%
Thereafter          0           $ 0.00           0          0.0%             96.3%              0.0%           100.0%
  Vacant            0             NA           5,699        3.7%            100.0%              0.0%           100.0%
---------------------------------------------------------------------------------------------------------------------------

*     Calculated based upon approximate square footage occupied by each tenant.

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL
   CREDIT SUISSE                                         GOLDMAN, SACHS & CO.

                                       73

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31

--------------------------------------------------------------------------------
                               EAST GATE PORTFOLIO
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
                               TENANT SUMMARY - EAST GATE PHASE III
------------------------------------------------------------------------------------------------------
                                                                                              % OF NET
                                                      RATINGS*            NET RENTABLE        RENTABLE
TENANT                                            FITCH/MOODY'S/S&P         AREA (SF)           AREA
------------------------------------------------------------------------------------------------------

MAJOR TENANTS
  Dick's Sporting Goods, Inc...................        NR/NR/NR              70,000             54.3%
  Best Buy.....................................     BBB/Baa3/BBB             46,812             36.3
  Chick-Fil-A..................................        NR/NR/NR               4,200              3.3
  Cingular Wireless............................        A/Baa1/A               4,025              3.1
  Omni Fitness.................................        NR/NR/NR               3,861              3.0
                                                                            -------            -----

  TOTAL MAJOR TENANTS..........................                             128,898            100.0%
NON-MAJOR TENANTS..............................                                   0              0.0
                                                                            -------            -----

OCCUPIED TOTAL.................................                             128,898            100.0%
VACANT SPACE...................................                                   0              0.0
                                                                            -------            -----

PROPERTY TOTAL.................................                             128,898            100.0%
                                                                            =======            =====

                                                                     ANNUAL              % OF
                                                    BASE              BASE           TOTAL ANNUAL            LEASE
TENANT                                            RENT PSF            RENT            BASE RENT           EXPIRATION
----------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
  Dick's Sporting Goods, Inc...................     $ 7.26         $  508,200             31.8%         September 2018
  Best Buy.....................................     $17.00            795,804             49.8           January 2018
  Chick-Fil-A..................................     $21.43             90,006              5.6           October 2017
  Cingular Wireless............................     $26.44            106,421              6.7           November 2008
  Omni Fitness.................................     $25.00             96,525              6.0           January 2012
                                                                   ----------            ----

  TOTAL MAJOR TENANTS..........................     $12.39         $1,596,956            100.0%
NON-MAJOR TENANTS..............................     $ 0.00                  0              0.0
                                                                   ----------            -----

OCCUPIED TOTAL.................................     $12.39         $1,596,956            100.0%
                                                                   ==========            =====

VACANT SPACE
PROPERTY TOTAL
----------------------------------------------------------------------------------------------------------------------

*     Certain ratings are those of the parent whether or not the parent guarantees the lease.

-------------------------------------------------------------------------------------------------------------------------
                                    LEASE EXPIRATION SCHEDULE - EAST GATE PHASE III
                                                                                                          CUMULATIVE % OF
             # OF LEASES  WA BASE RENT/SF   TOTAL SF  % OF TOTAL SF   CUMULATIVE % OF SF  % OF BASE RENT     BASE RENT
    YEAR       EXPIRING       EXPIRING      EXPIRING    EXPIRING*         EXPIRING*          EXPIRING*       EXPIRING*
-------------------------------------------------------------------------------------------------------------------------

    2007           0          $ 0.00              0        0.0%              0.0%              0.0%             0.0%
    2008           1          $26.44           4,025       3.1%              3.1%              6.7%             6.7%
    2009           0          $ 0.00              0        0.0%              3.1%              0.0%             6.7%
    2010           0          $ 0.00              0        0.0%              3.1%              0.0%             6.7%
    2011           0          $ 0.00              0        0.0%              3.1%              0.0%             6.7%
    2012           1          $25.00           3,861       3.0%              6.1%              6.0%            12.7%
    2013           0          $ 0.00              0        0.0%              6.1%              0.0%            12.7%
    2014           0          $ 0.00              0        0.0%              6.1%              0.0%            12.7%
    2015           0          $ 0.00              0        0.0%              6.1%              0.0%            12.7%
    2016           0          $ 0.00              0        0.0%              6.1%              0.0%            12.7%
    2017           1          $21.43           4,200       3.3%              9.4%              5.6%            18.3%
 Thereafter        2          $11.16         116,812      90.6%            100.0%             81.7%           100.0%
   Vacant          0            NA                0        0.0%            100.0%              0.0%           100.0%
-------------------------------------------------------------------------------------------------------------------------

*     Calculated based upon approximate square footage occupied by each tenant.

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL
   CREDIT SUISSE                                         GOLDMAN, SACHS & CO.

                                       74

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31

--------------------------------------------------------------------------------
                              EAST GATE PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                               TENANT SUMMARY -- EAST GATE PHASE IV
-------------------------------------------------------------------------------------------------------
                                                                                              % OF NET
                                                    RATINGS*          NET RENTABLE            RENTABLE
TENANT                                          FITCH/MOODY'S/S&P        AREA (SF)              AREA
-------------------------------------------------------------------------------------------------------

MAJOR TENANTS
  Barnes & Noble Inc..........................      NR/NR/NR              30,149                30.3%
  Petsmart Inc................................      NR/NR/BB              27,972                28.1
  Loehmann's Inc..............................      NR/NR/NR              25,000                25.1
  Don Pablo's (ground lease)..................      NR/NR/NR               6,950                 7.0
  Kitchen Kapers..............................      NR/NR/NR               6,225                 6.3
                                                                          ------               -----

  TOTAL MAJOR TENANTS.........................                            96,296                96.7%
NON-MAJOR TENANTS.............................                             3,264                 3.3
                                                                           -----               -----

OCCUPIED TOTAL................................                            99,560               100.0%
VACANT SPACE..................................                                 0                 0.0
                                                                          ------               -----

PROPERTY TOTAL................................                            99,560               100.0%
                                                                          ======               =====

                                                                 ANNUAL           % OF
                                                  BASE            BASE        TOTAL ANNUAL          LEASE
TENANT                                          RENT PSF          RENT         BASE RENT          EXPIRATION
-------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
  Barnes & Noble Inc..........................   $22.57        $  680,463         30.9%           January 2013
  Petsmart Inc................................   $18.06           505,174         23.0           January 2018
  Loehmann's Inc..............................   $25.12           628,000         28.5              May 2012
  Don Pablo's (ground lease)..................   $19.74           137,193          6.2              July 2008
  Kitchen Kapers..............................   $23.00           143,175          6.5           January 2008
                                                               ----------         ----

  TOTAL MAJOR TENANTS.........................   $21.75        $2,094,005         95.2%
NON-MAJOR TENANTS.............................   $32.41           105,786          4.8
                                                               ----------         ----

OCCUPIED TOTAL................................   $22.10        $2,199,791        100.0%
                                                               ==========        =====

VACANT SPACE
PROPERTY TOTAL
-------------------------------------------------------------------------------------------------------------

*         Certain ratings are those of the parent whether or not the parent guarantees the lease.

---------------------------------------------------------------------------------------------------------------------------
                                       LEASE EXPIRATION SCHEDULE -- EAST GATE PHASE IV
---------------------------------------------------------------------------------------------------------------------------

                                                                                                            CUMULATIVE % OF
              # OF LEASES   WA BASE RENT/SF  TOTAL SF   % OF TOTAL SF  CUMULATIVE % OF SF     % OF BASE        BASE RENT
   YEAR         EXPIRING       EXPIRING      EXPIRING     EXPIRING*         EXPIRING*      RENT EXPIRING*      EXPIRING*
---------------------------------------------------------------------------------------------------------------------------

   2007             0          $ 0.00             0          0.0%              0.0%             0.0%              0.0%
   2008             2          $21.28         13,175        13.2%             13.2%            12.7%             12.7%
   2009             0          $ 0.00             0          0.0%             13.2%             0.0%             12.7%
   2010             0          $ 0.00             0          0.0%             13.2%             0.0%             12.7%
   2011             1          $32.41          3,264         3.3%             16.5%             4.8%             17.6%
   2012             1          $25.12         25,000        25.1%             41.6%            28.5%             46.1%
   2013             1          $22.57         30,149        30.3%             71.9%            30.9%             77.0%
   2014             0          $ 0.00             0          0.0%             71.9%             0.0%             77.0%
   2015             0          $ 0.00             0          0.0%             71.9%             0.0%             77.0%
   2016             0          $ 0.00             0          0.0%             71.9%             0.0%             77.0%
   2017             0          $ 0.00             0          0.0%             71.9%             0.0%             77.0%
Thereafter          1          $18.06         27,972        28.1%            100.0%            23.0%            100.0%
   Vacant           0            NA               0          0.0%            100.0%             0.0%            100.0%
---------------------------------------------------------------------------------------------------------------------------

*     Calculated based upon approximate square footage occupied by each tenant.

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL
     CREDIT SUISSE                                       GOLDMAN, SACHS & CO.

                                       75

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31

--------------------------------------------------------------------------------
                               EAST GATE PORTFOLIO
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
                                   TENANT SUMMARY -- EAST GATE PHASE V
------------------------------------------------------------------------------------------------
                                                                                        % OF NET
                                                      RATINGS         NET RENTABLE      RENTABLE
TENANT                                           FITCH/MOODY'S/S&P     AREA (SF)          AREA
-------------------------------------------------------------------------------------------------

MAJOR TENANTS
  Circuit City.................................      NR/NR/NR            32,900            34.9%
  Thomasville Home Furnishings.................      NR/NR/NR            15,425            16.4
  Moorestown Party City, LLC...................      NR/NR/NR            11,681            12.4
  Ulta Salon...................................      NR/NR/NR            10,800            11.5
  Rack Room Shoes..............................      NR/NR/NR             5,989             6.4
                                                                          -----            ----

  TOTAL MAJOR TENANTS..........................                          76,795            81.4%
NON-MAJOR TENANTS..............................                          17,491            18.6
                                                                         ------            ----

OCCUPIED TOTAL.................................                          94,286           100.0%
VACANT SPACE...................................                               0             0.0
                                                                         ------           -----

PROPERTY TOTAL.................................                          94,286           100.0%
                                                                         ======           =====

                                                                  ANNUAL           % OF
                                                   BASE            BASE        TOTAL ANNUAL         LEASE
TENANT                                           RENT PSF          RENT         BASE RENT        EXPIRATION
-----------------------------------------------------------------------------------------------------------

MAJOR TENANTS
  Circuit City.................................   $20.39        $  670,831         32.5%       January 2016
  Thomasville Home Furnishings.................   $19.80           305,415         14.8         March 2012
  Moorestown Party City, LLC...................   $19.50           227,780         11.0         March 2012
  Ulta Salon...................................   $23.65           255,420         12.4         March 2012
  Rack Room Shoes..............................   $25.00           149,725          7.3          June 2009
                                                                ----------          ---

  TOTAL MAJOR TENANTS..........................   $20.95        $1,609,171         78.1%
NON-MAJOR TENANTS..............................   $25.86           452,349         21.9
                                                                ----------         ----

OCCUPIED TOTAL.................................   $21.86        $2,061,520        100.0%
                                                                ==========        ------

VACANT SPACE
PROPERTY TOTAL
-----------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                    LEASE EXPIRATION SCHEDULE -- EAST GATE PHASE V
-------------------------------------------------------------------------------------------------------------------------

                                                                                                          CUMULATIVE % OF
            # OF LEASES   WA BASE RENT/SF  TOTAL SF   % OF TOTAL SF  CUMULATIVE % OF SF  % OF BASE RENT      BASE RENT
   YEAR       EXPIRING       EXPIRING      EXPIRING     EXPIRING*         EXPIRING*         EXPIRING*        EXPIRING*
-------------------------------------------------------------------------------------------------------------------------

   2007           1           $23.00         4,040         4.3%              4.3%             4.5%              4.5%
   2008           0           $ 0.00             0         0.0%              4.3%             0.0%              4.5%
   2009           1           $25.00         5,989         6.4%             10.6%             7.3%             11.8%
   2010           0           $ 0.00             0         0.0%             10.6%             0.0%             11.8%
   2011           0           $ 0.00             0         0.0%             10.6%             0.0%             11.8%
   2012           5           $21.76        46,477        49.3%             59.9%            49.1%             60.8%
   2013           0           $ 0.00             0         0.0%             59.9%             0.0%             60.8%
   2014           0           $ 0.00             0         0.0%             59.9%             0.0%             60.8%
   2015           0           $ 0.00             0         0.0%             59.9%             0.0%             60.8%
   2016           1           $20.39        32,900        34.9%             94.8%            32.5%             93.4%
   2017           1           $28.00         4,880         5.2%            100.0%             6.6%            100.0%
Thereafter        0           $ 0.00             0         0.0%            100.0%             0.0%            100.0%
   Vacant         0            NA                0         0.0%            100.0%             0.0%            100.0%
-------------------------------------------------------------------------------------------------------------------------

*     Calculated based upon approximate square footage occupied by each tenant.

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL
   CREDIT SUISSE                                         GOLDMAN, SACHS & CO.

                                       76

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31

--------------------------------------------------------------------------------
                               EAST GATE PORTFOLIO
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                                TENANT SUMMARY -- EAST GATE PHASE VI
----------------------------------------------------------------------------------------------
                                                                                      % OF NET
                                                     RATINGS*          NET RENTABLE   RENTABLE
TENANT                                           FITCH/MOODY'S/S&P      AREA (SF)       AREA
-----------------------------------------------------------------------------------------------

MAJOR TENANTS
  Hallmark Creations............................      NR/NR/NR             5,600         15.4%
  Modern Woman/Charming Shoppes.................      NR/NR/NR             4,660         12.8
  Jos A Bank Clothiers Inc......................      NR/NR/NR             3,980         11.0
  Dunkin Donuts.................................      NR/NR/NR             2,914          8.0
  Nextel........................................    BBB/Baa3/BBB           2,009          5.5
                                                                          ------         ----

  TOTAL MAJOR TENANTS...........................                          19,163         52.8%
NON-MAJOR TENANTS...............................                           3,294          9.1
                                                                          ------         ----

OCCUPIED TOTAL..................................                          22,457         61.9%
VACANT SPACE....................................                          13,816         38.1
                                                                          ------         ----

PROPERTY TOTAL..................................                          36,273        100.0%
                                                                          ======        =====

                                                                  ANNUAL         % OF
                                                     BASE          BASE      TOTAL ANNUAL          LEASE
TENANT                                             RENT PSF        RENT       BASE RENT          EXPIRATION
--------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
  Hallmark Creations............................    $29.90        $167,440      26.7%          February 2010
  Modern Woman/Charming Shoppes.................    $28.00         130,480      20.8             April 2009
  Jos A Bank Clothiers Inc......................    $24.00          95,520      15.2            January 2009
  Dunkin Donuts.................................    $31.75          92,520      14.7           December 2008
  Nextel........................................    $25.00          50,225       8.0           December 2007
                                                                  --------     ----

  TOTAL MAJOR TENANTS...........................    $27.98        $536,185      85.5%
NON-MAJOR TENANTS...............................    $27.69          91,213      14.5
                                                                  --------     -----

OCCUPIED TOTAL..................................    $27.94        $627,398    100.0%
                                                                  ========    =====

VACANT SPACE
PROPERTY TOTAL
--------------------------------------------------------------------------------------------------------------

*         Certain ratings are those of the parent whether or not the parent guarantees the lease.

---------------------------------------------------------------------------------------------------------------------------
                                       LEASE EXPIRATION SCHEDULE -- EAST GATE PHASE VI
---------------------------------------------------------------------------------------------------------------------------
                                                                                                            CUMULATIVE % OF
              # OF LEASES   WA BASE RENT/SF  TOTAL SF   % OF TOTAL SF  CUMULATIVE % OF SF  % OF BASE RENT      BASE RENT
   YEAR         EXPIRING       EXPIRING      EXPIRING     EXPIRING*         EXPIRING*         EXPIRING*        EXPIRING*
---------------------------------------------------------------------------------------------------------------------------

   2007            1            $25.00         2,009         5.5%              5.5%             8.0%              8.0%
   2008            1            $31.75         2,914         8.0%             13.6%            14.7%             22.8%
   2009            2            $26.16         8,640        23.8%             37.4%            36.0%             58.8%
   2010            1            $29.90         5,600        15.4%             52.8%            26.7%             85.5%
   2011            0            $ 0.00             0         0.0%             52.8%             0.0%             85.5%
   2012            0            $ 0.00             0         0.0%             52.8%             0.0%             85.5%
   2013            0            $ 0.00             0         0.0%             52.8%             0.0%             85.5%
   2014            1            $25.81         1,534         4.2%             57.1%             6.3%             91.8%
   2015            0            $ 0.00             0         0.0%             57.1%             0.0%             91.8%
   2016            1            $29.33         1,760         4.9%             61.9%             8.2%            100.0%
   2017            0            $ 0.00             0         0.0%             61.9%             0.0%            100.0%
Thereafter         0            $ 0.00             0         0.0%             61.9%             0.0%            100.0%
   Vacant          0              NA          13,816         38.1%           100.0%             0.0%            100.0%
---------------------------------------------------------------------------------------------------------------------------

*     Calculated based upon approximate square footage occupied by each tenant.

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL
   CREDIT SUISSE                                         GOLDMAN, SACHS & CO.

                                       77

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31

--------------------------------------------------------------------------------
                               EAST GATE PORTFOLIO
--------------------------------------------------------------------------------

o     THE LOAN. The five Mortgage Loans (the "East Gate Portfolio Loans") are secured by first mortgages encumbering five retail properties consisting of approximately 513,759 square feet located in Mount Laurel and
      Moorestown, New Jersey. The East Gate Portfolio Loans represent approximately 2.2% of the Cut-Off Date Pool Balance. The East Gate
      Portfolio Loans were originated on February 28, 2007 and have an aggregate principal balance as of the Cut-Off Date of $130,000,000. The East Gate
      Portfolio Loans provide for interest-only payments for their entire loan terms.

      The East Gate Portfolio Loans have remaining terms of 118 months and mature on March 11, 2017. The East Gate Portfolio Loans may be prepaid on or after June 11, 2009 with the payment of a yield maintenance charge. The
      East Gate Portfolio Loans may be prepaid without penalty on or after
      October 11, 2016.

o     THE BORROWERS. The tenants-in-common-borrowers are 27 limited liability companies, each a special purpose entity. Legal counsel to each of the borrowers delivered a non-consolidation opinion in connection with the origination of the East Gate Portfolio Loans. The sponsors of the borrowers are Berwind Property Group, Inc. ("BPG Inc.") and Berwind
      Property Group, Ltd. ("BPG Ltd."). BPG Inc. is a wholly-owned subsidiary of Berwind Corporation, and BPG Ltd. is majority-owned and controlled by the stockholders of Berwind Corporation. The entities were formed in 1985 to provide real estate acquisition, debt and equity financing, investment management and general real estate services, including development, leasing, property management and disposition services to joint ventures and limited partnerships.

o     THE PROPERTIES. The Mortgaged Properties consist of five retail properties comprised of approximately 513,759 square feet located in Mount Laurel and
      Moorestown, New Jersey. As of January 3, 2007, the occupancy rate of the
      Mortgaged Properties securing the East Gate Portfolio Loans was approximately 96.2%.

o     RELEASES. The release of an individual Mortgage Property will be permitted subject to satisfaction of certain tests and conditions as set forth in the related Mortgage Loan documents including, but not limited to, a release price of 115% of the outstanding principal balance and a minimum
      DSC Ratio of 1.20x for the remaining Mortgage Loans.

o     LOCKBOX ACCOUNT. The related Mortgage Loan documents do not require a lockbox account.

o     MANAGEMENT. BPG Management Company, L.P., an affiliate of the sponsor, is the property manager for the Mortgaged Properties securing the East Gate
      Portfolio Loans.

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL
   CREDIT SUISSE                                         GOLDMAN, SACHS & CO.

                                       78

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31

--------------------------------------------------------------------------------
                           ASHFORD HOSPITALITY POOL 3
--------------------------------------------------------------------------------

                [5 PHOTOS OF ASHFORD HOSPITALITY POOL 3 OMITTED]

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL
   CREDIT SUISSE                                         GOLDMAN, SACHS & CO.

                                       79

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31

--------------------------------------------------------------------------------
                           ASHFORD HOSPITALITY POOL 3
--------------------------------------------------------------------------------

                   [MAP OF ASHFORD HOSPITALITY POOL 3 OMITTED]

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL
   CREDIT SUISSE                                          GOLDMAN, SACHS & CO.

                                       80

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31

--------------------------------------------------------------------------------
                           ASHFORD HOSPITALITY POOL 3
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                $128,408,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     2.2%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR
Ashford Hospitality Trust, Inc.
TYPE OF SECURITY                                                             Fee
PARTIAL RELEASE*                                                             Yes
MORTGAGE RATE                                                         5.9523333%
MATURITY DATE
April 11, 2017
AMORTIZATION TYPE                                                        Balloon
INTEREST ONLY PERIOD                                                          60
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          119 / 360
LOCKBOX                                                                      Yes

UP-FRONT RESERVES
   TAX                                                    Yes
   ENGINEERING                                         $4,375

ONGOING ANNUAL RESERVES
   TAX                                                    Yes
   REPLACEMENT                  4.0% prior year gross revenue

ADDITIONAL FINANCING                                                        None

CUT-OFF DATE BALANCE                                                $128,408,000
CUT-OFF DATE BALANCE/ROOM                                               $196,043
CUT-OFF DATE LTV                                                           76.4%
MATURITY DATE LTV                                                          71.5%
UW DSCR ON NCF                                                             1.47x
--------------------------------------------------------------------------------

*     The Ashford Hospitality Pool 3 Loan allows for partial release subject to certain conditions including, but not limited to: (i) defeasance of the related Mortgage Loan in an amount equal to the then outstanding allocated loan amount (ii) maintenance of certain financial covenants with respect to the remaining Mortgage Loans, and (iii) certain other conditions as specified in the related Mortgage Loan documents.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 2
LOCATION                                                                 Various
PROPERTY TYPE                                      Hospitality - Limited Service
SIZE (ROOMS)                                                                 655
OCCUPANCY AS OF DECEMBER 29, 2006                                          79.1%
YEAR BUILT / YEAR RENOVATED                                    Various / Various
APPRAISED VALUE                                                     $168,000,000
PROPERTY MANAGEMENT                             Courtyard Management Corporation
UW ECONOMIC OCCUPANCY                                                      79.2%
UW REVENUES                                                          $39,392,369
UW TOTAL EXPENSES                                                    $23,914,730
UW NET OPERATING INCOME (NOI)                                        $15,477,639
UW NET CASH FLOW (NCF)                                               $13,508,020
--------------------------------------------------------------------------------

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL
   CREDIT SUISSE                                        GOLDMAN, SACHS & CO.

                                       81

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31

--------------------------------------------------------------------------------
                           ASHFORD HOSPITALITY POOL 3
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------
                                       ASHFORD HOSPITALITY POOL 3 SUMMARY
----------------------------------------------------------------------------------------------------------------
                                        ALLOCATED
                                         CUT-OFF          RELEASE            SPECIFIC
                                           DATE            PRICE             PROPERTY           YEAR
PROPERTY NAME                            BALANCE         PERCENTAGE            TYPE             BUILT      ROOMS
----------------------------------------------------------------------------------------------------------------

Courtyard -- San
   Francisco, CA...................     $ 68,540,000        125%         Limited Service        2001        405
Courtyard -- Seattle, WA .                59,868,000        115%         Limited Service        1999        250
                                        ------------                                                        ---

TOTAL/AVERAGE......................     $128,408,000                                                        655
                                        ============                                                        ===

                                     ALLOCATED
                                      CUT-OFF
                                       DATE         APPRAISED
                                      BALANCE       VALUE PER           ADR           OCCUPANCY         REVPAR
PROPERTY NAME                        PER ROOM         ROOM          PENETRATION*     PENETRATION*    PENETRATION*
------------------------------------------------------------------------------------------------------------------

Courtyard -- San
   Francisco, CA...................    $169,235     $234,568           109.4%           105.7%          115.5%
Courtyard -- Seattle, WA .             $239,472     $292,000           118.7%            97.3%          115.4%
TOTAL/AVERAGE......................    $196,043     $256,489           112.9%           102.5%          115.5%
------------------------------------------------------------------------------------------------------------------

*     Based on the HVS International appraisal dated March 2007.

--------------------------------------------------------------------------------------------------------------------------
                                 ASHFORD HOSPITALITY POOL 3 FINANCIAL PERFORMANCE SUMMARY
--------------------------------------------------------------------------------------------------------------------------
                                                       2005                                         2006
                                         ------------------------------------        -------------------------------------

PROPERTY NAME                             ADR        OCCUPANCY        REV PAR           ADR       OCCUPANCY        REV PAR
--------------------------------------------------------------------------------------------------------------------------

Courtyard -- San
   Francisco, CA...................      $148.87      82.3%           $122.52        $171.72         81.3%         $139.57
Courtyard -- Seattle, WA...........      $129.08      80.7%           $104.17        $149.39         75.6%         $112.96
Average............................      $138.98      81.5%           $113.34        $160.56         78.4%         $126.26

                                          TRAILING 12-MONTH FEB. 2007                           UNDERWRITTEN

PROPERTY NAME                             ADR        OCCUPANCY        REV PAR           ADR       OCCUPANCY        REV PAR
--------------------------------------------------------------------------------------------------------------------------

Courtyard -- San
   Francisco, CA...................      $174.22        80.1%         $139.56        $185.55         80.0%         $148.44
Courtyard -- Seattle, WA...........      $152.00        74.0%         $112.54        $162.28         78.0%         $126.53
Average............................      $163.11        77.1%         $126.05        $173.92         79.0%         $137.48
--------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
                      COMPETITIVE SUMMARY - COURTYARD - SAN FRANCISCO, CA
------------------------------------------------------------------------------------------------
                                                                    ESTIMATED 2006*
                                                              --------------------------
                                                 NUMBER OF
PROPERTY                                           ROOMS        OCCUPANCY            ADR
------------------------------------------------------------------------------------------

Courtyard -- San Francisco, CA (subject)             405            81.3%          $171.72
Argent Hotel                                         667            76.0%          $155.00
Crowne Plaza Hotel Union Square                      403            80.0%          $140.00
Hilton Financial District                            565            65.0%          $153.31
Hotel Nikko                                          532            85.0%          $165.00
                                                    -----

TOTAL/WEIGHTED AVERAGE                              2,572           76.9%          $156.98
                                                    =====

                                                                        ESTIMATED 2006*
                                                   ------------------------------------------------------------
                                                                 OCCUPANCY             ADR            REVPAR
PROPERTY                                            REVPAR      PENETRATION       PENETRATION       PENETRATION
---------------------------------------------------------------------------------------------------------------

Courtyard -- San Francisco, CA (subject)            $139.61        105.7%           109.4%          115.5%
Argent Hotel                                        $117.80         98.8%            98.7%           97.5%
Crowne Plaza Hotel Union Square                     $112.00        104.0%            89.2%           92.7%
Hilton Financial District                            $99.11         84.5%            97.7%           82.0%
Hotel Nikko                                         $140.25        110.5%           105.1%          116.0%
TOTAL/WEIGHTED AVERAGE                              $120.86        100.0%           100.0%          100.0%
---------------------------------------------------------------------------------------------------------------

*     Based on the HVS International appraisal dated March 27, 2007.

------------------------------------------------------------------------------------------
                          COMPETITIVE SUMMARY - COURTYARD - SEATTLE, WA
------------------------------------------------------------------------------------------
                                                                   ESTIMATED 2006*
                                                               ---------------------------
                                                NUMBER OF
PROPERTY                                          ROOMS         OCCUPANCY            ADR
------------------------------------------------------------------------------------------

Courtyard -- Seattle, WA (subject)                   250           75.6%           $149.39
Silver Cloud Inn Seattle Lake Union                  184           79.0%           $130.00
Hampton Inn & Suites Seattle Downtown                198           81.0%           $131.00
Holiday Inn Seattle Center                           196           77.0%           $102.00
Holiday Inn Express Seattle Center                   195           75.0%           $107.00
SpringHill Suites Seattle Downtown                   234           79.0%           $129.00
                                                   ----

TOTAL/WEIGHTED AVERAGE                             1,257           77.7%           $125.89
                                                  =====

                                                                       ESTIMATED 2006*
                                                 ----------------------------------------------------------------
                                                                  OCCUPANCY              ADR             REVPAR
PROPERTY                                          REVPAR         PENETRATION       PENETRATION        PENETRATION
------------------------------------------------------------------------------------------------------------------

Courtyard -- Seattle, WA (subject)                  $112.96           97.3%              118.7%           115.4%
Silver Cloud Inn Seattle Lake Union                 $102.70          101.7%              103.3%           104.9%
Hampton Inn & Suites Seattle Downtown               $106.11          104.2%              104.1%           108.4%
Holiday Inn Seattle Center                          $ 78.54           99.1%               81.0%            80.2%
Holiday Inn Express Seattle Center                  $ 80.25           96.5%               85.0%            82.0%
SpringHill Suites Seattle Downtown                  $101.91          101.7%              102.5%           104.1%

TOTAL/WEIGHTED AVERAGE                               $97.88          100.0%              100.0%           100.0%
------------------------------------------------------------------------------------------------------------------

*     Based on the HVS International appraisal dated March 28, 2007.

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL
   CREDIT SUISSE                                         GOLDMAN, SACHS & CO.

                                       82

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31

--------------------------------------------------------------------------------
                           ASHFORD HOSPITALITY POOL 3
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                FACILITY SUMMARY - COURTYARD - SAN FRANCISCO, CA
--------------------------------------------------------------------------------
GUEST ROOMS                                                              NUMBER
--------------------------------------------------------------------------------
King...........................................................              206
Queen/Queen....................................................              165
One Bedroom Suite..............................................               29
Hopsitality Suite..............................................                3
Conference Suite...............................................                2
                                                                             ---

   TOTAL.......................................................              405
                                                                             ===

FOOD AND BEVERAGE                                                        SEATING
--------------------------------------------------------------------------------
Whispers Bar and Grill.........................................               50
Starbucks......................................................               20
Jasmine's Restaurant...........................................              100
                                                                             ---

   TOTAL.......................................................              170
                                                                             ===

MEETING AND BANQUET SPACE                                           SQUARE FEET
--------------------------------------------------------------------------------
Rincon Hill....................................................            2,184
Soma 1, 2, or 3................................................            1,986
Soma 4.........................................................              570
Soma 5.........................................................              682
Soma 6.........................................................              630
Boardroom 1....................................................              276
Boardroom 2....................................................              319
Executive Boardroom............................................              500
                                                                           -----

   TOTAL.......................................................            7,147
                                                                           =====

AMENITIES
--------------------------------------------------------------------------------
Indoor pool and whirlpool
24-hour market
Flower store
Fitness room
Complimentary high-speed Internet access
Wireless Internet access in public spaces
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   FACILITY SUMMARY - COURTYARD - SEATTLE, WA
--------------------------------------------------------------------------------
GUEST ROOMS                                                               NUMBER
--------------------------------------------------------------------------------
King.........................................                                175
Double/Double................................                                 73
Suite........................................                                  2
                                                                             ---

   TOTAL.....................................                                250
                                                                             ===

FOOD AND BEVERAGE                                                        SEATING

Lamontagne's.................................                                146
Lobby Lounge.................................                                 96
                                                                             ---

   TOTAL.....................................                                242
                                                                             ===

MEETING AND BANQUET SPACE                                            SQUARE FEET
--------------------------------------------------------------------------------
Lake Union...................................                                729
Puget Sound..................................                              1,053
Harbor.......................................                                522
                                                                           -----

   TOTAL.....................................                              2,304
                                                                           =====

AMENITIES
--------------------------------------------------------------------------------
Indoor Swimming Pool
Indoor Whirlpool
Convenience and Sundries Shop
Covered Parking Garage
Business Center
Exercise Room
Guest Laundry
--------------------------------------------------------------------------------

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL
   CREDIT SUISSE                                          GOLDMAN, SACHS & CO.

                                       83

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31

--------------------------------------------------------------------------------
                           ASHFORD HOSPITALITY POOL 3
--------------------------------------------------------------------------------

o     THE LOAN. The Mortgage Loan (the "Ashford Hospitality Pool 3 Loan") is
      secured by a first mortgage encumbering two limited-service hotels located in San Francisco, California and Seattle, Washington. The Ashford
      Hospitality Pool 3 Loan represents approximately 2.2% of the Cut-Off Date
      Pool Balance. The Ashford Hospitality Pool 3 Loan was originated on April
      11, 2007 and has a principal balance as of the Cut-Off Date of
      $128,408,000. The Ashford Hospitality Pool 3 Loan provides for interest-only payments for the first 60 months of its term, and, thereafter, fixed monthly payments of principal and interest.

      The Ashford Hospitality Pool 3 Loan has a remaining term of 119 months and matures on April 11, 2017. The Ashford Hospitality Pool 3 Loan may be
      prepaid on or after March 11, 2017, and permits defeasance with United
      States government obligations beginning two years after the Closing Date.

o     THE BORROWERS. The borrowers are Ashford Seattle Downtown LP and Ashford
      San Francisco II LP, both special purpose entities. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Ashford Hospitality Pool 3 Loan. The sponsor of the borrowers is Ashford Hospitality Trust, Inc. ("AHT"). AHT, founded in
      1968, is a self-administered real estate investment trust listed on the
      New York Stock Exchange that invests in the hospitality industry. AHT's management team has experience in sourcing, underwriting, operating, repositioning, developing, selling and financing a wide variety of lodging investments. As of December 31, 2006, AHT owned approximately 81 hotel properties in 26 states with approximately 15,492 rooms and an office building. The portfolio also includes 24 full-service, upscale hotels containing approximately 8,069 rooms, as well as 27 premium select-service hotels consisting of approximately 5,571 rooms in 31 markets throughout 18 states, the District of Columbia, and Canada.

o     THE PROPERTIES. The Mortgaged Properties consist of two limited-service hotels containing, in the aggregate, approximately 655 rooms. The
      Courtyard -- San Francisco, CA Mortgaged Property was constructed in 2001 and contains approximately 405 rooms situated on approximately 0.7 acres.
      The Mortgaged Property is located in the downtown area of San Francisco,
      California approximately three blocks northeast of the Moscone Convention
      Center. The Mortgaged Property features 12 meeting rooms, two open reception areas, a fitness room, indoor swimming pool and whirlpool,
      Jasmine's (the hotel's restaurant) and a two-level underground parking garage with approximately 126 spaces. As of the trailing 12-month period ending December 29, 2006, the occupancy rate for the Courtyard -- San
      Francisco, CA Mortgaged Property was approximately 81.3%.

      The Courtyard -- Seattle, WA Mortgaged Property was constructed in 1999 and contains approximately 250 rooms situated on approximately 5.3 acres.
      The Mortgaged Property is located on the southwest bend of Lake Union, approximately one mile north of downtown Seattle, Washington. The
      Mortgaged Property features three meeting rooms, a business center, fitness room, indoor pool and whirlpool, sundry shop and the La Montagne
      Restaurant, which is open for breakfast and dinner. The Mortgaged Property also has a two-level parking garage with approximately 143 spaces. As of the trailing 12-month period ending December 29, 2006, the occupancy rate for the Courtyard -- Seattle, WA Mortgaged Property was approximately
      75.6%.

o     LOCKBOX ACCOUNT. All revenue from the Mortgaged Properties will be deposited into a mortgagee-designated lockbox.

o     RELEASES. The release of an individual Mortgaged Property will be permitted subject to the satisfaction of certain conditions as set forth in the related Mortgage Loan documents including, but not limited to, the following: (i) no event of default shall have occurred and is continuing and (ii) payment of an amount equal to the greater of (a) the amount which is necessary to defease a portion of the loan amount equal to the Release
      Price Percentage, (as defined in the related Mortgage Loan documents), multiplied by the allocated loan amount with respect to the cross-collateralized property being released, (b) such amount as would cause the Debt Yield (as defined in the related Mortgage Loan documents)
      subsequent to the contemplated release to be equal to or greater than the
      Debt Yield prior to the contemplated release and (c) such amount as would cause the Debt Yield subsequent to the contemplated release to be no less than the Debt Yield at origination.

o     MANAGEMENT. Courtyard Management Corporation, an affiliate of Marriott
      International, Inc. is the property manager for the Mortgaged Properties securing the Ashford Hospitality Pool 3 Loan. Established in 1971 and
      headquartered in Washington, D.C., Marriott International, Inc. engages in the operation and franchising of hotels and related lodging facilities worldwide. It operates in Full-Service Lodging, Select-Service Lodging,
      Extended-Stay Lodging, Timeshare, and Synthetic Fuel segments. As of
      January 3, 2007, the company operated or franchised approximately 2,800 lodging properties.

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL
   CREDIT SUISSE                                         GOLDMAN, SACHS & CO.

                                       84

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31

--------------------------------------------------------------------------------
                           ASHFORD HOSPITALITY POOL 2
--------------------------------------------------------------------------------

                [5 PHOTOS OF ASHFORD HOSPITALITY POOL 2 OMITTED]

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL
   CREDIT SUISSE                                        GOLDMAN, SACHS & CO.

                                       85

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31

--------------------------------------------------------------------------------
                           ASHFORD HOSPITALITY POOL 2
--------------------------------------------------------------------------------

                   [MAP OF ASHFORD HOSPITALITY POOL 2 OMITTED]

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL

   CREDIT SUISSE                                        GOLDMAN, SACHS & CO.

                                       86

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31

--------------------------------------------------------------------------------
                           ASHFORD HOSPITALITY POOL 2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                $126,466,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     2.2%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                          Ashford Hospitality Trust, Inc.
TYPE OF SECURITY                                                             Fee
PARTIAL RELEASE*                                                             Yes
MORTGAGE RATE                                                         5.9523333%
MATURITY DATE                                                     April 11, 2017
AMORTIZATION TYPE                                                        Balloon
INTEREST ONLY PERIOD                                                          60
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          119 / 360
LOCKBOX                                                                      Yes

UP-FRONT RESERVES
  TAX                                                   Yes
  ENGINEERING                                      $119,250

ONGOING ANNUAL RESERVES
  TAX                                                   Yes
  REPLACEMENT                 4.0% prior year gross revenue

ADDITIONAL FINANCING                                                        None

CUT-OFF DATE BALANCE                                                $126,466,000
CUT-OFF DATE BALANCE/ROOM                                               $111,228
CUT-OFF DATE LTV                                                           80.2%
MATURITY DATE LTV                                                          75.0%
UW DSCR ON NCF                                                             1.57x
--------------------------------------------------------------------------------

*     The Ashford Hospitality Pool 2 Loan allows for partial release subject to certain conditions including, but not limited to: (i) defeasance of the related Mortgage Loan in an amount equal to the then outstanding allocated loan amount (ii) maintenance of certain financial covenants with respect to the remaining Mortgage Loans, and (iii) certain other conditions as specified in the related Mortgage Loan documents.

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 7
LOCATION                                                                 Various
PROPERTY TYPE                                                        Hospitality
SIZE (ROOMS)                                                               1,137
OCCUPANCY AS OF DECEMBER 29, 2006                                          75.9%
YEAR BUILT / YEAR RENOVATED                                         Various / NA
APPRAISED VALUE                                                     $157,700,000
PROPERTY MANAGEMENT                                                      Various
UW ECONOMIC OCCUPANCY                                                      76.4%
UW REVENUES                                                          $36,939,737
UW TOTAL EXPENSES                                                    $20,857,270
UW NET OPERATING INCOME (NOI)                                        $16,082,467
UW NET CASH FLOW (NCF)                                               $14,187,111
--------------------------------------------------------------------------------

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL

   CREDIT SUISSE                                        GOLDMAN, SACHS & CO.

                                       87

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31

--------------------------------------------------------------------------------
                           ASHFORD HOSPITALITY POOL 2
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
                         ASHFORD HOSPITALITY POOL 2 SUMMARY
-------------------------------------------------------------------------------------
                          ALLOCATED
                           CUT-OFF       RELEASE        SPECIFIC
                             DATE         PRICE         PROPERTY       YEAR
PROPERTY NAME              BALANCE      PERCENTAGE        TYPE         BUILT    ROOMS
-------------------------------------------------------------------------------------

Residence Inn --
Phoenix , AZ             $ 23,150,000      115%       Extended Stay    1999       200
SpringHill Suites --
Hawthorne, CA              21,920,000      120%      Limited Service   2001       164
Towne Place Suites --
Hawthorne, CA              20,230,000      125%       Extended Stay    2001       144
SpringHill Suites --
Plymouth Meeting, PA       20,000,000      120%      Limited Service   2002       199
SpringHill Suites --
Glen Allen, VA             15,286,000      110%      Limited Service   2001       136
Residence Inn --
Plano, TX                  14,760,000      110%       Extended Stay    1998       126
Residence Inn --
Newark, CA                 11,120,000      125%       Extended Stay    2002       168
                         ------------                                           -----
TOTAL/AVERAGE            $126,466,000                                           1,137
                         ============                                           =====

                          ALLOCATED
                         CUT-OFF DATE
                         BALANCE PER    VALUE PER          ADR           OCCUPANCY         REVPAR
PROPERTY NAME                 ROOM         ROOM       PENETRATION *    PENETRATION *    PENETRATION *
-----------------------------------------------------------------------------------------------------

Residence Inn --
Phoenix , AZ               $115,750      $142,500         98.3%           100.3%            98.4%
SpringHill Suites --
Hawthorne, CA              $133,659      $167,073         96.9%            96.2%            93.2%
Towne Place Suites --
Hawthorne, CA              $140,486      $177,778         90.9%            97.8%            88.8%
SpringHill Suites --
Plymouth Meeting, PA       $100,503      $125,628         94.2%            98.8%            93.1%
SpringHill Suites --
Glen Allen, VA             $112,397      $128,676         99.1%           112.3%           111.8%
Residence Inn --
Plano, TX                  $117,143      $140,476        124.6%           106.6%           132.2%
Residence Inn --
Newark, CA                 $ 66,190      $ 95,238         99.0%           112.6%           113.3%
TOTAL/AVERAGE              $111,228      $138,698         99.6%           103.1%           103.0%

*     Based on the HVS International appraisal dated March 2007.

---------------------------------------------------------------------------------------
               ASHFORD HOSPITALITY POOL 2 FINANCIAL PERFORMANCE SUMMARY
---------------------------------------------------------------------------------------
                                      2005                            2006
                          -----------------------------   -----------------------------
PROPERTY NAME               ADR     OCCUPANCY   REV PAR     ADR     OCCUPANCY   REV PAR
---------------------------------------------------------------------------------------

Residence Inn --
   Phoenix , AZ           $ 91.82     74.8%     $68.68    $106.74     75.1%     $80.18
SpringHill Suites --
   Hawthorne, CA          $ 99.25     83.7%     $83.07    $108.04     80.5%     $87.00
Towne Place
   Suites --
   Hawthorne, CA          $ 88.95     83.3%     $74.10    $98.45      86.2%     $84.90
SpringHill Suites --
   Plymouth
   Meeting, PA            $106.88     71.7%     $76.63    $121.79     66.5%     $81.03
SpringHill Suites --
   Glen Allen, VA         $ 91.43     74.9%     $68.48    $102.70     73.0%     $74.95
Residence Inn --
   Plano, TX              $ 90.40     84.1%     $76.03    $111.39     75.4%     $84.00
Residence Inn --
   Newark, CA             $ 78.76     82.2%     $64.74    $ 88.07     77.4%     $68.12
AVERAGE                   $ 92.50     79.2%     $73.10    $105.31     76.3%     $80.03

                           TRAILING 12-MONTH FEB. 2007            UNDERWRITTEN
                          -----------------------------   -----------------------------
PROPERTY NAME               ADR     OCCUPANCY   REV PAR     ADR     OCCUPANCY   REV PAR
---------------------------------------------------------------------------------------

Residence Inn --
   Phoenix , AZ           $109.43     74.5%     $81.54    $115.47     76.8%     $88.74
SpringHill Suites --
   Hawthorne, CA          $110.04     79.5%     $87.43    $121.44     80.0%     $97.15
Towne Place
   Suites --
   Hawthorne, CA          $ 99.52     83.5%     $83.10    $113.68     80.0%     $90.94
SpringHill Suites --
   Plymouth
   Meeting, PA            $120.74     67.4%     $81.39    $130.18     66.0%     $85.88
SpringHill Suites --
   Glen Allen, VA         $103.27     73.3%     $75.71    $106.37     75.9%     $80.78
Residence Inn --
   Plano, TX              $111.60     75.4%     $84.12    $116.05     79.8%     $92.57
Residence Inn --
   Newark, CA             $ 88.84     77.2%     $68.56    $95.41      79.5%     $75.84
AVERAGE                   $106.21     75.8%     $80.27    $114.09     76.9%     $87.41

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL

   CREDIT SUISSE                                        GOLDMAN, SACHS & CO.

                                       88

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31

--------------------------------------------------------------------------------
                           ASHFORD HOSPITALITY POOL 2
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
                                  COMPETITIVE SUMMARY - RESIDENCE INN - PHOENIX, AZ
---------------------------------------------------------------------------------------------------------------------
                                                                            ESTIMATED 2006*
                                                    -----------------------------------------------------------------
                                         NUMBER OF                               OCCUPANCY       ADR        REVPAR
PROPERTY                                   ROOMS    OCCUPANCY    ADR    REVPAR  PENETRATION  PENETRATION  PENETRATION
---------------------------------------------------------------------------------------------------------------------

Residence Inn -- Phoenix, AZ (subject)      200       75.1%    $106.74  $80.17     100.3%       98.3%         98.4%
Doubletree Guest Suites Phoenix             242       76.0%    $109.00  $82.84     101.5%      100.3%        101.7%
Embassy Suites Phoenix Airport              229       78.0%    $116.00  $90.48     104.2%      106.8%        111.0%
Radisson Phoenix                            210       70.0%    $102.00  $71.40      93.5%       93.9%         87.6%
                                            ---
TOTAL/WEIGHTED AVERAGE                      881       74.9%    $108.64  $81.49     100.0%      100.0%        100.0%
                                            ===

*     Based on the HVS International appraisal dated March 30, 2007.

---------------------------------------------------------------------------------------------------------------------
                               COMPETITIVE SUMMARY - SPRINGHILL SUITES - HAWTHORNE, CA
---------------------------------------------------------------------------------------------------------------------
                                                                            ESTIMATED 2006*
                                                    -----------------------------------------------------------------
                                         NUMBER OF                               OCCUPANCY       ADR        REVPAR
PROPERTY                                   ROOMS    OCCUPANCY    ADR    REVPAR  PENETRATION  PENETRATION  PENETRATION
---------------------------------------------------------------------------------------------------------------------

SpringHill Suites -- Hawthorne, CA
  (subject)                                 164       80.5%    $108.04  $ 86.97     96.2%        96.9%         93.2%
Ayers Hotel                                 173       84.0%    $100.00  $ 84.00    100.4%        89.7%         90.0%
Courtyard El Segundo                        146       85.0%    $122.00  $103.70    101.6%       109.4%        111.1%
Doubletree LAX                              215       87.0%    $112.00  $ 97.44    104.0%       100.5%        104.4%
Hilton Garden Inn                           162       81.0%    $117.00  $ 94.77     96.8%       105.0%        101.6%
                                            ---
TOTAL/WEIGHTED AVERAGE                      860       83.7%    $111.47   $93.30    100.0%       100.0%        100.0%
                                            ===

*     Based on the HVS International appraisal dated March 30, 2007.

---------------------------------------------------------------------------------------------------------------------
                              COMPETITIVE SUMMARY - TOWNE PLACE SUITES - HAWTHORNE, CA
---------------------------------------------------------------------------------------------------------------------
                                                                            ESTIMATED 2006*
                                                    -----------------------------------------------------------------
                                         NUMBER OF                               OCCUPANCY       ADR        REVPAR
PROPERTY                                   ROOMS    OCCUPANCY    ADR    REVPAR  PENETRATION  PENETRATION  PENETRATION
---------------------------------------------------------------------------------------------------------------------

Towne Place Suites -- Hawthorne, CA
  (subject)                                 144       86.2%    $ 98.45  $ 84.86     97.8%        90.9%         88.8%
Homestead Suites                            150       89.0%    $ 80.00  $ 71.20    100.9%        73.9%         74.5%
Hyatt Summerfield Suites                    122       84.0%    $110.00  $ 92.40     95.3%       101.6%         96.7%
Residence Inn El Segundo                    150       87.0%    $126.00  $109.62     98.7%       116.4%        114.7%
Residence Inn Manhattan Beach               176       93.0%    $124.00  $115.32    105.5%       114.6%        120.7%
                                            ---
TOTAL/WEIGHTED AVERAGE                      742       88.2%    $108.25  $ 95.57    100.0%       100.0%        100.0%
                                            ===

*     Based on the HVS International appraisal dated March 30, 2007.

---------------------------------------------------------------------------------------------------------------------
                           COMPETITIVE SUMMARY - SPRINGHILL SUITES - PLYMOUTH MEETING, PA
---------------------------------------------------------------------------------------------------------------------
                                                                            ESTIMATED 2006*
                                                    -----------------------------------------------------------------
                                         NUMBER OF                               OCCUPANCY       ADR        REVPAR
PROPERTY                                   ROOMS    OCCUPANCY    ADR    REVPAR  PENETRATION  PENETRATION  PENETRATION
---------------------------------------------------------------------------------------------------------------------

SpringHill Suites - Plymouth Meeting, PA
   (subject)                                199       66.5%    $121.79  $81.03      98.8%        94.2%         93.1%
Courtyard by Marriott                       157       65.0%    $129.00  $83.85      96.6%        99.8%         96.3%
Doubletree Guest Suites                     252       70.0%    $140.00  $98.00     104.0%       108.3%        112.6%
Hampton Inn                                 136       73.0%    $123.00  $89.79     108.5%        95.1%        103.1%
Hyatt Summerfield Suites                    131       60.0%    $127.00  $76.20      89.2%        98.2%         87.5%
                                            ---                         $87.06     100.0%       100.0%        100.0%
TOTAL/WEIGHTED AVERAGE                      875       67.3%    $129.30
                                            ===

*     Based on the HVS International appraisal dated March 30, 2007.

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL

   CREDIT SUISSE                                        GOLDMAN, SACHS & CO.

                                       89

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31

--------------------------------------------------------------------------------
                           ASHFORD HOSPITALITY POOL 2
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
                                 COMPETITIVE SUMMARY - SPRINGHILL SUITES - GLEN ALLEN, VA
---------------------------------------------------------------------------------------------------------------------------
                                                                                   ESTIMATED 2006*
                                                          -----------------------------------------------------------------
                                               NUMBER OF                               OCCUPANCY       ADR        REVPAR
PROPERTY                                         ROOMS    OCCUPANCY    ADR    REVPAR  PENETRATION  PENETRATION  PENETRATION
---------------------------------------------------------------------------------------------------------------------------

SpringHill Suites - Glen Allen, VA (subject)      136       73.0%    $102.70  $74.95     112.3%        99.1%       111.8%
Hampton Inn Richmond North/Ashland                 74       78.0%    $101.00  $78.78     120.0%        97.4%       117.5%
Holiday Inn Express Hotel & Suites Ashland        115       61.0%    $ 76.00  $46.36      93.8%        73.3%        69.1%
Virginia Crossing Resort                          183       55.0%    $130.00  $71.50      84.6%       125.4%       106.6%
Hampton Inn & Suites Richmond/Virginia Center      72       73.0%    $117.00  $85.41     112.3%       112.9%       127.4%
Holiday Inn Richmond North                         82       61.0%    $ 76.00  $46.36      93.8%        73.3%        69.1%
                                                  ---                         $67.05     100.0%       100.0%       100.0%
TOTAL/WEIGHTED AVERAGE                            662       65.0%    $103.67
                                                  ===

*     Based on the HVS International appraisal dated March 31, 2007.

---------------------------------------------------------------------------------------------------------------------------
                                      COMPETITIVE SUMMARY - RESIDENCE INN - PLANO, TX
---------------------------------------------------------------------------------------------------------------------------
                                                                                   ESTIMATED 2006*
                                                          -----------------------------------------------------------------
                                               NUMBER OF                               OCCUPANCY       ADR        REVPAR
PROPERTY                                         ROOMS    OCCUPANCY    ADR    REVPAR  PENETRATION  PENETRATION  PENETRATION
---------------------------------------------------------------------------------------------------------------------------

Residence Inn - Plano, TX (subject)               126       75.4%    $111.39  $84.00     106.6%       124.6%       132.2%
Hampton Inn North Dallas                          131       62.0%    $ 82.00  $50.84      87.7%        91.7%        80.0%
Homewood Suites Plano North Dallas                 99       79.0%    $ 86.00  $67.94     111.7%        96.2%       107.0%
TownePlace Suites                                 106       81.0%    $ 82.00  $66.42     114.5%        91.7%       104.6%
AmeriSuites Dallas Plano                          127       60.0%    $ 84.00  $50.40      84.9%        94.0%        79.3%
                                                  ---
TOTAL/WEIGHTED AVERAGE                            589       70.7%    $ 89.39  $63.52     100.0%       100.0%       100.0%
                                                  ===

*     Based on the HVS International appraisal dated March 29, 2007.

---------------------------------------------------------------------------------------------------------------------------
                                     COMPETITIVE SUMMARY - RESIDENCE INN - NEWARK, CA
---------------------------------------------------------------------------------------------------------------------------
                                                                                   ESTIMATED 2006*
                                                          -----------------------------------------------------------------
                                               NUMBER OF                               OCCUPANCY       ADR        REVPAR
PROPERTY                                         ROOMS    OCCUPANCY    ADR    REVPAR  PENETRATION  PENETRATION  PENETRATION
---------------------------------------------------------------------------------------------------------------------------

Residence Inn - Newark, CA (subject)              168       77.4%    $ 88.07  $68.17     112.6%        99.0%       113.3%
Woodfin Suites                                    164       69.0%    $ 71.00  $48.99     100.4%        79.8%        81.4%
Homewood Suites                                   192       77.0%    $ 82.25  $63.50     112.0%        92.5%       105.5%
Hawthorn Suites                                   127       61.0%    $ 72.93  $44.41      88.8%        82.0%        73.8%
W Suites Silicon Valley                           172       58.0%    $149.10  $86.78      84.4%       167.6%       144.2%
AmeriSuites                                       151       67.0%    $ 63.00  $42.21      97.5%        70.8%        70.1%
                                                  ---
TOTAL/WEIGHTED AVERAGE                            974       68.7%    $ 88.97  $60.18     100.0%       100.0%       100.0%
                                                  ===

*     Based on the HVS International appraisal dated March 28, 2007.

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL

   CREDIT SUISSE                                        GOLDMAN, SACHS & CO.

                                       90

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31

--------------------------------------------------------------------------------
                           ASHFORD HOSPITALITY POOL 2
--------------------------------------------------------------------------------

o     THE LOAN. The Mortgage Loan (the "Ashford Hospitality Pool 2 Loan") is
      secured by a first mortgage encumbering three limited-service hotels and four extended stay hotels located in Arizona, California, Pennsylvania,
      Texas and Virginia. The Ashford Hospitality Pool 2 Loan represents approximately 2.2% of the Cut-Off Date Pool Balance. The Ashford
      Hospitality Pool 2 Loan was originated on April 11, 2007 and has a principal balance as of the Cut-Off Date of $126,466,000. The Ashford
      Hospitality Pool 2 Loan provides for interest-only payments for the first
      60 months of its term, and, thereafter, fixed monthly payments of principal and interest.

      The Ashford Hospitality Pool 2 Loan has a remaining term of 119 months and matures on April 11, 2017. The Ashford Hospitality Pool 2 Loan may be
      prepaid on or after March 11, 2017, and permits defeasance with United
      States government obligations beginning two years after the Closing Date.

o     THE BORROWERS. The borrowers consist of seven separate special purpose entities. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Ashford Hospitality Pool
      2 Loan. The sponsor of the borrowers is Ashford Hospitality Trust, Inc.
      ("AHT"). AHT, founded in 1968, is a self-administered real estate investment trust listed on the New York Stock Exchange that invests in the hospitality industry. AHT's management team has experience in sourcing, underwriting, operating, repositioning, developing, selling and financing a wide variety of lodging investments. As of December 31, 2006, AHT owned approximately 81 hotel properties in 26 states with approximately 15,492 rooms and an office building. The portfolio also includes 24 full-service, upscale hotels containing approximately 8,069 rooms, as well as 27 premium select-service hotels consisting of approximately 5,571 rooms in 31 markets throughout 18 states, the District of Columbia, and Canada.

o     THE PROPERTIES. The Mortgaged Properties consist of three limited-service hotels and four extended stay hotels containing, in the aggregate, approximately 1,137 rooms located in Arizona, California, Pennsylvania,
      Texas and Virginia. As of the trailing 12-month period ending December 29,
      2006, the occupancy rate for the Ashford Hospitality Pool 2 loan was approximately 75.9%.

o     LOCKBOX ACCOUNT. All revenue from the Mortgaged Properties will be deposited into a mortgagee-designated lockbox.

o     RELEASES. The release of an individual Mortgaged Property will be permitted subject to the satisfaction of certain conditions as set forth in the related Mortgage Loan documents including, but not limited to, the following: (i) no event of default shall have occurred and is continuing and (ii) payment of an amount equal to the greater of (a) the amount which is necessary to defease a portion of the loan amount equal to the Release
      Price Percentage, (as defined in the related Mortgage Loan documents), multiplied by the allocated loan amount with respect to the cross-collateralized property being released, (b) such amount as would cause the Debt Yield (as defined in the related Mortgage Loan documents)
      subsequent to the contemplated release to be equal to or greater than the
      Debt Yield prior to the contemplated release and (c) such amount as would cause the Debt Yield subsequent to the contemplated release to be no less than the Debt Yield at origination.

o     MANAGEMENT. Property managers for the Mortgaged Properties securing the
      Ashford Hospitality Pool 2 Loan are various affiliates of Marriott
      International, Inc. Established in 1971 and headquartered in Washington,
      D.C., Marriott International, Inc. engages in the operation and franchising of hotels and related lodging facilities worldwide, operating in the Full-Service Lodging, Select-Service Lodging, Extended-Stay
      Lodging, Timeshare, and Synthetic Fuel segments. As of January 3, 2007, the company operated or franchised approximately 2,800 lodging properties.

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL

   CREDIT SUISSE                                        GOLDMAN, SACHS & CO.

                                       91

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31

--------------------------------------------------------------------------------
                    LOS ANGELES INTERNATIONAL JEWELRY CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                $124,400,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     2.1%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                                        The Moinian Group
TYPE OF SECURITY                                                             Fee
MORTGAGE RATE                                                             5.602%
MATURITY DATE                                                     April 11, 2017
AMORTIZATION TYPE                                                        Balloon
INTEREST ONLY PERIOD                                                          60
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          119 / 360
LOCKBOX                                                                      Yes

UP-FRONT RESERVES
   TAX/INSURANCE                                           Yes
   TI/LC                                            $2,000,000
   DEBT SERVICE(1)                                  $2,000,000
   FREE RENT(2)                                        $75,257
   DESIGNATED LEASE
      RESERVE(3)                                       $41,178

ONGOING ANNUAL RESERVES
   TAX/INSURANCE                                           Yes
   TI/LC(4)                                          Springing
   REPLACEMENT(5)                                      $55,586

ADDITIONAL FINANCING                                    B-Note       $20,600,000

                                                                      WHOLE
                                                   TRUST ASSET    MORTGAGE LOAN
                                                   ------------   -------------
CUT-OFF DATE BALANCE                               $124,400,000    $145,000,000
CUT-OFF DATE BALANCE/SF                               $336             $392
CUT-OFF DATE LTV                                      80.0%            93.2%
MATURITY DATE LTV                                     74.4%            87.2%
UW DSCR ON NCF                                        1.20x            0.98x
--------------------------------------------------------------------------------

(1)   There is a shortfall in the related Mortgage Property cashflow to fully cover debt service payments. The Debt Service will be released as needed to cover the debt service shortfall.

(2)   Funds escrowed for outstanding free rent in existing leases, which will be released in accordance with the schedule set forth in the related Mortgage
      Loan documents.

(3)   Escrow funded upfront for the landlord's outstanding free rent obligations for Kattan.

(4)   In the event the TI/LC Reserve balance is less than $500,000, the borrower will begin to deposit at an annual rate of $277,390, until $1,000,000 is achieved.

(5)   Ongoing annual deposits to the replacement reserve commence in May 2010.

           [PHOTO OF LOS ANGELES INTERNATIONAL JEWELRY CENTER OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 1
LOCATION                                                         Los Angeles, CA
PROPERTY TYPE                                          Mixed Use - Office/Retail
SIZE (SF)                                                                369,853
OCCUPANCY AS OF FEBRUARY 1, 2007                                           95.6%
YEAR BUILT / YEAR RENOVATED                                            1981 / NA
APPRAISED VALUE                                                     $155,500,000
PROPERTY MANAGEMENT                      Cushman & Wakefield of California, Inc.
UW ECONOMIC OCCUPANCY                                                      95.3%
UW REVENUES                                                          $15,471,634
UW TOTAL EXPENSES                                                     $5,035,467
UW NET OPERATING INCOME (NOI)                                        $10,436,167
UW NET CASH FLOW (NCF)                                               $10,293,106
--------------------------------------------------------------------------------

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL

   CREDIT SUISSE                                        GOLDMAN, SACHS & CO.

                                       92

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31

--------------------------------------------------------------------------------
                    LOS ANGELES INTERNATIONAL JEWELRY CENTER
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------
                                   TENANT SUMMARY
-------------------------------------------------------------------------------------
                                                                             % OF NET
                                              RATINGS(1)      NET RENTABLE   RENTABLE
TENANT                                     FITCH/MOODY'S/S&P     AREA (SF)     AREA
-------------------------------------------------------------------------------------

MAJOR TENANTS
  Bank of America.......................       AA/Aa1/AA          18,862        5.1%
  Kattan Diamonds.......................       NR/NR/NR            5,789        1.6
  Oro King..............................       NR/NR/NR            5,522        1.5
  Hadar Holdings........................       NR/NR/NR            5,322        1.4
  Nachum Krasnianski....................       NR/NR/NR            4,120        1.1
                                                                 -------      -----
  TOTAL MAJOR TENANTS...................                          39,615       10.7%

NON-MAJOR TENANTS.......................                         313,980       84.9
                                                                 -------      -----
OCCUPIED TOTAL..........................                         353,595       95.6%

VACANT SPACE............................                          16,258        4.4
                                                                 -------      -----
PROPERTY TOTAL..........................                         369,853      100.0%
                                                                 =======      =====

                                                        ANNUAL          % OF
                                             BASE        BASE       TOTAL ANNUAL         LEASE
TENANT                                     RENT PSF      RENT        BASE RENT         EXPIRATION
------------------------------------------------------------------------------------------------------

MAJOR TENANTS
  Bank of America.......................    $45.00    $   848,750       6.7%         September 2011
  Kattan Diamonds.......................    $24.00        138,936       1.1          September 2016
  Oro King..............................    $32.93        181,818       1.4        Multiple Spaces(2)
  Hadar Holdings........................    $42.00        223,524       1.8           January 2009
  Nachum Krasnianski....................    $35.68        147,004       1.2            June 2011
                                                      -----------     -----
  TOTAL MAJOR TENANTS...................    $38.87    $ 1,540,032      12.2%

NON-MAJOR TENANTS.......................    $35.15     11,035,452      87.8
                                                      -----------     -----
OCCUPIED TOTAL..........................    $35.56    $12,575,484     100.0%
                                                      ===========     -----
VACANT SPACE ...........................

PROPERTY TOTAL .........................

(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)   Under the terms of multiple leases, 1,202 square feet expire in March
      2007, and 4,320 square feet expire in Septermber 2011.

-------------------------------------------------------------------------------------------------------------------------
                                                LEASE EXPIRATION SCHEDULE
-------------------------------------------------------------------------------------------------------------------------
                                                                                                          CUMULATIVE % OF
            # OF LEASES   WA BASE RENT/SF  TOTAL SF   % OF TOTAL SF  CUMULATIVE % OF SF  % OF BASE RENT      BASE RENT
   YEAR       EXPIRING       EXPIRING      EXPIRING     EXPIRING*         EXPIRING*         EXPIRING*        EXPIRING*
-------------------------------------------------------------------------------------------------------------------------

   2007         120            $32.73       99,414        26.9%             26.9%             25.9%          25.9%
   2008          66            $36.33       55,714        15.1%             41.9%             16.1%          42.0%
   2009          90            $36.22       80,502        21.8%             63.7%             23.2%          65.2%
   2010          46            $36.95       29,446         8.0%             71.7%              8.7%          73.8%
   2011          23            $40.26       39,203        10.6%             82.3%             12.5%          86.4%
   2012          10            $35.47        9,609         2.6%             84.9%              2.7%          89.1%
   2013           8            $35.82        6,726         1.8%             86.7%              1.9%          91.0%
   2014           6            $35.61        5,882         1.6%             88.3%              1.7%          92.6%
   2015           5            $35.61        7,695         2.1%             90.4%              2.2%          94.8%
   2016          10            $33.32       17,687         4.8%             95.1%              4.7%          99.5%
   2017           0            $ 0.00            0         0.0%             95.1%              0.0%          99.5%
Thereafter        1            $35.85        1,717         0.5%             95.6%              0.5%         100.0%
   Vacant         0                NA       16,258         4.4%            100.0%              0.0%         100.0%

*     Calculations based upon approximate square footage occupied by each tenant.

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL

   CREDIT SUISSE                                        GOLDMAN, SACHS & CO.

                                       93

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   LEMBI POOL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                      Nomura
CUT-OFF DATE BALANCE                                                $122,500,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     2.1%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                           Refinance
SPONSOR                                            Frank E. Lembi, Walter Lembi,
                                                   The Olga Lembi Residual Trust
TYPE OF SECURITY                                                             Fee
PARTIAL RELEASE(1)                                                           Yes
MORTGAGE RATE                                                             6.470%
MATURITY DATE                                                     April 11, 2012
AMORTIZATION TYPE                                                  Interest-Only
INTEREST ONLY PERIOD                                                          60
ORIGINAL TERM / AMORTIZATION                                             60 / IO
REMAINING TERM / AMORTIZATION                                            59 / IO
LOCKBOX                                                                      Yes

UP-FRONT RESERVES
   TAX/INSURANCE                                   Yes
   ENGINEERING                                 $73,594
   REPLACEMENT RESERVE                        $500,000
   ENVIRONMENTAL RESERVE                        $7,500
   INTEREST RESERVE(2)                      $4,600,000
   240 CHURCH RENT
      RESERVE                                 $180,000

ONGOING ANNUAL RESERVES
   TAX/INSURANCE                                   Yes
   REPLACEMENT RESERVE(3)                    Springing

ADDITIONAL FINANCING                            B-Note               $10,000,000
                                             Mezzanine               $10,000,000

                                                         WHOLE
                                         TRUST          MORTGAGE       TOTAL
                                         ASSET            LOAN          DEBT
                                      ------------    ------------  ------------
CUT-OFF DATE BALANCE                  $122,500,000    $132,500,000  $142,500,000
CUT-OFF DATE BALANCE/UNIT              Various(4)      Various(4)    Various(4)
CUT-OFF DATE LTV(5)                      71.5%           77.4%         83.2%
MATURITY DATE LTV(5)                     71.5%           77.4%         83.2%
UW DSCR ON NCF(6)                        1.42x           1.27x         1.10x
--------------------------------------------------------------------------------

                          [PHOTO OF LEMBI POOL OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED REAL PROPERTIES                                           29
LOCATION                                                       San Francisco, CA
PROPERTY TYPE                                                            Various
SIZE (UNITS/SF)                                                    613 and 9,970
OCCUPANCY AS OF APRIL 1, 2007                                              98.7%
YEAR BUILT / YEAR RENOVATED                                    Various / Various
APPRAISED VALUE                                                     $171,230,000
PROPERTY MANAGEMENT                                                 Self-managed
UW ECONOMIC OCCUPANCY                                                      95.0%
UW REVENUES                                                          $14,278,954
UW TOTAL EXPENSES                                                     $2,899,474
UW NET OPERATING INCOME (NOI)                                        $11,379,480
UW NET CASH FLOW (NCF)                                               $11,379,480
--------------------------------------------------------------------------------

(1)   Lender will allow for the individual release of the properties after the
      Lockout Period pursuant to the following conditions: (i) no event of default, (ii) partial defeasance at 120% of the allocated loan amount attributable to the released collateral, (iii) DSCR shall be no less than the greater of 1.10x or the DSCR immediately prior to release, and (iv)
      the LTV on the remaining collateral must not exceed 95%.

(2)   At loan closing, $4,600,000 was escrowed to fund an Interest Reserve to be held by Lender. The borrower will be required to replenish the Interest
      Reserve in April of each year in an amount sufficient to provide a 1.10x
      DSCR based on the total loan balance of $142,500,000 based on the actual constant until the portfolio's cashflows provide a 1.10x DSCR based on the total loan balance of $142,500,000 based on the actual loan constant exclusive of an interest reserve. Interest Reserve terminates when the properties have a combined 1.10x DSCR on a trailing 12 month basis on the total loan balance of $142,500,000.

(3)   $500,000 was escrowed at loan closing. If the Replacement Reserve falls under $50,000, commencing on the first monthly payment date thereafter,
      Borrower shall pay to Lender monthly deposits to the Replacement Reserve in an amount equal to approximately $13,412.

(4)   The Lembi Pool Loan is secured by 27 multifamily properties with a retail component and 2 retail properties. Based on the Allocated Cut-Off Date
      Balance for each individual Mortgaged Property, the aggregate Cut-Off Date
      Balance per Unit for the multifamily properties is $193,365 and the aggregate Cut-Off Date Balance per square foot for the retail properties is $398.

(5)   Based on the as-is appraised value the LTV related to the Trust Asset is
      81.9% and the LTV related to the whole Mortgage Loan is 88.6%.

(6)   DSCR based on current cashflows are 0.80x for the Trust Asset and 0.72x for the Whole Mortgage Loan. DSCRs based on current market rents are 1.05x for the Trust Asset and 0.94x for the whole Mortgage Loan. See "RISK
      FACTORS--Risks Relating to Net Cash Flow" in the Prospectus Supplement.

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL

   CREDIT SUISSE                                        GOLDMAN, SACHS & CO.

                                       94

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31

--------------------------------------------------------------------------------
                                   LEMBI POOL
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
                                              LEMBI POOL SUMMARY
------------------------------------------------------------------------------------------------
                                                        ALLOCATED
                                                       CUT-OFF DATE                   UNITS /
        PROPERTY NAME              PROPERTY LOCATION     BALANCE       YEAR BUILT     SQ FT(1)
------------------------------------------------------------------------------------------------

300 Buchanan Street                San Francisco, CA   $ 12,894,737       1931           60
536 Leavenworth Street             San Francisco, CA      8,940,351       1925           62
210-218 Church Street              San Francisco, CA      8,252,632       1920           16
1405 Franklin Street               San Francisco, CA      7,865,789       1926           37
610 Leavenworth Street             San Francisco, CA      7,556,316       1922           28
350 Judah Street                   San Francisco, CA      7,225,351       1926           30
2080 Gough Street                  San Francisco, CA      6,619,298       1963           16
455 Hyde Street                    San Francisco, CA      5,996,053       1926           43
1035 Sutter Street                 San Francisco, CA      5,501,754       1922           34
969 Bush Street                    San Francisco, CA      4,771,053       1919           29
345 Fulton Street                  San Francisco, CA      4,513,158       1926           29
516 Ellis Street                   San Francisco, CA      4,341,228       1910           37
721 Geary Street                   San Francisco, CA      3,932,895       1922           28
11 Dolores Street                  San Francisco, CA      3,279,561       1925           15
2335 Larkin Street                 San Francisco, CA      3,137,719       1925           12
3875 18th Street                   San Francisco, CA      3,094,737       1965           12
1025 Sutter Street                 San Francisco, CA      3,008,772       1913           19
828 Jones Street                   San Francisco, CA      2,922,807       1922           21
240 Church Street(2)               San Francisco, CA      2,750,877       1917         3,470
735 O'Farrell Street               San Francisco, CA      2,621,930       1923           23
2337-2339 Market Street            San Francisco, CA      2,501,579       1912           12
635 Ellis Street                   San Francisco, CA      2,127,632       1914           18
215-219 Church Street              San Francisco, CA      2,015,877       1905           1
1385 Kansas Street                 San Francisco, CA      1,504,386       1908           8
747 Ellis Street                   San Francisco, CA      1,474,298       1910           14
631 Larkin Street(2)               San Francisco, CA      1,216,404       1911         6,500
601 Larkin Street                  San Francisco, CA      1,117,544       1907           1
1520-1524 Geneva Avenue            San Francisco, CA        945,614       1963           7
1199 DeHaro Street                 San Francisco, CA        369,649       1908           1
                                                       $122,500,000                 613 UNITS /
                                                                                    9,970 SQ FT

                                       ALLOCATED
                                     CUT-OFF DATE                                         APPRAISED
                                      BALANCE PER                     APPRAISED             VALUE
        PROPERTY NAME                UNIT / SQ FT      OCCUPANCY        VALUE         PER UNIT / SQ FT
-------------------------------------------------------------------------------------------------------

300 Buchanan Street                   $      214,912     100.0%       $ 17,600,000     $       293,333
536 Leavenworth Street                $      144,199     100.0%         11,800,000     $       190,323
210-218 Church Street                 $      515,789     100.0%         10,600,000     $       662,500
1405 Franklin Street                  $      212,589     100.0%          9,800,000     $       264,865
610 Leavenworth Street                $      269,868     100.0%         10,200,000     $       364,286
350 Judah Street                      $      240,845      96.7%          9,100,000     $       303,333
2080 Gough Street                     $      413,706      93.8%          9,000,000     $       562,500
455 Hyde Street                       $      139,443      97.7%          8,800,000     $       204,651
1035 Sutter Street                    $      161,816     100.0%          8,700,000     $       255,882
969 Bush Street                       $      164,519     100.0%          6,900,000     $       237,931
345 Fulton Street                     $      155,626     100.0%          5,900,000     $       203,448
516 Ellis Street                      $      117,330      91.9%          5,700,000     $       154,054
721 Geary Street                      $      140,461      96.4%          6,300,000     $       225,000
11 Dolores Street                     $      218,637      93.3%          5,400,000     $       360,000
2335 Larkin Street                    $      261,477     100.0%          5,200,000     $       433,333
3875 18th Street                      $      257,895     100.0%          4,700,000     $       391,667
1025 Sutter Street                    $      158,356     100.0%          4,200,000     $       221,053
828 Jones Street                      $      139,181     100.0%          4,600,000     $       219,048
240 Church Street(2)                  $          793     100.0%          3,300,000     $           951
735 O'Farrell Street                  $      113,997     100.0%          3,900,000     $       169,565
2337-2339 Market Street               $      208,465     100.0%          3,600,000     $       300,000
635 Ellis Street                      $      118,202     100.0%          3,400,000     $       188,889
215-219 Church Street                 $    2,015,877     100.0%          2,600,000     $     2,600,000
1385 Kansas Street                    $      188,048     100.0%          2,000,000     $       250,000
747 Ellis Street                      $      105,307     100.0%          2,300,000     $       164,286
631 Larkin Street(2)                  $          187     100.0%          1,700,000     $           262
601 Larkin Street                     $    1,117,544     100.0%          1,350,000     $     1,350,000
1520-1524 Geneva Avenue               $      135,088     100.0%          1,750,000     $       250,000
1199 DeHaro Street                    $      369,649     100.0%            830,000     $       830,000
                                      $193,365 UNITS      98.7%(3)    $171,230,000     $ 271,175 UNITS
                                        / $398 SQ FT                                      / $502 SQ FT

(1)   Retail square footage is only shown for the non-multifamily collateral.

(2)   The above two retail properties in the Mortgaged Pool, 240 Church Street and 631 Larkin Street, represents 3,470 square feet and 6,500 square feet, respectively.

(3)   The overall occupancy was calculated based on the multifamily properties only.

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL

   CREDIT SUISSE                                        GOLDMAN, SACHS & CO.

                                       95

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31

--------------------------------------------------------------------------------
                                   LEMBI POOL
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
                                                  UNIT TYPE SUMMARY(1)
------------------------------------------------------------------------------------------------------------------------
                                 STUDIO              1 BR               2 BR               3 BR              4 BR +
                            ----------------   ----------------   ----------------   ----------------   ----------------
                            NO. OF   AVERAGE   NO. OF   AVERAGE   NO. OF   AVERAGE   NO. OF   AVERAGE   NO. OF   AVERAGE
                             UNITS     RENT     UNITS     RENT     UNITS     RENT     UNITS     RENT     UNITS    RENT
------------------------------------------------------------------------------------------------------------------------

300 Buchanan Street           12     $ 1,148     48     $ 1,370      0           0      0           0      0           0
536 Leavenworth Street        62        $992      0           0      0           0      0           0      0           0
210 - 218 Church Street       10     $ 1,091      6     $ 1,340      0           0      0           0      0           0
1405 Franklin Street          32     $ 1,098      5     $ 1,565      0           0      0           0      0           0
610 Leavenworth Street        12     $ 1,033     15     $ 1,362      1     $ 1,663      0           0      0           0
350 Judah Street              19     $ 1,217     10     $ 1,461      1     $ 1,795      0           0      0           0
2080 Gough Street              1        $200      7     $ 2,536      8     $ 2,726      0           0      0           0
455 Hyde Street               42        $945      1     $ 1,025      0           0      0           0      0           0
1035 Sutter Street            16        $919     16     $ 1,208      2     $ 1,342      0           0      0           0
969 Bush Street               23     $ 1,066      4     $ 1,431      2     $ 1,588      0           0      0           0
345 Fulton Street             29     $ 1,051      0           0      0           0      0           0      0           0
516 Ellis Street              28     $   743      9     $   882      0           0      0           0      0           0
721 Geary Street               9     $   754     17     $ 1,262      2     $   943      0           0      0           0
11 Dolores Street              3     $ 1,029     12     $ 1,410      0           0      0           0      0           0
2335 Larkin Street             0           0      7     $ 1,663      5     $ 1,763      0           0      0           0
3875 18th Street               0           0      5     $ 1,202      7     $ 1,880      0           0      0           0
1025 Sutter Street             7     $   842     10     $ 1,312      2     $ 1,191      0           0      0           0
828 Jones Street              20     $   920      1     $ 1,000      0           0      0           0      0           0
240 Church Street(2)           0           0      0           0      0           0      0           0      0           0
735 O'Farrell Street          20     $   825      3     $ 1,217      0           0      0           0      0           0
2337-2339 Market Street        7     $   860      5     $ 1,084      0           0      0           0      0           0
635 Ellis Street               9     $   670      4     $   772      5     $ 1,372      0           0      0           0
215 - 219 Church Street        0           0      0           0      0           0      0           0      1      $3,000
1385 Kansas Street             0           0      6     $ 1,110      2     $ 1,588      0           0      0           0
747 Ellis Street               5     $   607      9     $   899      0           0      0           0      0           0
631 Larkin Street(2)           0           0      0           0      0           0      0           0      0           0
601 Larkin Street              0           0      0           0      0           0      0           0      1      $3,000
1520 - 1524 Geneva Avenue      0           0      1     $   995      6     $ 1,017      0           0      0           0
1199 DeHaro Street             0           0      0           0      0           0      1      $1,205      0           0
TOTAL/AVERAGE                 366    $   964    201     $ 1,326     43     $ 1,709      1      $1,205      2      $3,000

(1)   Values presented in chart below exclude entire retail component of all properties in Mortgaged Pool.

(2)   240 Church Street and 631 Larkin Street have 3,470 square feet and 6,500 square feet of retail space, respectively.

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL

   CREDIT SUISSE                                        GOLDMAN, SACHS & CO.

                                       96

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31
--------------------------------------------------------------------------------

                       THIS PAGE INTENTIONALLY LEFT BLANK

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL

   CREDIT SUISSE                                        GOLDMAN, SACHS & CO.

                                       97

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31

--------------------------------------------------------------------------------
                           ASHFORD HOSPITALITY POOL 1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                    Wachovia
CUT-OFF DATE BALANCE                                                $115,600,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                     2.0%
NUMBER OF MORTGAGE LOANS                                                       1
LOAN PURPOSE                                                         Acquisition
SPONSOR                                          Ashford Hospitality Trust, Inc.
TYPE OF SECURITY                                                             Fee
PARTIAL RELEASE*                                                             Yes
MORTGAGE RATE                                                         5.9523333%
MATURITY DATE                                                     April 11, 2017
AMORTIZATION TYPE                                                        Balloon
INTEREST ONLY PERIOD                                                          60
ORIGINAL TERM / AMORTIZATION                                           120 / 360
REMAINING TERM / AMORTIZATION                                          119 / 360
LOCKBOX                                                                      Yes

UP-FRONT RESERVES
   TAX                                                 Yes
   ENGINEERING                                     $24,063

ONGOING ANNUAL RESERVES
   TAX                                                 Yes
   REPLACEMENT               4.0% prior year gross revenue

ADDITIONAL FINANCING                                                        None

CUT-OFF DATE BALANCE                                                $115,600,000
CUT-OFF DATE BALANCE/ROOM                                               $127,735
CUT-OFF DATE LTV                                                           79.5%
MATURITY DATE LTV                                                          74.3%
UW DSCR ON NCF                                                             1.54x
--------------------------------------------------------------------------------

*     The Ashford Hospitality Pool 1 Loan allows for partial release subject to certain conditions including, but not limited to: (i) defeasance of the related Mortgage Loan in an amount equal to the then outstanding allocated loan amount (ii) maintenance of certain financial covenants with respect to the remaining Mortgage Loans, and (iii) certain other conditions as specified in the related Mortgage Loan documents.

                  [PHOTO OF ASHFORD HOSPITALITY POOL 1 OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                 5
LOCATION                                                                 Various
PROPERTY TYPE                                     Hospitality -- Limited Service
SIZE (ROOMS)                                                                 905
OCCUPANCY AS OF DECEMBER 29, 2006                                          70.9%
YEAR BUILT / YEAR RENOVATED                                    Various / Various
APPRAISED VALUE                                                     $145,500,000
PROPERTY MANAGEMENT                             Courtyard Management Corporation
UW ECONOMIC OCCUPANCY                                                      71.7%
UW REVENUES                                                          $34,391,067
UW TOTAL EXPENSES                                                    $19,890,367
UW NET OPERATING INCOME (NOI)                                        $14,500,701
UW NET CASH FLOW (NCF)                                               $12,781,147
--------------------------------------------------------------------------------

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL

   CREDIT SUISSE                                        GOLDMAN, SACHS & CO.

                                       98

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31

                           ASHFORD HOSPITALITY POOL 1

--------------------------------------------------------------------------------
                       ASHFORD HOSPITALITY POOL 1 SUMMARY
--------------------------------------------------------------------------------

                                     ALLOCATED      RELEASE        SPECIFIC
                                   CUT-OFF DATE      PRICE         PROPERTY
PROPERTY NAME                         BALANCE      PERCENTAGE        TYPE         YEAR BUILT   ROOMS
----------------------------------------------------------------------------------------------------

Courtyard -- Basking Ridge, NJ     $  42,640,500      115%      Limited Service      2001       235
Courtyard -- Oakland Airport, CA      24,002,182      115%      Limited Service      2001       156
Courtyard -- Scottsdale, AZ           23,042,500      125%      Limited Service      1999       180
Courtyard -- Plano, TX                19,688,000      110%      Limited Service      1998       153
Courtyard -- Newark, CA                6,226,818      125%      Limited Service      2002       181
                                   -------------                                                ---
TOTAL/AVERAGE                      $ 115,600,000                                                905
                                   =============                                                ===

                                     ALLOCATED
                                   CUT-OFF DATE
                                      BALANCE      VALUE PER        ADR         OCCUPANCY        REVPAR
PROPERTY NAME                        PER ROOM         ROOM      PENETRATION*   PENETRATION*   PENETRATION*
----------------------------------------------------------------------------------------------------------

Courtyard -- Basking Ridge, NJ       $181,449       $221,702        96.4%         104.7%         100.5%
Courtyard -- Oakland Airport, CA     $153,860       $187,821       113.7%         103.5%         117.9%
Courtyard -- Scottsdale, AZ          $128,014       $158,333       102.5%          95.4%          97.7%
Courtyard -- Plano, TX               $128,680       $154,248       119.6%         110.3%         129.9%
Courtyard -- Newark, CA              $ 34,402       $66,298         97.5%         104.8%         102.1%
TOTAL/AVERAGE                        $127,735       $160,773       104.7%         103.6%         108.2%

*     Based on the HVS International appraisal dated March 2007.

--------------------------------------------------------------------------------
            ASHFORD HOSPITALITY POOL 1 FINANCIAL PERFORMANCE SUMMARY
--------------------------------------------------------------------------------

                                               2005                            2006
                                   -----------------------------   -----------------------------
Property Name                        ADR     OCCUPANCY   REV PAR     ADR     OCCUPANCY   REV PAR
------------------------------------------------------------------------------------------------

Courtyard -- Basking Ridge, NJ     $133.69    68.6%       $91.71   $145.16     70.0%     $101.59
Courtyard -- Oakland Airport, CA   $124.89    79.6%       $99.41   $132.31     81.5%     $107.86
Courtyard -- Scottsdale, AZ        $ 98.72    71.0%       $70.09   $118.64     66.1%     $ 78.44
Courtyard -- Plano, TX             $ 93.70    81.9%       $76.74   $111.95     77.9%     $ 87.19
Courtyard -- Newark, CA            $ 80.64    59.8%       $48.22   $ 90.00     61.6%     $ 55.43
AVERAGE                            $106.33    72.2%       $77.24   $119.61     71.4%     $ 86.10

                                    TRAILING 12-MONTH FEB. 2007            UNDERWRITTEN
                                   -----------------------------   -----------------------------
Property Name                        ADR     OCCUPANCY   REV PAR     ADR     OCCUPANCY   REV PAR
------------------------------------------------------------------------------------------------

Courtyard -- Basking Ridge, NJ     $146.65     69.5%     $101.87   $154.62     70.4%     $108.85
Courtyard -- Oakland Airport, CA   $132.93     78.9%     $104.86   $147.07     80.0%     $117.66
Courtyard -- Scottsdale, AZ        $123.67     65.6%     $ 81.07   $125.63     68.4%     $ 85.90
Courtyard -- Plano, TX             $113.79     77.3%     $ 87.93   $120.84     78.0%     $ 94.21
Courtyard -- Newark, CA            $ 91.04     61.1%     $ 55.61   $ 94.72     64.1%     $ 60.70
AVERAGE                            $121.62     70.5%     $ 86.27   $128.58     72.2%     $ 93.46

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL
   CREDIT SUISSE                                         GOLDMAN, SACHS & CO.

                                       99

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31

                           ASHFORD HOSPITALITY POOL 1

--------------------------------------------------------------------------------
              COMPETITIVE SUMMARY -- COURTYARD -- BASKING RIDGE, NJ
--------------------------------------------------------------------------------

                                                       -------------------
                                           NUMBER OF
PROPERTY                                     ROOMS     OCCUPANCY     ADR
--------------------------------------------------------------------------

Courtyard -- Basking Ridge, NJ (subject)      235        70.0%     $145.16
Marriott Bridgewater                          346        76.0%     $161.00
Hilton Garden Inn                             129        53.0%     $142.00
Summerfield Suites                            128        70.0%     $148.00
Somerset Hills Hotel                          111        62.0%     $158.00
The Inn @ Somerset Hills                      112        58.0%     $143.00
Old Mill Inn                                  102        60.0%     $132.00
North Maple Inn                               171        65.0%     $157.00
                                             -----
TOTAL/WEIGHTED AVERAGE                       1,334       66.8%     $150.63
                                             =====

                                                             ESTIMATED 2006*
                                           ---------------------------------------------------
                                                        OCCUPANCY        ADR         REVPAR
PROPERTY                                    REVPAR     PENETRATION   PENETRATION   PENETRATION
----------------------------------------------------------------------------------------------

Courtyard -- Basking Ridge, NJ (subject)   $  101.59     104.7%         96.4%        100.5%
Marriott Bridgewater                       $  122.36     113.7%        106.9%        121.0%
Hilton Garden Inn                          $   75.26      79.3%         94.3%         74.4%
Summerfield Suites                         $  103.60     104.7%         98.3%        102.5%
Somerset Hills Hotel                       $   97.96      92.8%        104.9%         96.9%
The Inn @ Somerset Hills                   $   82.94      86.8%         94.9%         82.0%
Old Mill Inn                               $   79.20      89.8%         87.6%         78.3%
North Maple Inn                            $  102.05      97.3%        104.2%        100.9%
TOTAL/WEIGHTED AVERAGE                     $  101.10     100.0%        100.0%        100.0%

*     Based on the HVS International appraisal dated March 30, 2007.

--------------------------------------------------------------------------------
             COMPETITIVE SUMMARY -- COURTYARD -- OAKLAND AIRPORT, CA
--------------------------------------------------------------------------------

                                                         -------------------
                                             NUMBER OF
PROPERTY                                       ROOMS     OCCUPANCY     ADR
----------------------------------------------------------------------------

Courtyard -- Oakland Airport, CA (subject)      156        81.5%     $132.31
Hilton Oakland Airport                          363        78.0%     $119.39
Executive Inn                                   227        77.0%     $101.00
Holiday Inn Express Hotel & Suites
   Oakland Airport                              95         81.0%     $128.00
Hilton Garden Inn Oakland San Leandro           117        79.0%     $106.09
                                                ---
TOTAL/WEIGHTED AVERAGE                          958        78.8%     $116.37
                                                ===

                                                                 ESTIMATED 2006*
                                             ---------------------------------------------------
                                                          OCCUPANCY        ADR         REVPAR
PROPERTY                                      REVPAR     PENETRATION   PENETRATION   PENETRATION
------------------------------------------------------------------------------------------------

Courtyard -- Oakland Airport, CA (subject)   $ 107.83      103.5%        113.7%        117.9%
Hilton Oakland Airport                       $  92.53       99.0%        102.6%        101.2%
Executive Inn                                $  77.27       97.8%         86.8%         84.5%
Holiday Inn Express Hotel & Suites
   Oakland Airport                           $ 103.68      102.9%        110.0%        113.3%
Hilton Garden Inn Oakland San Leandro        $  84.02      100.3%         91.2%         91.9%
TOTAL/WEIGHTED AVERAGE                       $  91.47      100.0%        100.0%        100.0%

*     Based on the HVS International appraisal dated March 30, 2007.

--------------------------------------------------------------------------------
               COMPETITIVE SUMMARY -- COURTYARD -- SCOTTSDALE, AZ
--------------------------------------------------------------------------------

                                                                               ESTIMATED 2006*
                                                    ----------------------------------------------------------------------
                                        NUMBER OF                                   OCCUPANCY        ADR         REVPAR
PROPERTY                                  ROOMS     OCCUPANCY     ADR     REVPAR   PENETRATION   PENETRATION   PENETRATION
--------------------------------------------------------------------------------------------------------------------------

Courtyard -- Scottsdale, AZ (subject)      180        65.8%     $118.64   $78.09      95.4%        102.5%         97.7%
Hyatt Place Scottsdale Old Town            127        66.0%     $ 98.00   $64.68      95.6%         84.7%         80.9%
Hyatt Summerfield Suites Scottsdale        164        70.0%     $127.00   $88.90     101.4%        109.8%        111.2%
Hilton Garden Inn Scottsdale               199        73.0%     $115.00   $83.95     105.8%         99.4%        105.0%
                                           ---
TOTAL/WEIGHTED AVERAGE                     670        69.0%     $115.69   $79.93     100.0%        100.0%        100.0%
                                           ===

*     Based on the HVS International appraisal dated March 28, 2007.

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL
   CREDIT SUISSE                                         GOLDMAN, SACHS & CO.

                                       100

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31

                           ASHFORD HOSPITALITY POOL 1

--------------------------------------------------------------------------------
                  COMPETITIVE SUMMARY -- COURTYARD -- PLANO, TX
--------------------------------------------------------------------------------

                                                       -------------------
                                           NUMBER OF
PROPERTY                                     ROOMS     OCCUPANCY     ADR
--------------------------------------------------------------------------

Courtyard -- Plano, TX (subject)              153        77.9%     $111.98
Hampton Inn North Dallas Plano                131        62.0%     $ 82.00
La Quinta Inn & Suites                        129        67.0%     $ 80.00
Holiday Inn Express North Dallas Tollway      79         80.0%     $ 95.00
Hampton Inn & Suites North Dallas Frisco      105        81.0%     $109.00
AmeriSuites Dallas Plano                      127        60.0%     $ 84.00
                                              ---
TOTAL/WEIGHTED AVERAGE                        724        70.6%     $ 93.66
                                              ===

                                                                 ESTIMATED 2006*
                                           --------------------------------------------------
                                                       OCCUPANCY        ADR         REVPAR
PROPERTY                                    REVPAR    PENETRATION   PENETRATION   PENETRATION
---------------------------------------------------------------------------------------------

Hampton Inn North Dallas Plano             $  50.84       87.8%        87.5%         75.8%
La Quinta Inn & Suites                     $  53.60       94.9%        85.4%         79.9%
La Quinta Inn & Suites                     $  53.60       94.9%        85.4%         79.9%
Holiday Inn Express North Dallas Tollway   $  76.00      113.3%       101.4%        113.2%
Hampton Inn & Suites North Dallas Frisco   $  88.29      114.7%       116.4%        131.6%
AmeriSuites Dallas Plano                   $  50.40       85.0%        89.7%         75.1%
TOTAL/WEIGHTED AVERAGE                     $  67.12      100.0%       100.0%        100.0%

*     Based on the HVS International appraisal dated March 29, 2007.

--------------------------------------------------------------------------------
                 COMPETITIVE SUMMARY -- COURTYARD -- NEWARK, CA
--------------------------------------------------------------------------------

                                                                           ESTIMATED 2006*
                                                ----------------------------------------------------------------------
                                    NUMBER OF                                   OCCUPANCY        ADR         REVPAR
PROPERTY                              ROOMS     OCCUPANCY     ADR     REVPAR   PENETRATION   PENETRATION   PENETRATION
----------------------------------------------------------------------------------------------------------------------

Courtyard -- Newark, CA (subject)      181        61.6%     $ 90.00   $55.44     104.8%         97.5%        102.1%
Crowne Plaza                           268        57.0%     $ 64.50   $36.77      97.0%         69.9%         67.7%
Hilton Newark Fremont                  313        57.0%     $ 93.55   $53.70      97.0%        101.3%         98.9%
Holiday Inn Express & Suites           101        65.0%     $ 70.00   $45.50     110.6%         75.8%         83.8%
W Suites Silicon Valley                172        58.0%     $149.10   $86.78      98.7%        161.5%        159.8%
                                      -----
TOTAL/WEIGHTED AVERAGE                1,035       58.8%     $ 92.34   $54.32     100.0%        100.0%        100.0%
                                      =====

*     Based on the HVS International appraisal dated March 26, 2007.

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL
   CREDIT SUISSE                                         GOLDMAN, SACHS & CO.

                                       101

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31

                                   OSPREY POOL

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                   Wachovia
CUT-OFF DATE BALANCE                                               $113,360,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    1.9%
NUMBER OF MORTGAGE LOANS                                                      1
LOAN PURPOSE                                                          Refinance
SPONSOR                                                       Osprey S.A., Ltd.
TYPE OF SECURITY                                                        Various
PARTIAL DEFEASANCE(1)                                                       Yes
MORTGAGE RATE                                                            5.610%
MATURITY DATE                                                    April 11, 2017
AMORTIZATION TYPE                                                 Interest-Only
INTEREST ONLY PERIOD                                                        120
ORIGINAL TERM / AMORTIZATION                                           120 / IO
REMAINING TERM / AMORTIZATION                                          119 / IO
LOCKBOX                                                                     Yes

UP-FRONT RESERVES
   TAX                                         Yes
   TI/LC                                $2,863,657

ONGOING ANNUAL RESERVES
   TAX/INSURANCE                     Yes/Springing
   TI/LC(2)                              Springing
   REPLACEMENT(3)                         $167,208

ADDITIONAL FINANCING                                                       None
CUT-OFF DATE BALANCE                                               $113,360,000
CUT-OFF DATE BALANCE/SF                                                    $157
CUT-OFF DATE LTV                                                          80.0%
MATURITY DATE LTV                                                         80.0%
UW DSCR ON NCF                                                            1.35x
--------------------------------------------------------------------------------

(1)   The release of an individual Mortgaged Property will be permitted subject to the satisfaction of certain tests and conditions as set forth in the related Mortgage Loan documents including, but not limited to (i) no event of default has occurred or is continuing, (ii) partial defeasance of 110%
      of the allocated loan amount, (iii) maintenance of a debt service coverage ratio of no less than 1.25x and (iv) maintenance of a loan to value ratio of no more than 80.0%.

(2)   In the event Wachovia, Shaw Facilities, Inc. or Boars Head does not renew its respective lease, the borrower will have 90 days to re-tenant the space. After 90 days, if the space has not been re-leased, the borrower will be required to post a letter of credit in the amount of 12 months rent and reimbursements for the respective tenant.

(3)   Ongoing deposits to the replacement reserve are capped at $501,624.

                         [PHOTO OF OSPREY POOL OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                2
LOCATION                                                                Various
PROPERTY TYPE                                                     Office -- CBD
SIZE (SF)                                                               724,097
OCCUPANCY AS OF APRIL 6, 2007                                             95.6%
YEAR BUILT / YEAR RENOVATED                                   Various / Various
APPRAISED VALUE                                                    $141,700,000
PROPERTY MANAGEMENT                              Osprey Management Company, LLC
UW ECONOMIC OCCUPANCY                                                     94.6%
UW REVENUES                                                         $18,032,382
UW TOTAL EXPENSES                                                    $8,542,629
UW NET OPERATING INCOME (NOI)                                        $9,489,752
UW NET CASH FLOW (NCF)                                               $8,604,056
--------------------------------------------------------------------------------

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL
   CREDIT SUISSE                                         GOLDMAN, SACHS & CO.

                                       102

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31

                                   OSPREY POOL

--------------------------------------------------------------------------------
                               OSPREY POOL SUMMARY
--------------------------------------------------------------------------------

                                        ALLOCATED
                                         CUT-OFF         YEAR         NET
                                           DATE         BUILT /     RENTABLE
PROPERTY NAME            LOCATION        BALANCE       RENOVATED      AREA
----------------------------------------------------------------------------

First Citizens Plaza   Charlotte, NC   $ 74,160,000   1986 / 2002   475,043
Sarasota City
   Center               Sarasota, FL     39,200,000    1989         249,054
                                       ------------                 --------
TOTAL/AVERAGE                          $113,360,000                 724,097
                                       ============                 ========

                       ALLOCATED
                        CUT-OFF
                         DATE                              UNDERWRITTEN                  APPRAISED
                        BALANCE                   UW         NET CASH      APPRAISED       VALUE
PROPERTY NAME           PER SF     OCCUPANCY   OCCUPANCY       FLOW          VALUE        PER SF
--------------------------------------------------------------------------------------------------

First Citizens Plaza     $156        96.2%       95.0%      $5,706,944    $ 92,700,000     $195
Sarasota City
   Center                $157        94.3%       94.1%       2,897,112     49,000,000      $197
                                                           ------------   ------------
TOTAL/AVERAGE            $157        95.6%       94.6%      $8,604,056    $141,700,000     $196
                                                           ============   ============

--------------------------------------------------------------------------------
                           OSPREY POOL TENANT SUMMARY
--------------------------------------------------------------------------------

                                                                      % OF
                                   RATINGS*        NET RENTABLE   NET RENTABLE
TENANT                         FITCH/MOODY'S/S&P    AREA (SF)         AREA
------------------------------------------------------------------------------

MAJOR TENANTS
  Shaw Facilities, Inc......       NR/NR/BB          238,248           32.9%
  First Citizen's Bank......      NR/BBB+/A2          64,802            8.9
  Boars Head Provisions.....       NR/NR/NR           40,362            5.6
  HDR Engineering, Inc......       NR/NR/NR           33,314            4.6
  Wachovia Bank.............      AA-/Aa3/AA-         30,198            4.2
                                                   ---------      ---------
  TOTAL MAJOR TENANTS.......                         406,924           56.2%
NON-MAJOR TENANTS...........                         284,974           39.4
                                                   ---------      ---------
OCCUPIED TOTAL..............                         691,898           95.6%
VACANT SPACE................                          32,199            4.4
                                                   ---------      ---------
PROPERTY TOTAL..............                         724,097          100.0%
                                                   =========      =========

                                 BASE       ANNUAL      % OF TOTAL ANNUAL       LEASE
TENANT                         RENT PSF    BASE RENT        BASE RENT        EXPIRATION
-----------------------------------------------------------------------------------------

MAJOR TENANTS
  Shaw Facilities, Inc......    $19.65    $ 4,681,188         32.7%          April 2016
  First Citizen's Bank......    $16.18      1,048,759          7.3          October 2036
  Boars Head Provisions.....    $22.86        922,675          6.4          February 2013
  HDR Engineering, Inc......    $20.51        683,376          4.8           April 2009
  Wachovia Bank.............    $20.92        631,739          4.4           August 2013
                                          -----------        -----
  TOTAL MAJOR TENANTS.......    $19.58    $ 7,967,737         55.6%
NON-MAJOR TENANTS...........    $22.32      6,359,619         44.4
                                          -----------        -----
OCCUPIED TOTAL..............    $20.71    $14,327,356        100.0%
                                          ===========        =====

*     Certain ratings are those of the parent whether or not the parent guarantees the lease.

-------------------------------------------------------------------------------------------------------------
                                    OSPREY POOL LEASE EXPIRATION SCHEDULE
-------------------------------------------------------------------------------------------------------------
                           WA BASE                               CUMULATIVE                      CUMULATIVE
             # OF LEASES   RENT/SF    TOTAL SF   % OF TOTAL SF     % OF SF    % OF BASE RENT   % OF BASE RENT
    YEAR       EXPIRING    EXPIRING   EXPIRING     EXPIRING*      EXPIRING*      EXPIRING*       EXPIRING*
-------------------------------------------------------------------------------------------------------------

    2007          9         $22.31     24,716          3.4%          3.4%          3.8%              3.8%
    2008         14         $22.64     49,046          6.8%         10.2%          7.8%             11.6%
    2009         22         $22.51    106,510         14.7%         24.9%         16.7%             28.3%
    2010         16         $22.31     62,252          8.6%         33.5%          9.7%             38.0%
    2011          7         $24.47     15,269          2.1%         35.6%          2.6%             40.6%
    2012          3         $20.52     14,239          2.0%         37.6%          2.0%             42.7%
    2013         11         $21.50    115,079         15.9%         53.5%         17.3%             59.9%
    2014          0         $ 0.00          0          0.0%         53.5%          0.0%             59.9%
    2015          0         $ 0.00          0          0.0%         53.5%          0.0%             59.9%
    2016         12         $19.65    238,248         32.9%         86.4%         32.7%             92.6%
    2017          1         $23.50        396          0.1%         86.4%          0.1%             92.7%
Thereafter        6         $15.86     66,143          9.1%         95.6%          7.3%            100.0%
   Vacant         0             NA     32,199          4.4%        100.0%          0.0%            100.0%
-------------------------------------------------------------------------------------------------------------

*     Calculated based upon approximate square footage occupied by each tenant.

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL
   CREDIT SUISSE                                         GOLDMAN, SACHS & CO.

                                       103

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31

                                   OSPREY POOL

--------------------------------------------------------------------------------
                      TENANT SUMMARY - FIRST CITIZENS PLAZA
--------------------------------------------------------------------------------

                                                                    % OF NET
                                        RATINGS*     NET RENTABLE   RENTABLE
TENANT                           FITCH/MOODY'S/S&P      AREA (SF)     AREA
----------------------------------------------------------------------------

MAJOR TENANTS
  Shaw Facilities, Inc........       NR/NR/BB          238,248        50.2%
  First Citizen's Bank........      NR/BBB+/A2          64,802        13.6
  HDR Engineering, Inc........       NR/NR/NR           33,314         7.0
  Meineke Car Care Center.....       NR/NR/NR           24,684         5.2
  Shumaker, Loop et al........       NR/NR/NR           20,106         4.2
                                                       -------      ------
  TOTAL MAJOR TENANTS.........                         381,154        80.2%
NON-MAJOR TENANTS.............                          75,789        16.0
                                                       -------      ------
OCCUPIED TOTAL................                         456,943        96.2%
VACANT SPACE..................                          18,100         3.8
                                                       -------      ------
PROPERTY TOTAL................                         475,043       100.0%
                                                       =======      ======

                                                                 % OF
                                 BASE RENT   ANNUAL BASE   TOTAL ANNUAL       LEASE
TENANT                              PSF         RENT          BASE RENT    EXPIRATION
---------------------------------------------------------------------------------------

MAJOR TENANTS
  Shaw Facilities, Inc........    $19.65      $4,681,188        52.7%      April 2016
  First Citizen's Bank........    $16.18       1,048,759        11.8      October 2036
  HDR Engineering, Inc........    $20.51         683,376         7.7       April 2009
  Meineke Car Care Center.....    $18.61         459,477         5.2      December 2013
  Shumaker, Loop et al........    $19.28         387,648         4.4      October 2008
                                              ----------      ------
  TOTAL MAJOR TENANTS.........    $19.05      $7,260,447        81.7%
NON-MAJOR TENANTS.............    $21.51       1,629,934        18.3
                                              ----------      ------
OCCUPIED TOTAL................    $19.46      $8,890,380       100.0%
                                              ==========      ======

*     Certain ratings are those of the parent whether or not the parent guarantees the lease.

--------------------------------------------------------------------------------------------------------
                            LEASE EXPIRATION SCHEDULE - FIRST CITIZENS PLAZA
--------------------------------------------------------------------------------------------------------
                                                                                              CUMULATIVE
                           WA BASE                              CUMULATIVE                       % OF
             # OF LEASES   RENT/SF    TOTAL SF    % OF TOTAL     % OF SF     % OF BASE RENT   BASE RENT
   YEAR       EXPIRING     EXPIRING   EXPIRING   SF EXPIRING*   EXPIRING*      EXPIRING*      EXPIRING*
--------------------------------------------------------------------------------------------------------

   2007           3         $26.74      5,300        1.1%          1.1%           1.6%            1.6%
   2008           6         $19.29     23,193        4.9%          6.0%           5.0%            6.6%
   2009           9         $20.71     43,124        9.1%         15.1%          10.0%           16.7%
   2010           9         $20.22     18,583        3.9%         19.0%           4.2%           20.9%
   2011           5         $24.34      7,735        1.6%         20.6%           2.1%           23.0%
   2012           2         $19.13      9,702        2.0%         22.7%           2.1%           25.1%
   2013           4         $20.65     44,519        9.4%         32.0%          10.3%           35.4%
   2014           0         $ 0.00          0        0.0%         32.0%           0.0%           35.4%
   2015           0         $ 0.00          0        0.0%         32.0%           0.0%           35.4%
   2016          12         $19.65    238,248       50.2%         82.2%          52.7%           88.1%
   2017           1         $23.50        396        0.1%         82.3%           0.1%           88.2%
Thereafter        6         $15.86     66,143       13.9%         96.2%          11.8%          100.0%
  Vacant          0             NA     18,100        3.8%        100.0%           0.0%          100.0%
--------------------------------------------------------------------------------------------------------

*     Calculated based upon approximate square footage occupied by each tenant.

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL
   CREDIT SUISSE                                         GOLDMAN, SACHS & CO.

                                       104

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31

                                   OSPREY POOL

--------------------------------------------------------------------------------
                      TENANT SUMMARY - SARASOTA CITY CENTER
--------------------------------------------------------------------------------

                                  RATINGS*        NET RENTABLE       % OF NET
TENANT                        FITCH/MOODY'S/S&P      AREA (SF)   RENTABLE AREA
------------------------------------------------------------------------------

MAJOR TENANTS
  Boars Head Provisions....       NR/NR/NR              40,362         16.2%
  Wachovia Bank............      AA-/Aa3/AA-            30,198          12.1
  Paine Webber.............       NR/Aaa/NR             19,672           7.9
  Merrill Lynch............      AA-/Aa3/AA-            19,361           7.8
  Norton, Hammersley.......       NR/NR/NR              10,284           4.1
                                                       -------        ------
  TOTAL MAJOR TENANTS......                            119,877         48.1%
NON-MAJOR TENANTS..........                            115,078          46.2
                                                       -------        ------
OCCUPIED TOTAL.............                            234,955         94.3%
VACANT SPACE...............                             14,099           5.7
                                                       -------        ------
PROPERTY TOTAL.............                            249,054        100.0%
                                                       =======        ======

                                                            % OF
                              BASE RENT   ANNUAL BASE   TOTAL ANNUAL       LEASE
TENANT                           PSF         RENT        BASE RENT      EXPIRATION
------------------------------------------------------------------------------------

MAJOR TENANTS
  Boars Head Provisions....    $22.86      $  922,675        17.0%     February 2013
  Wachovia Bank............    $20.92         631,739        11.6       August 2013
  Paine Webber.............    $25.00         491,800         9.0       April 2010
  Merrill Lynch............    $25.23         488,478         9.0      January 2009
  Norton, Hammersley.......    $21.38         219,872         4.0       August 2010
                                           ----------      ------
  TOTAL MAJOR TENANTS......    $22.98      $2,754,564        50.7%
NON-MAJOR TENANTS..........    $23.31       2,682,411        49.3
                                           ----------      ------
OCCUPIED TOTAL.............    $23.14      $5,436,976       100.0%
                                           ==========      ======

*     Certain ratings are those of the parent whether or not the parent guarantees the lease.

--------------------------------------------------------------------------------------------------------------
                                    LEASE EXPIRATION SCHEDULE - SARASOTA CITY CENTER
--------------------------------------------------------------------------------------------------------------
                            WA BASE                              CUMULATIVE                       CUMULATIVE
             # OF LEASES    RENT/SF   TOTAL SF    % OF TOTAL        % OF       % OF BASE RENT   % OF BASE RENT
   YEAR        EXPIRING    EXPIRING   EXPIRING   SF EXPIRING*   SF EXPIRING*     EXPIRING*        EXPIRING*
--------------------------------------------------------------------------------------------------------------

   2007           6         $21.10     19,416        7.8%            7.8%           7.5%             7.5%
   2008           8         $25.66     25,853       10.4%           18.2%          12.2%            19.7%
   2009          13         $23.73     63,386       25.5%           43.6%          27.7%            47.4%
   2010           7         $23.20     43,669       17.5%           61.2%          18.6%            66.0%
   2011           2         $24.61      7,534        3.0%           64.2%           3.4%            69.4%
   2012           1         $23.50      4,537        1.8%           66.0%           2.0%            71.4%
   2013           7         $22.03     70,560       28.3%           94.3%          28.6%           100.0%
   2014           0         $ 0.00          0        0.0%           94.3%           0.0%           100.0%
   2015           0         $ 0.00          0        0.0%           94.3%           0.0%           100.0%
   2016           0         $ 0.00          0        0.0%           94.3%           0.0%           100.0%
   2017           0         $ 0.00          0        0.0%           94.3%           0.0%           100.0%
Thereafter        0         $ 0.00          0        0.0%           94.3%           0.0%           100.0%
  Vacant          0             NA     14,099        5.7%          100.0%           0.0%           100.0%
--------------------------------------------------------------------------------------------------------------

*     Calculated based upon approximate square footage occupied by each tenant.

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL
   CREDIT SUISSE                                         GOLDMAN, SACHS & CO.

                                       105

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31

                                GRAVELY PORTFOLIO

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                   Wachovia
CUT-OFF DATE BALANCE                                               $106,500,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    1.8%
NUMBER OF MORTGAGE LOANS                                                      3
LOAN PURPOSE                                                        Acquisition
SPONSOR                                   Charles Gravely and Shelton Zuckerman
TYPE OF SECURITY                                                            Fee
MORTGAGE RATE                                                            5.650%
MATURITY DATE                                                           Various
AMORTIZATION TYPE                                                 Interest-Only
INTEREST ONLY PERIOD                                                        120
ORIGINAL TERM / AMORTIZATION                                           120 / IO
REMAINING TERM / AMORTIZATION                                      Various / IO
LOCKBOX                                                                    None

UP-FRONT RESERVES
   TAX                                         Yes
   ENGINEERING                             $42,500
   TI/LC                                $1,250,000

ONGOING ANNUAL RESERVES
   TAX/INSURANCE(1)                  Yes/Springing
   REPLACEMENT                             $78,563

ADDITIONAL FINANCING(2)             Unsecured Debt                  $21,500,000

CUT-OFF DATE BALANCE                                               $106,500,000
CUT-OFF DATE BALANCE/SF                                                    $340
CUT-OFF DATE LTV                                                          74.8%
MATURITY DATE LTV                                                         74.8%
UW DSCR ON NCF                                                            1.23x
--------------------------------------------------------------------------------

(1)   An ongoing insurance reserve will be required upon (i) event of default,
      (ii) insurance blanket policy not maintained and (iii) certain other conditions as specified in the related Mortgage Loan documents.

(2)   Future unsecured debt is permitted and future mezzanine debt is permitted subject to certain conditions including, but not limited to: (i) an aggregate debt service coverage ratio no less than 1.10x, (ii) an aggregate loan-to-value ratio no greater than 92.0%, (iii) rating agency consent and (iv) certain other conditions as specified in the related
      Mortgage Loan documents.

                      [PHOTO OF GRAVELY PORTFOLIO OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                3
LOCATION                                                         Washington, DC
PROPERTY TYPE                                                      Office - CBD
SIZE (SF)                                                               313,049
OCCUPANCY AS OF VARIOUS                                                   95.1%
YEAR BUILT / YEAR RENOVATED                                   Various / Various
APPRAISED VALUE                                                    $142,400,000
PROPERTY MANAGEMENT                          Zuckerman Gravely Management, Inc.
UW ECONOMIC OCCUPANCY                                                     94.8%
UW REVENUES                                                         $12,040,333
UW TOTAL EXPENSES                                                    $4,204,291
UW NET OPERATING INCOME (NOI)                                        $7,836,042
UW NET CASH FLOW (NCF)                                               $7,398,804
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            GRAVELY PORTFOLIO SUMMARY
--------------------------------------------------------------------------------

                                     ALLOCATED
                                      CUT-OFF
                                        DATE       YEAR BUILT /   NET RENTABLE
PROPERTY NAME         LOCATION        BALANCE       RENOVATED         AREA
------------------------------------------------------------------------------

1020 19th Street   Washington, DC   $ 38,000,000   1982 / 1999      107,338
1920 L Street      Washington, DC     36,600,000   1963 / 1999      101,317
1900 L Street      Washington, DC     31,900,000   1965 / 2002      104,394
                                    ------------                    -------
                                    $106,500,000                    313,049
                                    ============                    =======

                   ALLOCATED
                    CUT-OFF
                     DATE                              UNDERWRITTEN                  APPRAISED
                    BALANCE                   UW         NET CASH      APPRAISED       VALUE
PROPERTY NAME       PER SF     OCCUPANCY   OCCUPANCY       FLOW          VALUE        PER SF
----------------------------------------------------------------------------------------------

1020 19th Street     $354        87.9%       87.0%       $2,173,465   $ 48,000,000     $447
1920 L Street        $361       100.0%      100.0%        2,716,428     47,600,000     $470
1900 L Street        $306        97.8%       97.7%        2,508,911     46,800,000     $448
                                                         ----------   ------------
                     $340        95.1%       94.8%       $7,398,804   $142,400,000     $455
                                                         ==========   ============

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL
   CREDIT SUISSE                                         GOLDMAN, SACHS & CO.

                                       106

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31

                                GRAVELY PORTFOLIO

--------------------------------------------------------------------------------
                        GRAVELY PORTFOLIO TENANT SUMMARY
--------------------------------------------------------------------------------

                                                                               % OF NET
                                                RATINGS*        NET RENTABLE   RENTABLE
TENANT                                      FITCH/MOODY'S/S&P    AREA (SF)       AREA
---------------------------------------------------------------------------------------

MAJOR TENANTS
  Communications International Union.....       NR/NR/NR            18,871        6.0%
  Federal Insurance Company..............        A+/A2/A            13,161        4.2
  Liquidity Services, Inc................       NR/NR/NR            13,161        4.2
  Americans for Tax Reforms..............       NR/NR/NR            12,998        4.2
  League of Conservation Voters..........       NR/NR/NR            12,997        4.2
                                                                   -------      -----
  TOTAL MAJOR TENANTS....................                           71,188       22.7%
NON-MAJOR TENANTS........................                          226,550       72.4
                                                                   -------      -----
OCCUPIED TOTAL...........................                          297,738       95.1%
VACANT SPACE.............................                           15,311        4.9
                                                                   -------      -----
PROPERTY TOTAL...........................                          313,049      100.0%
                                                                   =======      =====

                                                                      % OF TOTAL
                                            BASE RENT     ANNUAL        ANNUAL
TENANT                                         PSF      BASE RENT     BASE RENT   LEASE EXPIRATION
--------------------------------------------------------------------------------------------------

MAJOR TENANTS
  Communications International Union.....    $27.61     $   521,030       5.1%      January 2008
  Federal Insurance Company..............    $35.36         465,373      4.52%      January 2016
  Liquidity Services, Inc................    $34.50         454,055      4.41%      January 2013
  Americans for Tax Reforms..............    $34.09         443,102      4.31%      October 2009
  League of Conservation Voters..........    $33.50         435,400      4.23%     December 2009
                                                        -----------    ------
  TOTAL MAJOR TENANTS....................    $32.58     $ 2,318,959      22.5%
NON-MAJOR TENANTS........................    $35.18       7,970,061      77.5
                                                        -----------    ------
OCCUPIED TOTAL...........................    $34.56     $10,289,020     100.0%
                                                        ===========    ======

*     Certain ratings are those of the parent whether or not the parent guarantees the lease.

--------------------------------------------------------------------------------
                   GRAVELY PORTFOLIO LEASE EXPIRATION SCHEDULE
--------------------------------------------------------------------------------

             # OF LEASES   WA BASE RENT/SF   TOTAL SF   % OF TOTAL SF
   YEAR       EXPIRING        EXPIRING       EXPIRING     EXPIRING*
---------------------------------------------------------------------

   2007          14            $34.22         16,529         5.3%
   2008          21            $30.60         46,648        14.9%
   2009          28            $33.46         78,630        25.1%
   2010          11            $33.60         29,170         9.3%
   2011           7            $40.53         22,088         7.1%
   2012           5            $39.09          7,173         2.3%
   2013           8            $35.39         35,192        11.2%
   2014           2            $49.83          7,845         2.5%
   2015           5            $34.43         21,704         6.9%
   2016           3            $34.35         32,759        10.5%
   2017           0            $ 0.00              0         0.0%
Thereafter        0            $ 0.00              0         0.0%
  Vacant          0                NA         15,311         4.9%

             CUMULATIVE % OF SF   % OF BASE RENT   CUMULATIVE % OF BASE RENT
   YEAR          EXPIRING*          EXPIRING*              EXPIRING*
----------------------------------------------------------------------------

   2007              5.3%              5.5%                   5.5%
   2008             20.2%             13.9%                  19.4%
   2009             45.3%             25.6%                  44.9%
   2010             54.6%              9.5%                  54.5%
   2011             61.7%              8.7%                  63.2%
   2012             64.0%              2.7%                  65.9%
   2013             75.2%             12.1%                  78.0%
   2014             77.7%              3.8%                  81.8%
   2015             84.6%              7.3%                  89.1%
   2016             95.1%             10.9%                 100.0%
   2017             95.1%              0.0%                 100.0%
Thereafter          95.1%              0.0%                 100.0%
  Vacant           100.0%              0.0%                 100.0%

*     Calculated based upon approximate square footage occupied by each tenant.

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL
   CREDIT SUISSE                                         GOLDMAN, SACHS & CO.

                                       107

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31

                                GRAVELY PORTFOLIO

--------------------------------------------------------------------------------
                        TENANT SUMMARY - 1020 19TH STREET
--------------------------------------------------------------------------------

                                                                            % OF NET
                                             RATINGS*        NET RENTABLE    RENTABLE
TENANT                                   FITCH/MOODY'S/S&P    AREA (SF)        AREA
-------------------------------------------------------------------------------------

MAJOR TENANTS
  Hudson Cook LLP.....................       NR/NR/NR           12,383         11.5%
  Farr Miller & Washington............       NR/NR/NR            8,628          8.0
  Abu Dhabi International.............       NR/Aa3/A            7,219          6.7
  Baise, Miller & Freer...............       NR/NR/NR            7,171          6.7
  Esquire Desposition Services, LLC...       NR/NR/NR            6,668          6.2
  Center for the Study................       NR/NR/NR            5,765          5.4
  Sage Solutions Group, Inc...........       NR/NR/NR            5,755          5.4
  Strategic Marketing Solutions.......       NR/NR/NR            5,587          5.2
  Montedomico, Belcuore & Tazzara.....       NR/NR/NR            5,470          5.1
                                                               -------       ------
  TOTAL MAJOR TENANTS.................                          64,646         60.2%
NON-MAJOR TENANTS.....................                          29,696         27.7
                                                               -------       ------
OCCUPIED TOTAL........................                          94,342         87.9%
VACANT SPACE..........................                          12,996         12.1
                                                               -------       ------
PROPERTY TOTAL........................                         107,338        100.0%
                                                               =======       ======

                                         BASE RENT     ANNUAL     % OF TOTAL ANNUAL
TENANT                                      PSF      BASE RENT        BASE RENT       LEASE EXPIRATION
------------------------------------------------------------------------------------------------------

MAJOR TENANTS
  Hudson Cook LLP.....................    $36.00       $445,788         13.3%          February 2016
  Farr Miller & Washington............    $32.40        279,567          8.3%            March 2013
  Abu Dhabi International.............    $35.28        254,686          7.6%            March 2013
  Baise, Miller & Freer...............    $34.93        250,483          7.4%            April 2009
  Esquire Desposition Services, LLC...    $34.16        227,779          6.8%           October 2010
  Center for the Study................    $31.61        182,221          5.4%          February 2009
  Sage Solutions Group, Inc...........    $37.50        215,813          6.4%           August 2011
  Strategic Marketing Solutions.......    $38.58        215,563          6.4%          February 2012
  Montedomico, Belcuore & Tazzara.....    $37.53        205,289          6.1%          February 2010
                                                     ----------        -----
  TOTAL MAJOR TENANTS.................    $35.23     $2,277,188         67.7%
NON-MAJOR TENANTS.....................    $36.58      1,086,205         32.3
                                                     ----------        -----
OCCUPIED TOTAL........................    $35.65     $3,363,393        100.0%
                                                     ==========        =====

*     Certain ratings are those of the parent whether or not the parent guarantees the lease.

--------------------------------------------------------------------------------
                         LEASE EXPIRATION SCHEDULE - 1020 19TH STREET
--------------------------------------------------------------------------------

             # OF LEASES   WA BASE RENT/SF   TOTAL SF   % OF TOTAL SF
   YEAR       EXPIRING        EXPIRING       EXPIRING     EXPIRING*
---------------------------------------------------------------------

   2007           4            $35.58          4,729         4.4%
   2008           2            $33.66          4,771         4.4%
   2009           8            $32.52         20,083        18.7%
   2010           3            $35.33         15,079        14.0%
   2011           4            $42.83         14,461        13.5%
   2012           2            $38.58          5,587         5.2%
   2013           4            $32.92         17,249        16.1%
   2014           0            $ 0.00              0         0.0%
   2015           0            $ 0.00              0         0.0%
   2016           1            $36.00         12,383        11.5%
   2017           0            $ 0.00              0         0.0%
Thereafter        0            $ 0.00              0         0.0%
  Vacant          0                NA         12,996        12.1%

             CUMULATIVE % OF SF   % OF BASE RENT   CUMULATIVE % OF BASE
   YEAR          EXPIRING*          EXPIRING*         RENT EXPIRING*
-----------------------------------------------------------------------

   2007              4.4%              5.0%                 5.0%
   2008              8.9%              4.8%                 9.8%
   2009             27.6%             19.4%                29.2%
   2010             41.6%             15.8%                45.0%
   2011             55.1%             18.4%                63.5%
   2012             60.3%              6.4%                69.9%
   2013             76.4%             16.9%                86.7%
   2014             76.4%              0.0%                86.7%
   2015             76.4%              0.0%                86.7%
   2016             87.9%             13.3%               100.0%
   2017             87.9%              0.0%               100.0%
Thereafter          87.9%              0.0%               100.0%
  Vacant           100.0%              0.0%               100.0%

*     Calculated based upon approximate square footage occupied by each tenant.

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL
   CREDIT SUISSE                                         GOLDMAN, SACHS & CO.

                                       108

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31

                                GRAVELY PORTFOLIO

--------------------------------------------------------------------------------
                         TENANT SUMMARY - 1900 L STREET
--------------------------------------------------------------------------------

                                                                            % OF NET
                                            RATINGS(1)       NET RENTABLE   RENTABLE
TENANT                                   FITCH/MOODY'S/S&P    AREA (SF)       AREA
--------------------------------------------------------------------------------------

MAJOR TENANTS
  Communications International Union .       NR/NR/NR           18,871        18.1%
  Change To Win.......................       NR/NR/NR            9,052         8.7
  Get Active Software, Inc............       NR/NR/NR            8,474         8.1
  Smarthinking, Inc...................       NR/NR/NR            4,421         4.2
  National Peace Corps................       NR/NR/NR            3,433         3.3
                                                               -------       -----
  TOTAL MAJOR TENANTS.................                          44,251        42.4%
NON-MAJOR TENANTS.....................                          57,828        55.4
                                                               -------       -----
OCCUPIED TOTAL........................                         102,079        97.8%
VACANT SPACE..........................                           2,315         2.2
                                                               -------       -----
PROPERTY TOTAL........................                         104,394       100.0%
                                                               =======       =====

                                         BASE RENT     ANNUAL     % OF TOTAL ANNUAL
TENANT                                      PSF      BASE RENT        BASE RENT        LEASE EXPIRATION
--------------------------------------------------------------------------------------------------------

MAJOR TENANTS
  Communications International Union .    $27.61     $  521,030         15.7%            January 2008
  Change To Win.......................    $31.17     $  282,182          8.5%         Multiple Spaces(2)
  Get Active Software, Inc............    $31.26     $  264,880          8.0%         Multiple Spaces(3)
  Smarthinking, Inc...................    $34.42     $  152,171          4.6%             July 2009
  National Peace Corps................    $27.75     $   95,266          2.9%           February 2008
                                                     ----------        -----
  TOTAL MAJOR TENANTS.................    $29.73     $1,315,529         39.6%
NON-MAJOR TENANTS.....................    $34.77      2,010,509         60.4
                                                     ----------        -----
OCCUPIED TOTAL........................    $32.58     $3,326,038        100.0%
                                                     ==========        =====

(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)   Under the terms of multiple leases, 1,837 square feet expire in July 2008 and 7,215 square feet expire in March 2016.

(3)   Under the terms of multiple leases, 2,224 square feet expire in March 2008 and 6,250 square feet expire in July 2009.

--------------------------------------------------------------------------------
                    LEASE EXPIRATION SCHEDULE - 1900 L STREET
--------------------------------------------------------------------------------

             # OF LEASES   WA BASE RENT/SF   TOTAL SF   % OF TOTAL SF
   YEAR       EXPIRING        EXPIRING       EXPIRING     EXPIRING*
---------------------------------------------------------------------

   2007           9          $32.83            9,297         8.9%
   2008          16          $30.07           37,027        35.5%
   2009          13          $32.86           25,903        24.8%
   2010           7          $30.90           10,080         9.7%
   2011           2          $33.59            2,509         2.4%
   2012           3          $40.89            1,586         1.5%
   2013           3          $46.77            4,782         4.6%
   2014           1          $46.35            2,541         2.4%
   2015           1          $35.19            1,139         1.1%
   2016           1          $29.69            7,215         6.9%
   2017           0          $ 0.00                0         0.0%
Thereafter        0          $ 0.00                0         0.0%
  Vacant          0              NA            2,315         2.2%

             CUMULATIVE % OF SF   % OF BASE RENT   CUMULATIVE % OF BASE
   YEAR          EXPIRING*          EXPIRING*         RENT EXPIRING*
-----------------------------------------------------------------------

   2007              8.9%              9.2%                 9.2%
   2008             44.4%             33.5%                42.6%
   2009             69.2%             25.6%                68.2%
   2010             78.8%              9.4%                77.6%
   2011             81.2%              2.5%                80.1%
   2012             82.8%              2.0%                82.1%
   2013             87.3%              6.7%                88.8%
   2014             89.8%              3.5%                92.4%
   2015             90.9%              1.2%                93.6%
   2016             97.8%              6.4%               100.0%
   2017             97.8%              0.0%               100.0%
Thereafter          97.8%              0.0%               100.0%
  Vacant           100.0%              0.0%               100.0%

*     Calculated based upon approximate square footage occupied by each tenant.

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL
   CREDIT SUISSE                                         GOLDMAN, SACHS & CO.

                                       109

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31

                                GRAVELY PORTFOLIO

--------------------------------------------------------------------------------
                         TENANT SUMMARY - 1920 L STREET
--------------------------------------------------------------------------------

                                                                            % OF NET
                                             RATINGS*        NET RENTABLE   RENTABLE
TENANT                                   FITCH/MOODY'S/S&P    AREA (SF)       AREA
-------------------------------------------------------------------------------------

MAJOR TENANTS
  Federal Insurance Company...........        A+/A2/A           13,161        13.0%
  Liquidity Services, Inc.............       NR/NR/NR           13,161        13.0
  Americans for Tax Reforms...........       NR/NR/NR           12,998        12.8
  League of Conservation Voters.......       NR/NR/NR           12,997        12.8
  Meridian Institute..................       NR/NR/NR            7,980         7.9
  Mooney, Green, Baker & Saindon PC...       NR/NR/NR            7,404         7.3
  PNC Bank............................        A-/A2/A            5,304         5.2
  Special Counsel Inc.................       NR/NR/NR            5,181         5.1
  Interpark...........................       NR/NR/NR            5,118         5.1
                                                               -------      ------
  TOTAL MAJOR TENANTS.................                          83,304        82.2%
NON-MAJOR TENANTS.....................                          18,013        17.8
                                                               -------      ------
OCCUPIED TOTAL........................                         101,317       100.0%
VACANT SPACE..........................                               0         0.0
                                                               -------      ------
PROPERTY TOTAL........................                         101,317       100.0%
                                                               =======      ======

                                         BASE RENT     ANNUAL     % OF TOTAL ANNUAL
TENANT                                      PSF      BASE RENT        BASE RENT       LEASE EXPIRATION
------------------------------------------------------------------------------------------------------

MAJOR TENANTS
  Federal Insurance Company...........    $35.36     $  465,373         12.9%           January 2016
  Liquidity Services, Inc.............    $34.50        454,055         12.6            January 2013
  Americans for Tax Reforms...........    $34.09        443,102         12.3            October 2009
  League of Conservation Voters.......    $33.50        435,400         12.1           December 2009
  Meridian Institute..................    $34.77        277,465          7.7             April 2015
  Mooney, Green, Baker & Saindon PC...    $33.31        246,627          6.9           February 2015
  PNC Bank............................    $51.50        273,156          7.6           December 2014
  Special Counsel Inc.................    $35.36        183,200          5.1            August 2015
  Interpark...........................    $37.45        191,669          5.3             April 2011
                                                     ----------        -----
  TOTAL MAJOR TENANTS.................    $35.65     $2,970,046         82.5%
NON-MAJOR TENANTS.....................    $34.95        629,543         17.5
                                                     ----------        -----
OCCUPIED TOTAL........................    $35.53     $3,599,589        100.0%
                                                     ==========        =====

*     Certain ratings are those of the parent whether or not the parent guarantees the lease.

--------------------------------------------------------------------------------
                    LEASE EXPIRATION SCHEDULE - 1920 L STREET
--------------------------------------------------------------------------------

             # OF LEASES   WA BASE RENT/SF   TOTAL SF
   YEAR       EXPIRING        EXPIRING       EXPIRING
-----------------------------------------------------

   2007           1            $36.78          2,503
   2008           3            $31.63          4,850
   2009           7            $34.52         32,644
   2010           1            $33.83          4,011
   2011           1            $37.45          5,118
   2012           0            $ 0.00              0
   2013           1            $34.50         13,161
   2014           1            $51.50          5,304
   2015           4            $34.39         20,565
   2016           1            $35.36         13,161
   2017           0            $ 0.00              0
Thereafter        0            $ 0.00              0
  Vacant          0                NA              0

                                                    % OF      CUMULATIVE % OF
             % OF TOTAL SF   CUMULATIVE % OF SF   BASE RENT      BASE RENT
   YEAR        EXPIRING*         EXPIRING*        EXPIRING*      EXPIRING*
-----------------------------------------------------------------------------

   2007           2.5%               2.5%            2.6%           2.6%
   2008           4.8%               7.3%            4.3%           6.8%
   2009          32.2%              39.5%           31.3%          38.1%
   2010           4.0%              43.4%            3.8%          41.9%
   2011           5.1%              48.5%            5.3%          47.2%
   2012           0.0%              48.5%            0.0%          47.2%
   2013          13.0%              61.5%           12.6%          59.8%
   2014           5.2%              66.7%            7.6%          67.4%
   2015          20.3%              87.0%           19.6%          87.1%
   2016          13.0%             100.0%           12.9%         100.0%
   2017           0.0%             100.0%            0.0%         100.0%
Thereafter        0.0%             100.0%            0.0%         100.0%
  Vacant          0.0%             100.0%            0.0%         100.0%

*     Calculated based upon approximate square footage occupied by each tenant.

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL
   CREDIT SUISSE                                         GOLDMAN, SACHS & CO.

                                       110

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31

                       THIS PAGE INTENTIONALLY LEFT BLANK

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL
   CREDIT SUISSE                                         GOLDMAN, SACHS & CO.

                                       111

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31

                          CITY HEIGHTS APARTMENT HOMES

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                   Wachovia
CUT-OFF DATE BALANCE                                                $98,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    1.7%
NUMBER OF MORTGAGE LOANS                                                      1
LOAN PURPOSE                                                        Acquisition
SPONSOR                                      Wachovia Development Corporation /
                                                           Kennedy-Wilson, Inc.
TYPE OF SECURITY                                                            Fee
MORTGAGE RATE                                                            5.650%
MATURITY DATE                                                    March 11, 2017
AMORTIZATION TYPE                                                 Interest-Only
INTEREST ONLY PERIOD                                                        120
ORIGINAL TERM / AMORTIZATION                                           120 / IO
REMAINING TERM / AMORTIZATION                                          118 / IO
LOCKBOX                                                                    None

UP-FRONT RESERVES
   INSURANCE                                   Yes

ONGOING ANNUAL RESERVES
   TAX/INSURANCE                               Yes
   REPLACEMENT(1)                          $59,082
   OTHER ESCROW(2)                      $2,000,000

ADDITIONAL FINANCING(3)                                                    None

CUT-OFF DATE BALANCE                                                $98,000,000
CUT-OFF DATE BALANCE/UNIT                                              $142,649
CUT-OFF DATE LTV                                                          81.7%
MATURITY DATE LTV                                                         81.7%
UW DSCR ON NCF                                                            1.20x
--------------------------------------------------------------------------------

(1)   Ongoing annual deposits to the replacement reserve commence in April 2011.

(2)   One of the sponsors funded a $2,000,000 reserve at closing simultaneously with the closing of the City Heights Apartment Homes Loan in order to fund planned renovations at the Mortgaged Property. The lender took collateral assignment of the $2,000,000 reserve.

(3)   Future mezzanine debt is permitted, subject to certain conditions including, but not limited to: (i) an aggregate debt service coverage ratio no less than 1.20x, (ii) an aggregate loan-to-value ratio no greater than 85%, (iii) rating agency consent and (iv) certain other conditions as specified in the related Mortgage Loan documents.

                 [PHOTO OF CITY HEIGHTS APARTMENT HOMES OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                1
LOCATION                                                        Los Angeles, CA
PROPERTY TYPE                                       Multifamily -- Conventional
SIZE (UNITS)                                                                687
OCCUPANCY AS OF FEBRUARY 20, 2007                                         93.4%
YEAR BUILT / YEAR RENOVATED                                         1968 / 2006
APPRAISED VALUE                                                    $120,000,000
PROPERTY MANAGEMENT                                        FPI Management, Inc.
UW ECONOMIC OCCUPANCY                                                     97.0%
UW REVENUES                                                         $10,268,634
UW TOTAL EXPENSES                                                    $3,483,279
UW NET OPERATING INCOME (NOI)                                        $6,785,355
UW NET CASH FLOW (NCF)                                               $6,647,955
--------------------------------------------------------------------------------

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL
   CREDIT SUISSE                                         GOLDMAN, SACHS & CO.

                                       112

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31
--------------------------------------------------------------------------------
                          CITY HEIGHTS APARTMENT HOMES
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                                               UNIT MIX
-------------------------------------------------------------------------------------------------------
                                               APPROXIMATE     APPROXIMATE
UNIT MIX                       NO. OF UNITS   UNIT SIZE (SF)    NRA (SF)     % OF NRA     MARKET RENT
-------------------------------------------------------------------------------------------------------

Studio......................       280              409          114,476       26.8%        $1,039
1 BR/1 BA...................       280              653          182,928       42.9         $1,269
2 BR/2 BA...................       127            1,017          129,195       30.3         $1,667
                                   ---                           -------      -----
   TOTAL/AVERAGE............       687              621          426,599      100.0%    $1,249/$2.01/SF
                                   ===                           =======      =====
-------------------------------------------------------------------------------------------------------

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL
   CREDIT SUISSE                                         GOLDMAN, SACHS & CO.

                                       113

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31
--------------------------------------------------------------------------------
                             PONTE VEDRA INN & CLUB
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                   Wachovia
CUT-OFF DATE BALANCE                                                $80,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    1.4%
NUMBER OF MORTGAGE LOANS                                                      1
LOAN PURPOSE                                                          Refinance
SPONSOR                                                  Gate Petroleum Company
TYPE OF SECURITY                                                            Fee
MORTGAGE RATE                                                            5.830%
MATURITY DATE                                                    April 11, 2017
AMORTIZATION TYPE                                                       Balloon
INTEREST ONLY PERIOD                                                         12
ORIGINAL TERM / AMORTIZATION                                          120 / 360
REMAINING TERM / AMORTIZATION                                         119 / 360
LOCKBOX                                                                    None

UP-FRONT RESERVES                             None

ONGOING ANNUAL RESERVES
  TAX/INSURANCE(1)                       Springing
  REPLACEMENT(2)         4.0% yearly gross revenue

ADDITIONAL FINANCING                                                       None

CUT-OFF DATE BALANCE                                                $80,000,000
CUT-OFF DATE BALANCE/ROOM                                              $321,285
CUT-OFF DATE LTV                                                          50.0%
MATURITY DATE LTV                                                         43.2%
UW DSCR ON NCF                                                            1.37x
--------------------------------------------------------------------------------

                    [PHOTO OF PONTE VEDRA INN & CLUB OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                1
LOCATION                                                  Ponte Vedra Beach, FL
PROPERTY TYPE                                        Hospitality - Full Service
SIZE (ROOMS)                                                                249
OCCUPANCY AS OF DECEMBER 31, 2006(3)                                      72.3%
YEAR BUILT / YEAR RENOVATED                                         1928 / 2006
APPRAISED VALUE                                                    $160,000,000
PROPERTY MANAGEMENT                                                Self-Managed
UW ECONOMIC OCCUPANCY                                                     72.3%
UW REVENUES                                                         $54,399,610
UW TOTAL EXPENSES                                                   $45,017,473
UW NET OPERATING INCOME (NOI)                                        $9,382,138
UW NET CASH FLOW (NCF)                                               $7,750,149
--------------------------------------------------------------------------------

(1)   Ongoing annual tax and insurance reserve will be required upon (i) event of default, (ii) DSC Ratio is less than 1.10x on an amortizing basis and
      (iii) certain other conditions as specified in the related Mortgage Loan documents.

(2)   Annual deposit to replacement reserves of 4.0% of yearly gross revenue are capped at $6,000,000.

(3)   Based upon the trailing 12-month period, ending December 31, 2006.

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL
   CREDIT SUISSE                                         GOLDMAN, SACHS & CO.

                                       114

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31
--------------------------------------------------------------------------------
                             PONTE VEDRA INN & CLUB
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                FACILITY SUMMARY
--------------------------------------------------------------------------------
GUEST ROOMS                                                               NUMBER

King.............................................................             75
Doubles/Doubles (Queen)..........................................            170
Double/Doubles (Twin)............................................              4
                                                                             ---

   TOTAL.........................................................            249
                                                                             ===

FOOD AND BEVERAGE                                                        SEATING
--------------------------------------------------------------------------------
Inn Dining Room..................................................            114
Mural............................................................             90
Golf Club........................................................            120
Florida Room.....................................................             48
Seafoam Room.....................................................            120
Seahorse Lounge..................................................             40
Surf Club........................................................             NA
High Tides.......................................................             NA
Gourmet Shop.....................................................             NA
                                                                             ---
   TOTAL.........................................................            532
                                                                             ===

MEETING AND BANQUET SPACE                                            SQUARE FEET
--------------------------------------------------------------------------------
CONFERENCE CENTER
Grand Ballroom...................................................          6,237
Pompano..........................................................            256
Dolphin..........................................................            256
Sailfish.........................................................            273
Kingfish.........................................................            273
Tarpon...........................................................            912
Silver Sand Dollar...............................................            975
Boardroom........................................................            750
THE INN
Lagoon...........................................................          1,400
Terrace A........................................................          2,345
Terrace B........................................................          1,260
East.............................................................            990
Mural............................................................          1,652
                                                                          ------

   TOTAL.........................................................         17,579
                                                                          ======
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               FINANCIAL SCHEDULE
--------------------------------------------------------------------------------
YEAR.............................................................      2005-2006
LATEST PERIOD.................................................... TTM Thru 12/06
OCCUPANCY........................................................          72.3%
ADR..............................................................        $210.48
REVPAR...........................................................        $152.18
UW OCCUPANCY.....................................................          72.3%
UW ADR...........................................................        $210.48
UW REVPAR........................................................        $152.18
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
                                                   COMPETITIVE SUMMARY
--------------------------------------------------------------------------------------------------------------------------
                                                                             ESTIMATED 2006*
                                               ---------------------------------------------------------------------------
                                   NUMBER OF                                        OCCUPANCY        ADR         REVPAR
PROPERTY                             ROOMS     OCCUPANCY      ADR       REVPAR     PENETRATION   PENETRATION   PENETRATION
--------------------------------------------------------------------------------------------------------------------------

Ponte Vedra Inn & Club (subject)       249       72.3%      $238.67     $172.63      106.1%        125.7%        132.0%
Ponte Vedra Inn & Lodge                 66       76.0%      $252.00     $191.52      111.5%        132.8%        146.4%
Renaissance World Golf Village         301       56.0%      $129.00     $ 72.24       82.2%         68.0%         55.2%
Hilton St. Augustine                    72       83.0%      $157.00     $130.15      121.8%         82.7%         99.5%
Ritz-Carlton Amelia Island             444       71.0%      $248.00     $176.08      104.2%        130.6%        134.6%
Marriott Sawgrass                      508       64.0%      $173.00     $110.72       93.9%         91.1%         84.6%
Amelia Island Plantation Inn           362       71.0%      $150.00     $105.75      104.2%         79.0%         80.8%
Casa Monica                            138       74.0%      $201.00     $148.74      108.6%        105.9%        113.7%
                                     -----

TOTAL/WEIGHTED AVERAGE               2,140       68.1%      $189.83     $130.83      100.0%        100.0%        100.0%
                                     =====

--------------------------------------------------------------------------------------------------------------------------

*     Based on the Cushman & Wakefield appraisal dated March 13, 2007.

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL
   CREDIT SUISSE                                         GOLDMAN, SACHS & CO.

                                       115

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31
--------------------------------------------------------------------------------
                                  CLINTON MANOR
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                       BCRE
CUT-OFF DATE BALANCE                                                $79,000,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    1.4%
NUMBER OF MORTGAGE LOANS                                                      1
LOAN PURPOSE                                                          Refinance
SPONSOR                                                      Joseph Kazarnovsky
TYPE OF SECURITY                                                            Fee
MORTGAGE RATE                                                            5.500%
MATURITY DATE                                                       May 1, 2017
AMORTIZATION TYPE                                                 Interest-Only
INTEREST ONLY PERIOD                                                        120
ORIGINAL TERM / AMORTIZATION                                           120 / IO
REMAINING TERM / AMORTIZATION                                          120 / IO
LOCKBOX                                                               Springing

UP-FRONT RESERVES
   TAX                                         Yes
   ENGINEERING                             $26,875

ONGOING ANNUAL RESERVES
   TAX/INSURANCE(1)                  Yes/Springing
   REPLACEMENT                             $60,240

ADDITIONAL FINANCING(2)                                                    None

CUT-OFF DATE BALANCE                                                $79,000,000
CUT-OFF DATE BALANCE/UNIT                                              $327,801
CUT-OFF DATE LTV                                                          69.8%
MATURITY DATE LTV                                                         69.8%
UW DSCR ON NCF(3)                                                         1.32x
--------------------------------------------------------------------------------

                        [PHOTO OF CLINTON MANOR OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                1
LOCATION                                                           New York, NY
PROPERTY TYPE                                       Multifamily -- Conventional
SIZE (UNITS)                                                                241
OCCUPANCY AS OF MARCH 31, 2007                                            99.6%
YEAR BUILT / YEAR RENOVATED                                         1981 / 2003
APPRAISED VALUE                                                    $113,200,000
PROPERTY MANAGEMENT                          Renaissance Management Group, Inc.
UW ECONOMIC OCCUPANCY                                                     97.7%
UW REVENUES                                                          $9,138,981
UW TOTAL EXPENSES                                                    $3,247,637
UW NET OPERATING INCOME (NOI)(3)                                     $5,891,344
UW NET CASH FLOW (NCF)(3)                                            $5,831,094
--------------------------------------------------------------------------------

(1)   Monthly deposits are not required, provided (i) no event of default exists and (ii) the borrower delivers to the mortgagee evidence satisfactory to mortgagee of the renewal of expiring insurance policies.

(2)   Future mezzanine debt is permitted subject to certain conditions including, but not limited to: (i) an aggregate debt service coverage ratio of no less than 1.20x, (ii) an aggregate loan-to-value ratio of no greater than 80.0%, (iii) rating agency confirmation of "no downgrade" and
      (iv) certain other conditions as specified in the related Mortgaged Loan documents.

(3)   The UW DSCR on NCF is based on underwritten cash flows which were derived based on certain assumptions, including a projected increase in the
      Housing Assistance Program ("HAP") contract rents as of January 2008. The
      "As-Is" DSCR calculated based on the current HAP contract in place as of
      January 2007 is 1.28x. See "RISK FACTORS--Risks Relating to Net Cash Flow"
      in the Prospectus Supplement.

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL
   CREDIT SUISSE                                         GOLDMAN, SACHS & CO.

                                       116

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31

--------------------------------------------------------------------------------
                                  CLINTON MANOR
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
                                              UNIT MIX(1)
------------------------------------------------------------------------------------------------------
                                               APPROXIMATE     APPROXIMATE                  AVERAGE
UNIT MIX                       NO. OF UNITS   UNIT SIZE (SF)    NRA (SF)     % OF NRA    MONTHLY RENT
------------------------------------------------------------------------------------------------------

SECTION 8 UNITS
  One Bedroom...............        28              570           15,960       8.6%         $2,415
  Two Bedroom...............       176              760          133,760      71.9%         $3,150
  Three Bedroom.............        30            1,050           31,500      16.9%         $3,885
MARKET RENTAL UNITS
  One Bedroom...............         2              558            1,116       0.6%         $1,725
  Two Bedroom(2)............         5              738            3,692       2.0%         $2,388
                               -----------------------------------------------------------------------
TOTAL/WTD. AVG..............       241            3,676          186,028      100.0%        $3,132
------------------------------------------------------------------------------------------------------

(1)   The above information is based on the appraisal from CBRE dated March 5,
      2007.

(2)   Includes one unit which is occupied by the building management. The
      Average Monthly Rent does not include that unit.

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL
   CREDIT SUISSE                                         GOLDMAN, SACHS & CO.

                                       117

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31
--------------------------------------------------------------------------------
                     SOUTHERN PALM CROSSING SHOPPING CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                   Wachovia
CUT-OFF DATE BALANCE                                                $69,675,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    1.2%
NUMBER OF MORTGAGE LOANS                                                      1
LOAN PURPOSE                                                          Refinance
SPONSOR                                                                     TBD
TYPE OF SECURITY                                                            Fee
MORTGAGE RATE                                                            5.910%
MATURITY DATE                                                      May 11, 2017
AMORTIZATION TYPE                                                 Interest-Only
INTEREST ONLY PERIOD                                                        120
ORIGINAL TERM / AMORTIZATION                                           120 / IO
REMAINING TERM / AMORTIZATION                                          120 / IO
LOCKBOX                                                                    None

UP-FRONT RESERVES
   TAX/INSURANCE                               Yes
   HOLDBACK RESERVE LOC(1)              $3,000,000
   DEBT SERVICE RESERVE LOC(2)          $1,500,000
   TENANT IMPROVEMENTS RESERVE
      LOC(3)                              $870,000
   OUTPARCEL TENANT IMPROVEMENT
      RESERVE LOC(4)                    $1,675,000
   MARSHALL'S RESERVE(5)                  $355,000

ONGOING ANNUAL RESERVES
   TAX/INSURANCE                               Yes
   REPLACEMENT                             $17,302

ADDITIONAL FINANCING                                                       None

CUT-OFF DATE BALANCE                                                $69,675,000
CUT-OFF DATE BALANCE/SF                                                    $201
CUT-OFF DATE LTV                                                          80.0%
MATURITY DATE LTV                                                         80.0%
UW DSCR ON NCF                                                            1.24x
--------------------------------------------------------------------------------

(1)   The letter of credit may be released upon the achievement of a debt service coverage ratio of 1.20x.

(2)   The letter of credit may be released upon the achievement of a debt service coverage ratio of 1.00x.

(3)   The letter of credit may be released upon the achivement of an occupancy rate of 95.0%.

(4)   The letter of credit may be released upon the receipt of evidence of completed tenant work for: Ale House ($1,200,000) and Panera Bread
      ($475,000).

(5)   Funds from the Marshall's Reserve shall be released to the borrower on
      June 1 2007, July 1, 2007, August 1, 2007, September 1, 2007 and October
      1, 2007 pursuant to a schedule in the related Mortgage Loan documents. On
      November 1, 2007 the remaining balance in the Marshall's Reserve shall be disbursed to the Borrower.

            [PHOTO OF SOUTHERN PALM CROSSING SHOPPING CENTER OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                1
LOCATION                                                   Royal Palm Beach, FL
PROPERTY TYPE                                                 Retail - Anchored
SIZE (SF)                                                               346,042
OCCUPANCY AS OF APRIL 12, 2007                                            90.0%
YEAR BUILT / YEAR RENOVATED                                           2007 / NA
APPRAISED VALUE                                                     $87,100,000
PROPERTY MANAGEMENT                                   Merin Hunter Codman, Inc.
UW ECONOMIC OCCUPANCY                                                     97.0%
UW REVENUES                                                          $8,209,642
UW TOTAL EXPENSES                                                    $2,977,027
UW NET OPERATING INCOME (NOI)                                        $5,232,615
UW NET CASH FLOW (NCF)                                               $5,086,065
--------------------------------------------------------------------------------

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL
   CREDIT SUISSE                                         GOLDMAN, SACHS & CO.

                                       118

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31
--------------------------------------------------------------------------------
                     SOUTHERN PALM CROSSING SHOPPING CENTER
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                               SOUTHERN PALM CROSSING TENANT SUMMARY
------------------------------------------------------------------------------------------------------------------------------------

                                                                         % OF NET              ANNUAL        % OF
                                           RATINGS(1)      NET RENTABLE  RENTABLE    BASE       BASE     TOTAL ANNUAL      LEASE
TENANT                                  FITCH/MOODY'S/S&P   AREA (SF)      AREA    RENT PSF     RENT      BASE RENT     EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
  Costco.............................       AA-/A2/A         144,758       41.8%   $   8.64  $1,250,709      27.6%      April 2032
  Marshalls & Homegoods(2)...........        NR/A3/A          55,671       16.1    $  12.75     709,805      15.7      October 2016
  Stein Mart.........................       NR/NR/NR          36,000       10.4    $   9.25     333,000       7.4      November 2016
  Dress Barn.........................       NR/NR/NR           7,000        2.0    $  25.00     175,000       3.9       March 2012
  Outback Steakhouse.................      NR/Caa1/B+          6,165        1.8    $  12.16      74,966       1.7      January 2017
                                                             -------      -----              ----------     -----
  TOTAL MAJOR TENANTS                                        249,594       72.1%   $  10.19  $2,543,481      56.2%

NON-MAJOR TENANTS                                             61,725       17.8    $  32.17   1,985,514      43.8
                                                             -------      -----              ----------     -----

OCCUPIED TOTAL                                               311,319       90.0%   $  14.55  $4,528,995     100.0%
                                                                                             ==========     =====
VACANT SPACE                                                  34,723       10.0
                                                             -------      -----

PROPERTY TOTAL                                               346,042      100.0%
                                                             =======      =====
------------------------------------------------------------------------------------------------------------------------------------

___________________
(1)   Certain ratings are those of the parent whether or not the parent guarantees the lease.

(2)   Marshalls & Homegoods pay alternate rent at the rate of 50% of base rent for the six month period following the opening of Costco. Costco opened
      April 2007. Marshalls and Homegoods will commence paying full base rent
      October 2007.

------------------------------------------------------------------------------------------------------------------------------------
                                          SOUTHERN PALM CROSSING LEASE EXPIRATION SCHEDULE
------------------------------------------------------------------------------------------------------------------------------------
                                                      WA BASE                                CUMULATIVE     % OF        CUMULATIVE
                                       # OF LEASES    RENT/SF    TOTAL SF    % OF TOTAL SF    % OF SF     BASE RENT     % OF BASE
YEAR                                    EXPIRING     EXPIRING    EXPIRING      EXPIRING*     EXPIRING*    EXPIRING*   RENT EXPIRING*
------------------------------------------------------------------------------------------------------------------------------------

2007                                        0          $0.00         0            0.0%           0.0%        0.0%           0.0%
2008                                        0          $0.00         0            0.0%           0.0%        0.0%           0.0%
2009                                        0          $0.00         0            0.0%           0.0%        0.0%           0.0%
2010                                        0          $0.00         0            0.0%           0.0%        0.0%           0.0%
2011                                        0          $0.00         0            0.0%           0.0%        0.0%           0.0%
2012                                        9         $31.13      19,060          5.5%           5.5%       13.1%          13.1%
2013                                        0          $0.00         0            0.0%           5.5%        0.0%          13.1%
2014                                        0          $0.00         0            0.0%           5.5%        0.0%          13.1%
2015                                        0          $0.00         0            0.0%           5.5%        0.0%          13.1%
2016                                        2         $11.38      91,671         26.5%          32.0%       23.0%          36.1%
2017                                       18         $28.68      51,326         14.8%          46.8%       32.5%          68.6%
Thereafter                                  2          $9.52      149,262        43.1%          90.0%       31.4%         100.0%
Vacant                                      0           NA        34,723         10.0%         100.0%        0.0%         100.0%
------------------------------------------------------------------------------------------------------------------------------------

___________________
*     Calculated based upon approximate square footage occupied by each tenant.

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL
   CREDIT SUISSE                                         GOLDMAN, SACHS & CO.

                                       119

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31
--------------------------------------------------------------------------------
                               635 MADISON AVENUE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
MORTGAGE LOAN SELLER                                                   Wachovia
CUT-OFF DATE BALANCE                                                $56,500,000
PERCENTAGE OF CUT-OFF DATE POOL BALANCE                                    1.0%
NUMBER OF MORTGAGE LOANS                                                      1
LOAN PURPOSE                                                          Refinance
SPONSOR                                                         Stuart D. Baker
TYPE OF SECURITY                                                      Leasehold
MORTGAGE RATE                                                            5.600%
MATURITY DATE                                                    March 11, 2017
AMORTIZATION TYPE                                                 Interest-Only
INTEREST ONLY PERIOD                                                        120
ORIGINAL TERM / AMORTIZATION                                           120 / IO
REMAINING TERM / AMORTIZATION                                          118 / IO
LOCKBOX                                                                    None

UP-FRONT RESERVES
   TAX                                         Yes

ONGOING ANNUAL RESERVES
   TAX/INSURANCE                     Yes/Springing
   REPLACEMENT                             $28,765
   TI/LC*                                 $179,781

ADDITIONAL FINANCING                                                       None

CUT-OFF DATE BALANCE                                                $56,500,000
CUT-OFF DATE BALANCE/SF                                                    $393
CUT-OFF DATE LTV                                                          58.8%
MATURITY DATE LTV                                                         58.8%
UW DSCR ON NCF                                                            1.36x
--------------------------------------------------------------------------------

*     Capped at $539,344.

                      [PHOTO OF 635 MADISON AVENUE OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
NUMBER OF MORTGAGED PROPERTIES                                                1
LOCATION                                                           New York, NY
PROPERTY TYPE                                                  Office - Medical
SIZE (SF)                                                               143,825
OCCUPANCY AS OF JANUARY 1, 2007                                           96.4%
YEAR BUILT / YEAR RENOVATED                                         1956 / 2005
APPRAISED VALUE                                                     $96,100,000
PROPERTY MANAGEMENT                                               West Land LLC
UW ECONOMIC OCCUPANCY                                                     97.0%
UW REVENUES                                                         $12,153,179
UW TOTAL EXPENSES                                                    $7,658,580
UW NET OPERATING INCOME (NOI)                                        $4,494,598
UW NET CASH FLOW (NCF)                                               $4,300,663
--------------------------------------------------------------------------------

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL
   CREDIT SUISSE                                         GOLDMAN, SACHS & CO.

                                       120

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31
--------------------------------------------------------------------------------
                               635 MADISON AVENUE
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                     635 MADISON TENANT SUMMARY
------------------------------------------------------------------------------------------------------------------------------------

                                                                         % OF NET              ANNUAL        % OF
                                             RATINGS       NET RENTABLE  RENTABLE    BASE       BASE     TOTAL ANNUAL      LEASE
TENANT                                  FITCH/MOODY'S/S&P   AREA (SF)      AREA    RENT PSF     RENT      BASE RENT     EXPIRATION
------------------------------------------------------------------------------------------------------------------------------------

MAJOR TENANTS
  N.Y. Physicians P.C................       NR/NR/NR          18,000       12.5%    $ 42.00  $  756,000       7.6%       June 2011
  Seville Watch Corporation..........       NR/NR/NR          11,500        8.0     $ 53.48     615,020       6.2        May 2017
  Tom Jones Inc. D.b.a. Searle.......       NR/NR/NR          11,250        7.8     $191.11   2,150,000      21.7       March 2019
  Gilbert Properties LLC.............       NR/NR/NR           9,000        6.3     $ 70.83     637,500       6.4      February 2011
  Complementary Care Foundation Inc..       NR/NR/NR           9,000        6.3     $ 45.00     405,000       4.1        May 2009
  Hayden Properties LLC..............       NR/NR/NR           9,000        6.3     $ 70.83     637,500       6.4      February 2011
                                                             -------      -----              ----------     -----

  TOTAL MAJOR TENANTS................                         67,750       47.1%    $ 76.77  $5,201,020      52.6%
NON-MAJOR TENANTS....................                         70,915       49.3     $ 66.08   4,685,833      47.4
                                                             -------      -----              ----------     -----

OCCUPIED TOTAL.......................                        138,665       96.4%    $ 71.30  $9,886,853     100.0%
                                                                                             ==========     =====
VACANT SPACE.........................                          5,160        3.6
                                                             -------      -----

PROPERTY TOTAL.......................                        143,825      100.0%
                                                             =======      =====
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                               635 MADISON LEASE EXPIRATION SCHEDULE
------------------------------------------------------------------------------------------------------------------------------------
                                                      WA BASE                                CUMULATIVE     % OF        CUMULATIVE
                                       # OF LEASES    RENT/SF    TOTAL SF    % OF TOTAL SF    % OF SF     BASE RENT     % OF BASE
YEAR                                    EXPIRING     EXPIRING    EXPIRING      EXPIRING*     EXPIRING*    EXPIRING*   RENT EXPIRING*
------------------------------------------------------------------------------------------------------------------------------------

   2007                                     0          $0.00         0            0.0%           0.0%        0.0%           0.0%
   2008                                     1         $60.55       5,500          3.8%           3.8%        3.4%           3.4%
   2009                                     5         $45.71      24,275         16.9%          20.7%       11.2%          14.6%
   2010                                     4         $52.55      16,650         11.6%          32.3%        8.8%          23.4%
   2011                                     5         $56.16      39,020         27.1%          59.4%       22.2%          45.6%
   2012                                     0          $0.00         0            0.0%          59.4%        0.0%          45.6%
   2013                                     1         $60.00       2,000          1.4%          60.8%        1.2%          46.8%
   2014                                     1         $52.00       1,000          0.7%          61.5%        0.5%          47.3%
   2015                                     3         $50.63      11,190          7.8%          69.3%        5.7%          53.1%
   2016                                     1         $60.00       2,500          1.7%          71.0%        1.5%          54.6%
   2017                                     3         $120.40     13,600          9.5%          80.5%       16.6%          71.2%
Thereafter                                  4         $124.38     22,930         15.9%          96.4%       28.8%         100.0%
  Vacant                                    0           NA         5,160          3.6%         100.0%        0.0%         100.0%
------------------------------------------------------------------------------------------------------------------------------------

*     Calculated based upon approximate square footage occupied by each tenant.

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL
   CREDIT SUISSE                                         GOLDMAN, SACHS & CO.

                                       121

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31
--------------------------------------------------------------------------------

                       THIS PAGE INTENTIONALLY LEFT BLANK

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL
   CREDIT SUISSE                                         GOLDMAN, SACHS & CO.

                                       122

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31
--------------------------------------------------------------------------------

ADDITIONAL MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

o     GENERAL. For a detailed presentation of certain characteristics of the
      Mortgage Loans and Mortgaged Properties, on an individual basis and in tabular format, see Annex A-1 to the Prospectus Supplement. See Annex A-2
      to the Prospectus Supplement for certain information regarding multifamily
      Mortgaged Properties. See Annex A-3 to the Prospectus Supplement for
      certain information with respect to capital improvement, replacement and tenant improvement reserve accounts. See Annex A-4 to the Prospectus
      Supplement for certain information relating to the commercial tenants at the Mortgaged Properties. See Annex A-5 to the Prospectus Supplement for
      certain information relating to cross-collateralized and cross-defaulted
      Mortgage Loans. See Annex A-6 to the Prospectus Supplement for certain information relating to the Northridge Promenade Shopping Center Mortgage
      Loan.

------------------------------------------------------------------------------------------------------------------------------------
                                                 SIGNIFICANT SPONSOR CONCENTRATION
------------------------------------------------------------------------------------------------------------------------------------
                                                                                               WEIGHTED
                                            # OF LOANS/             AGGREGATE    % OF CUT-OFF  AVERAGE     WEIGHTED      WEIGHTED
                                             MORTGAGED     LOAN      CUT-OFF      DATE POOL    CUT-OFF    AVERAGE UW      AVERAGE
SPONSOR                                     PROPERTIES    NUMBER   DATE BALANCE    BALANCE     DATE LTV   DSCR ON NCF  MORTGAGE RATE
------------------------------------------------------------------------------------------------------------------------------------

AVR Realty................................      1/1         1      $536,000,000      9.2%      80.0%         1.11x        5.423%
Beacon Capital Strategic Partners V, LP...     1/20         2      $414,000,000      7.1%      78.7%         1.27x        5.797%
George Gellert and Jared Kushner..........      1/1         3      $395,000,000      6.8%      60.8%         1.46x        6.353%
Ashford Hospitality Trust, Inc............     3/14      8, 9, 12  $370,474,000      6.3%      78.7%         1.53x        5.952%
Mall at Rockingham, LLC...................      1/1         4      $260,000,000      4.4%      73.5%         1.34x        5.610%
------------------------------------------------------------------------------------------------------------------------------------

o     CROSS-COLLATERALIZED AND CROSS-DEFAULTED MORTGAGE LOANS. Three (3) groups of Mortgage Loans, representing approximately 4.5% of the Cut-Off Date
      Pool Balance, are cross-collateralized and/or cross-defaulted with one or more Mortgage Loans in the Mortgage Pool as indicated in Annex A-5 to the
      Prospectus Supplement. As of the Closing Date, no Mortgage Loan (other than the Co-Lender Loans described on the next page) will be cross-collateralized or cross-defaulted with any loan that is not included in the Mortgage Pool. The Master Servicer or the Special Servicer, as the
      case may be, will determine whether to enforce the cross-default and/or cross-collateralization rights upon a Mortgage Loan default with respect to any of these Mortgage Loans. The Certificateholders will not have any right to participate in or control any such determination. No other
      Mortgage Loans are subject to cross-collateralization or cross-default provisions.

o     DSC RATIO AND LTV RATIO ADJUSTMENTS. The DSC Ratio and LTV Ratio at
      certain of the Mortgaged Properties have been adjusted to take into account certain letters of credit, holdbacks and cash escrows retained at origination or to determine the LTV Ratios on an "as-stabilized" basis assuming certain assumptions come to pass. The DSC Ratios of certain
      Mortgaged Properties have been calculated based on assumptions regarding the future financial performance of the related Mortgaged Property. The table below identifies Mortgage Loans where the unaudited adjustments are reflected in the DSC Ratio and LTV Ratio, as applicable. See "RISK
      FACTORS--Risks Relating to Net Cash Flow" and "--Inspections and
      Appraisals May Not Accurately Reflect Value or Condition of Mortgaged
      Property" in the Prospectus Supplement.

------------------------------------------------------------------------------------------------------------------------------------
                                                     ADJUSTED LTV OR DSC RATIOS
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   % OF CUT-OFF DATE
MORTGAGE LOAN                                                       # OF LOANS            LOAN NUMBERS               POOL BALANCE
------------------------------------------------------------------------------------------------------------------------------------

Adjustment to DSC Ratios based on assumptions regarding the future
  financial performance of the related Mortgaged Property               2       3,16                                     8.1%
LTV ratio is based on the "as-stabilized" appraised value.........      9       11, 13, 17, 27, 44, 49, 104, 134,        7.2%
                                                                                140
Adjustment to LTV and DSC Ratios based upon certain cash escrows
  or letters of credit............................................      4       112, 117, 132, 187                       0.4%
------------------------------------------------------------------------------------------------------------------------------------

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL
   CREDIT SUISSE                                         GOLDMAN, SACHS & CO.

                                       123

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31
--------------------------------------------------------------------------------

ADDITIONAL MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

o     SUBORDINATE FINANCING.

------------------------------------------------------------------------------------------------------------------------------------
                                                   EXISTING SUBORDINATE FINANCING
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   % OF CUT-OFF DATE
MORTGAGE LOAN                                                       # OF LOANS            LOAN NUMBERS               POOL BALANCE
------------------------------------------------------------------------------------------------------------------------------------

Mezzanine Debt Secured by Ownership Interests in Borrower              19        1, 2, 3, 5, 11, 20, 47, 69, 72,         33.2%
                                                                                  78, 82, 83, 85, 90, 101, 112,
                                                                                          117, 132, 153
Secured by Mortgaged Property.....................................      1                      48                        0.4%
Unsecured Debt....................................................      5             29, 30, 107, 115, 147              1.7%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                          FUTURE FINANCING
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                   % OF CUT-OFF DATE
MORTGAGE LOAN                                                       # OF LOANS            LOAN NUMBERS               POOL BALANCE
------------------------------------------------------------------------------------------------------------------------------------

Secured by Borrower Interests.....................................     20       3, 4, 7, 14, 16, 27, 47, 50, 52,         21.4%
                                                                                  54, 62, 72, 73, 82, 118, 120,
                                                                                       124, 134, 156, 172
Secured by Borrower Interests and Unsecured Debt..................      5              29, 30, 37, 67, 177                2.2%
Secured by Mortgaged Property.....................................      3                 53, 128, 150                    0.6%
Unsecured Debt....................................................      9        2, 8, 9, 12, 38, 49, 55, 75, 97         15.2%
Secured By Mortgaged Property (Pari Passu) And/Or Borrower
  Interests.......................................................      1                       5                         4.2%
------------------------------------------------------------------------------------------------------------------------------------

See "RISK FACTORS--Additional Debt on Some Mortgage Loans Creates Additional
Risks" in the Prospectus Supplement.

------------------------------------------------------------------------------------------------------------------------------------
                                                    SUBORDINATE COMPANION LOANS
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                CUT-OFF
                                                                 CUT-OFF DATE   % CUT-OFF     SUBORDINATE
                                                       LOAN      OF PRINCIPAL   DATE POOL      COMPANION
MORTGAGE LOAN                                         NUMBER          BALANCE    BALANCE     LOAN BALANCE       PRIMARY SERVICER
------------------------------------------------------------------------------------------------------------------------------------

Five Times Square..................................       1      $536,000,000      9.2%       $67,000,000         Wachovia Bank
Los Angeles International Jewelry Center...........      10      $124,400,000      2.1%       $20,600,000         Wachovia Bank
Lembi Pool.........................................      11      $122,500,000      2.1%       $10,000,000         Wachovia Bank
611 West 6th Street................................      21       $50,000,000      0.9%       $ 5,000,000         Wachovia Bank
Wynn Palms Apartments..............................      40       $29,100,000      0.5%       $ 5,000,000    Holiday Fenoglio Fowler
Doubletree Hotel - Tucson, AZ......................      44       $27,471,119      0.5%       $ 3,736,402         Wachovia Bank
Quail Creek........................................     103       $11,160,000      0.2%       $ 2,000,000         Wachovia Bank
Rancho Vista Apartments............................     108        $9,300,000      0.2%       $ 1,500,000    Holiday Fenoglio Fowler
------------------------------------------------------------------------------------------------------------------------------------

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL
   CREDIT SUISSE                                         GOLDMAN, SACHS & CO.

                                       124

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31
--------------------------------------------------------------------------------

ADDITIONAL MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                PARI PASSU LOANS
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                    CUT-OFF DATE
                                                                                                     PARI PASSU
                                         LOAN     CUT-OFF DATE OF    % CUT-OFF DATE   % OF PARI      COMPANION       CONTROLLING
                                        NUMBER   PRINCIPAL BALANCE    POOL BALANCE    PASSU DEBT    LOAN BALANCE     TRANSACTION
----------------------------------------------------------------------------------------------------------------------------------

Five Times Square....................     1        $536,000,000           9.2%          50.0%        $536,000,000   WBCMT 2007-C30
Beacon D.C. & Seattle Pool...........     2        $414,000,000           7.1%          15.3%      $2,286,000,000   MSCT 2007-IQ14
666 Fifth Avenue.....................     3        $395,000,000           6.8%          32.5%        $820,000,000   GECMC 2007-C1
Peter Cooper Village & Stuyvesant
   Town..............................     5        $247,727,273           4.2%           8.3%      $2,752,272,727   WBCMT 2007-C30

----------------------------------------------------------------------------------------------------------------------------------

See "DESCRIPTION OF THE MORTGAGE POOL--Co-Lender Loans" in the Prospectus
Supplement.

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL
   CREDIT SUISSE                                         GOLDMAN, SACHS & CO.

                                       125

WACHOVIA BANK COMMERCIAL MORTGAGE TRUST
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2007-C31
--------------------------------------------------------------------------------

                       THIS PAGE INTENTIONALLY LEFT BLANK

This material is for your private information, and none of Wachovia Capital
Markets, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and
Goldman, Sachs & Co. (collectively, the "Underwriters") is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission
("SEC") for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC (SEC File No. 333-131262) for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any Underwriter or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8am-5pm EST). The certificates referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
"when, as and if issued" basis. You understand that, when you are considering the purchase of these offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of certificates to be made to you; any
"indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. As a result of the foregoing, you may commit to purchase offered certificates that have characteristics that may change, and you are advised that all or a portion of the offered certificates may not be issued that have the characteristics described in these materials. Our obligation to sell offered certificates to you is conditioned on the offered certificates that are actually issued having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the depositor nor any Underwriter will have any obligation to you to deliver any portion of the certificates which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery. You have requested that the Underwriters provide to you information in connection with your consideration of the purchase of certain certificates described in this information. This information is being provided to you for informative purposes only in response to your specific request. The Underwriters described in this information may from time to time perform investment banking services for, or solicit investment banking business from, any company named in this information.
The Underwriters and/or their employees may from time to time have a long or short position in any contract or certificate discussed in this information. The information contained herein supersedes any previous such information delivered to you and may be superseded by information delivered to you prior to the time of sale. Notwithstanding anything herein to the contrary, you (and each of your employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the United States federal, state and local income "tax treatment" and "tax structure" (in each case, within the meaning of
Treasury Regulation Section 1.6011-4) and all materials of any kind (including opinions or other tax analyses) of the transaction contemplated hereby that are provided to you (or your representatives) relating to such tax treatment and tax structure, other than the name of the issuer or information that would permit identification of the issuer, and except that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local income tax treatment or tax structure of the transaction.

WACHOVIA SECURITIES                                             BARCLAYS CAPITAL
   CREDIT SUISSE                                         GOLDMAN, SACHS & CO.

                                       126

The file "WBCMT 2007-C31 Free Writing Prospectus Annexes A1-6.xls", which is a
Microsoft Excel*, Version 5.0 spreadsheet, provides in electronic format certain information shown in Annexes A-1, A-2, A-3, A-4, A-5 and A-6. In addition, the spreadsheet provides certain Mortgage Loan and Mortgaged Property information contained in Annex A-1 and information detailing the changes in the amount of monthly payments with regard to certain Mortgage Loans. As described under
"DESCRIPTION OF THE CERTIFICATES--Reports to Certificateholders; Available
Information" in the Prospectus Supplement, each month the Trustee will make available through its internet website an electronic file in CMSA format updating and supplementing the information contained in the "WBCMT 2007-C31 Free
Writing Prospectus Annexes A1-6.xls" file. Also included on the CD-ROM is an electronic copy of Annex B.

To open the file, insert the CD-ROM into your CD-ROM drive. Copy the file "WBCMT
2007-C31 Free Writing Prospectus Annexes A1-6.xls" to your hard drive or network drive. Open the file "WBCMT 2007-C31 Prospectus Annexes A1-6.xls" as you would normally open any spreadsheet in Microsoft Excel. After the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY. To view the data, see the worksheets labeled "Disclaimer", "A-1 Certain Characteristics of the Mortgage Loans and Mortgaged Properties" or "A-2 Certain Information
Regarding Multifamily Mortgaged Properties" or "A-3 Reserve Account Information"
or "A-4 Commercial Tenant Schedule" or "A-5 Certain Characteristics of the
Mortgage Loans and Mortgaged Properties (Crossed and Portfolios)" or "A-6 Debt
Service Payment Schedule for the Northridge Promenade Shopping Center Loan",
respectively.

*     Microsoft Excel is a registered trademark of Microsoft Corporation.